                                     LEASE

                                    between





                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

                                    Landlord


                                      and


                            SFX ENTERTAINMENT, INC.,

                                     Tenant

                                 March 13, 2000





                                   PREMISES:

                                 Candler Tower
                              220 West 42nd Street
                            New York, New York 10036

                               TABLE OF CONTENTS


                                                                         Page:

ARTICLE 1    Term and Fixed Rent.............................................1

ARTICLE 2    Delivery and Use of Premises....................................7

ARTICLE 3    Operating Expenses and Real Estate Taxes.......................19

ARTICLE 4    Security.......................................................34

ARTICLE 5    Subordination, Notice to Superior Lessors and Mortgagees.......38

ARTICLE 6    Quiet Enjoyment................................................41

ARTICLE 7    Assignment, Subletting and Mortgaging..........................42

ARTICLE 8    Compliance with Laws...........................................58

ARTICLE 9    Insurance......................................................60

ARTICLE 10   Intentionally Omitted..........................................64

ARTICLE 11   Alterations....................................................64

ARTICLE 12   Landlord's and Tenant's Property...............................74

ARTICLE 13   Repairs and Maintenance........................................78

ARTICLE 14   Electricity....................................................81

ARTICLE 15   Building Management and Services...............................83

ARTICLE 16   Access.........................................................91

ARTICLE 17   Notice of Occurrences..........................................93

ARTICLE 18   Non-Liability and Indemnification..............................93

ARTICLE 19   Damage or Destruction..........................................95

ARTICLE 20   Eminent Domain...................................................99

ARTICLE 21   Surrender.......................................................101

ARTICLE 22   Conditions of Limitation........................................101

ARTICLE 23   Reentry by Landlord.............................................105

ARTICLE 24   Damages.........................................................106

ARTICLE 25   Affirmative Waivers.............................................108

ARTICLE 26   No Waivers......................................................109

ARTICLE 27   Curing Tenant's Defaults........................................110

ARTICLE 28   Broker..........................................................111

ARTICLE 29   Notices.........................................................112

ARTICLE 30   Estoppel Certificates...........................................115

ARTICLE 31   Memorandum of Lease.............................................116

ARTICLE 32   No Representations by Landlord..................................116

ARTICLE 33   Roof Rights.....................................................116

ARTICLE 34   Holdover........................................................120

ARTICLE 35   Miscellaneous Provisions and Definitions........................122

ARTICLE 36   Partnership Tenant..............................................132

ARTICLE 37   Industrial and Commercial Incentive Program.....................133

ARTICLE 38   Layout and Finish...............................................136

ARTICLE 39   First Extension of Term.........................................140

ARTICLE 40   Second Extension of Term........................................144

ARTICLE 41   Historic Tax Credits............................................147

ARTICLE 42   Building Surface Signage and Advertising Rights.................152

ARTICLE 43   Building Name...................................................157

ARTICLE 44   Right of First Offer on Certain Dispositions of Real Property...157

ARTICLE 45   Leasehold Financing.............................................161

ARTICLE 46   Collateral Assignment of Subleases and Subrents.................167

                                    EXHIBITS



Exhibit A:          Description of Land
Exhibit B:          Floor Plans
Exhibit B-1:        Floor Plan - Building Management Office
Exhibit B-2:        Rental Square Footage of Premises
Exhibit C:          Building Work
Exhibit D:          Minimum SNDA Rents
Exhibit E:          Alterations Rules and Regulations
Exhibit F:          Operating Budget
Exhibit G-1:        Form of Letter of Credit
Exhibit G-2:        BONY Form of Letter of Credit
Exhibit H-1:        Form of Superior Mortgagee Nondisturbance Agreement
Exhibit H-2:        Form of Superior Lessor Nondisturbance Agreement
Exhibit I:          Form of Subtenant Nondisturbance Agreement
Exhibit J:          Intentionally Omitted
Exhibit K:          Form of Assumption of Lease
Exhibit L:          Contract of Sale
Exhibit M:          Initial Management Agreement
Exhibit N-1:        Initial Cleaning Specification
Exhibit N-2:        Minimum Cleaning Specification
Exhibit O:          Memorandum of Lease
Exhibit P:          Form of Commencement Date Agreement
Exhibit Q:          Landlord's Initial Wire Transfer Instructions
Exhibit R-1:        Form of Collateral Assignment of Subleases and Subrents
Exhibit R-2:        Form of Intercreditor Agreement
Exhibit S:          ICIP Certificate of Eligibility
Exhibit T:          Form of Lien Waiver
Exhibit U:          Additional Tenant Work
Exhibit V:          Landlord's Entrance and Lobby Signage Plans
Exhibit W:          Confirmation of Waiver of Rights of First Offer
Exhibit X:          Form of Guaranty of Lease for Affiliate Transactions
Exhibit Y:          Example of Sublease Profit Calculation
Exhibit Z:          Landlord's Architect's Certificate
Exhibit AA:         Section 37.04 Arbitration Procedures
Exhibit BB:         Specific Items of Work to be Substantially Completed as
                    Condition to Substantial Completion of Pre-Commencement
                    Work

                             INDEX OF DEFINED TERMS



3-Floor Retail Sublease......................................................154
AAA...........................................................................30
Acceptable Insurance Companies................................................61
Acceptance Deliveries........................................................159
Additional Charges.............................................................3
Additional Prohibited SNDA Uses...............................................54
Additional Tenant Work.....................................................7,139
Additional Tenant Work Allowance.............................................139
Affiliate....................................................................161
Alterations...................................................................64
and/or.......................................................................126
Antenna Areas................................................................116
Antennas.....................................................................116
Anticipated Completion Date...................................................98
Applicable Areas..............................................................53
Arbiter.......................................................................30
Article 41 Abatement Amount..................................................151
Assignment Profit.............................................................49
Base Net Worth................................................................44
Base Rate....................................................................126
Below-Grade Premises...........................................................1
Broker.......................................................................111
Building.......................................................................1
Building Office................................................................1
Building Systems..............................................................22
Building Work..................................................................7
Building Work Future Compliance Costs.........................................58
Business Days................................................................127
Commencement Date..............................................................4
Compliance Expenditures.......................................................20
Construction Costs...........................................................138
Consumer Price Index.........................................................126
Contract of Sale.............................................................158
control.......................................................................44
Converted Floor(s.............................................................54
Cornerstone...................................................................84
Cost Savings Expenditures.....................................................20
CPI-AUC......................................................................126
Date of the Taking............................................................99
Deemed Approval Notice........................................................48

Direct Meters.................................................................82
Direct Sublease Space.........................................................55
Direct Tenant Termination Notice..............................................86
Entity Sale..................................................................158
Estimated Tax Credit Loss................................................149,150
Expedited Arbitration..........................................................8
Expiration Date................................................................2
Facade.......................................................................153
final plan...................................................................136
First Determination Date.....................................................140
First Extension Expiration Date..............................................140
First Extension Notice.......................................................140
First Extension Term.........................................................140
First Extension Term Commencement Date.......................................140
First Rent Notice............................................................140
Fixed Rent...................................................................2,4
Force Majeure Causes.........................................................123
GAAP..........................................................................20
Ground Lease.................................................................157
Hazardous Materials..........................................................131
herein.......................................................................125
hereunder....................................................................125
Historic Tax Credits.........................................................116
holder of a mortgage.........................................................125
Holdover Percentage..........................................................121
HVAC..........................................................................67
HVAC List......................................................................9
ICIP Program.................................................................133
Incremental Insurance Costs...................................................63
Industrial and Commercial Incentive Program..................................133
Initial Alterations Request...................................................64
Initial Cleaning Specification................................................89
Initial Contractors Request...................................................71
Initial Management Agreement..................................................83
Insured Losses................................................................62
Interest Rate................................................................126
Land...........................................................................1
Landlord...................................................................1,125
Landlord Delay................................................................11
Landlord shall have no liability to Tenant...................................126
Landlord Tax Credit Fault....................................................150
Landlord's Additional Tax Advisor.............................................26
Landlord's Architect's Certificate...........................................5,9

Landlord's Casualty Termination Notice........................................97
Landlord's Initial ICIP Application..........................................134
Landlord's Offer.............................................................158
Landlord's Restoration Work................................................95,97
Landlord's Submitted Value...................................................141
Latent Defect List.............................................................9
Lease..........................................................................1
Legal Requirements...........................................................125
LLC...........................................................................42
Major Subcontractor..........................................................138
Major Sublease Period.........................................................50
Major Subleases...............................................................50
Management Agreement..........................................................83
Manager.......................................................................83
Manager Termination Notice....................................................86
Material Alteration...........................................................66
Meter Four....................................................................82
Meter One.....................................................................82
Meter Three...................................................................82
Meter Two.....................................................................82
Minimum ICIP Expenses........................................................134
Minimum Retail Credit Rating..................................................58
Minimum SNDA Rent.......................................................52,53,56
Modified Plan................................................................136
mortgage.....................................................................125
mortgagee....................................................................125
Non-Material Alteration.......................................................67
Non-Material Alterations......................................................66
Non-Notifying Party..........................................................127
Non-Performance Notice........................................................85
Non-Standard Office Items.....................................................74
notices......................................................................112
NPS..........................................................................148
NPS Amendment Filing.........................................................148
Offer........................................................................158
Offeror......................................................................158
Office Floor...................................................................1
Office Premises................................................................1
Offset Notice.................................................................13
Operating Expense Abatement Period............................................28
Operating Expenses............................................................19
Operating Payment.............................................................28
Operating Statement...........................................................19

Operating Year................................................................23
Outright Sale................................................................157
Outside Billing Date..........................................................32
Partial Approval Notice.......................................................65
Penalty Date..................................................................10
Permitted Ancillary Uses......................................................16
Permitted Retail Elevators....................................................76
Permitted Retail Staircase....................................................76
Permitted SNDA Restaurant/Bar Use.............................................55
person.......................................................................126
Post-Commencement Building Work Self-Help Notice..............................14
Post-Commencement Substantial Completion Notice................................9
Pre-Approved Engineers........................................................68
Premises.......................................................................1
Project......................................................................133
Projected Completion Date.....................................................14
Punchlist......................................................................9
Punchlist Self-Help Notice....................................................13
Real Property.................................................................23
Records.......................................................................29
Relocated Building Office......................................................1
Remedy Work..................................................................124
Reminder Notice...............................................................32
Removal Items.................................................................76
Removal Notice................................................................74
Rent Commencement Date.........................................................5
requirements of insurance bodies.............................................125
Restoration Completion Date...................................................97
Retail Premises................................................................1
Retail Rent Shortfall.........................................................57
Retail Sublease Delay........................................................151
Second Alterations Request....................................................64
Second Contractors Request....................................................71
Second Determination Date....................................................145
Second Extension Expiration Date.............................................144
Second Extension Notice......................................................144
Second Extension Term........................................................144
Second Extension Term Commencement Date......................................144
Second Rent Notice...........................................................145
Section 13.03 Self Help Notice................................................80
Section 13.06 Dispute Notice..................................................81
Section 13.06 Self-Help Notice................................................80
Section 2.01(j) Dispute Notice................................................14

Section 201(i) Dispute Notice.................................................13
Section 3.02 Notice...........................................................26
Section 3.06 Default Notice...................................................33
Section 3.06 Offset Notice....................................................33
Section 3.07 Offset Notice"...................................................33
Section 39.04 Period.........................................................142
Section 7.02 Transactions.....................................................42
Security Letter...............................................................35
Self-Help Costs...............................................................13
Settlement Amount.............................................................27
Sign Agreement...............................................................153
Sign User....................................................................153
Signage Delay................................................................151
Signage Delay Period.........................................................152
Signage Lines................................................................154
Signs........................................................................153
SNDA..........................................................................40
SNDA Follow-up................................................................41
SNDA Request..................................................................41
Standard Insurance Requirements...............................................18
Sublease Back................................................................154
Sublease Back Space...........................................................55
Sublease Profit...............................................................50
Substantial Completion Dispute Notice..........................................8
Substantial Completion Notice..................................................5
Subtenant SNDA............................................................53, 56
Successor Landlord............................................................39
Superior Lease................................................................38
Superior Lessor...............................................................38
Superior Mortgage.............................................................38
Superior Mortgagee............................................................38
System Distribution Alterations...............................................67
Tax Due Date..................................................................24
Tax Payment...................................................................24
Tax Representative............................................................26
Tax Year......................................................................24
Taxes.........................................................................23
Tenant....................................................................1, 125
Tenant Delay..................................................................12
Tenant Force Majeure Causes...............................................60, 79
Tenant Occupancy Delay.......................................................151
Tenant Requisition...........................................................138
Tenant's Affiliates...........................................................42

Tenant's Cost.................................................................51
Tenant's Costs................................................................50
Tenant's Property.............................................................77
Tenant's Statement............................................................30
Tenant's Submitted Value.....................................................141
Tenant's Work............................................................68, 137
Tenant-Controlled Tax Year....................................................25
Termination Date..............................................................11
the same shall be without liability to Landlord..............................126 the term hereof.........................................................144, 146
the term of this Lease..................................................144, 146
Untenantability Conditions...................................................123
Untenantability Termination Notice...........................................124
Untenantability Termination Period......................................123, 124
Wiring.......................................................................117
without incurring any liability to Tenant therefor...........................126
Work Allowance...............................................................138

                  LEASE (herein called this "Lease"), dated March 13, 2000, between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, having an office at c/o Cornerstone Real Estate Advisers, Inc., One Financial Plaza Suite 1700, Hartford, Connecticut 06103-2604 (herein called "Landlord") and SFX ENTERTAINMENT, INC., a Delaware corporation, having an office at 650 Madison Avenue, New York, New York 10022 (herein called "Tenant").

          Landlord and Tenant do hereby covenant and agree as follows:

                                    ARTICLE I

                               Term and Fixed Rent

                  1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the premises described in Section 1.02 hereof.

                  1.02. The premises (herein called the "Premises") leased to Tenant consist of (i) the land (herein called the "Land") described in Exhibit A annexed hereto, and (ii) the entire building located on the Land (herein called the "Building") known as Candler Tower, 220 West 42nd Street in the City, County and State of New York. The interior space within the Premises and located on Floors two (2) through five (5) of the Building and the portion of the first
(1st) floor of the Building designated as retail space on the floor plans attached hereto as Exhibit B are sometimes referred to herein collectively as the "Retail Premises." The interior space within the Premises and located on Floors six (6) through twenty-four (24) of the Building are sometimes referred to herein individually as an "Office Floor" and collectively as the "Office Premises." In the event Tenant converts the use of the fifth (5th) floor or both the fourth (4th) and fifth (5th) floors of the Building from retail use to office use pursuant to Section 2.02(d) hereof, from and after any such conversion the floor(s) so converted shall be deemed "Office Floor(s)" and part of the "Office Premises" for purposes of this Lease. The Premises also include all of the subcellar and the cellar of the Building (herein collectively called the "Below-Grade Premises"), provided, however, that the portion of the cellar of the Building substantially as shown on the floor plan annexed hereto as Exhibit B-1 shall be reserved for use throughout the term of this Lease by Landlord and/or the Manager (as such term is defined in Section 15.01 hereof) for use solely as an office for the management of the Building (herein called the "Building Office"). Notwithstanding the foregoing, from time to time during the term of this Lease upon not less than sixty (60) days prior written notice to Landlord by Tenant, Landlord agrees to relocate the Building Office to another portion of the Building designated by Tenant in such notice (herein called a "Relocated Building Office"), provided that (i) Landlord shall not be required to effect such a relocation more than once in any 12-month period, (ii) any Relocated Building Office shall be no smaller than 500 useable square feet and shall be substantially similar in finish to the existing office and receive substantially similar HVAC service, (iii) all reasonable out-of-pocket costs and expenses incurred by Landlord and/or the Manager in constructing and finishing any Relocated Building Office to substantially the same standard as the previously occupied Building Office and relocating furniture, fixtures and equipment thereto shall be reimbursed by Tenant as Additional Charges within twenty (20) days after delivery to Tenant of an invoice therefor, which invoice shall be accompanied by copies of the bills for such costs and expenses. There shall be no Fixed Rent (as such term is defined in Section 1.04 hereof) allocated to the Below-Grade Premises. The number of rentable square feet contained within the Retail Premises and on each Office Floor are set forth on Exhibit B-2, attached hereto.

                  1.03. The term of this Lease (a) shall commence on the Commencement Date (as such term is defined in Section 1.05 hereof) and (b) shall end at 11:59 p.m. on the date (herein called the "Expiration Date") that is the last day of the month in which the twentieth (20th) anniversary of the day preceding the Rent Commencement Date (as such term is defined in Section
1.05 hereof) occurs, or on such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

                  1.04. The rents shall be and consist of:

         A.       With respect to the Retail Premises:

                  (i) fixed rent (herein called "Fixed Rent") at the rate of:

                           (w) FIVE MILLION THREE HUNDRED THOUSAND AND 00/100 ($5,300,000.00) DOLLARS per annum, for the period commencing on the Rent
                                    Commencement Date (as such term is defined in Section 1.05 hereof) and ending on the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date;

                           (x) FIVE MILLION NINE HUNDRED NINE THOUSAND FIVE HUNDRED AND 00/100 ($5,909,500.00) DOLLARS
                                    per annum, for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date;

                           (y) SIX MILLION FIVE HUNDRED EIGHTY-NINE THOUSAND NINETY-TWO AND 50/100 ($6,589,092.50) DOLLARS per annum, for the period commencing on the tenth (10th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date; and

                           (z) SEVEN MILLION THREE HUNDRED FORTY-SIX THOUSAND EIGHT HUNDRED THIRTY-EIGHT AND 14/100 ($7,346,838.14) DOLLARS per annum, for the period commencing on the fifteenth
                                    (15th) anniversary of the Rent Commencement
                                    Date and ending on the Expiration Date;

                           which Fixed Rent shall be payable commencing on the Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, and

                  (ii) additional rent (herein called "Additional Charges") consisting of Tax Payments (as such term is defined in Section 3.02(a) hereof) and Operating Payments (as such term is defined in Section 3.03(a) hereof) and all other sums of money as shall become due from and payable by Tenant to Landlord hereunder; and

         B.       With respect to the Office Premises:

                  (i)      Fixed Rent at the rate of:

                           (w) FIVE MILLION SIX HUNDRED FOURTEEN THOUSAND THREE HUNDRED TWELVE AND 50/100 ($5,614,312.50) DOLLARS per annum, for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date;

                           (x) SIX MILLION THREE HUNDRED SEVENTY-SEVEN THOUSAND EIGHT HUNDRED FIFTY-NINE AND 00/100 ($6,377,859.00) DOLLARS per annum, for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date;

                           (y) EIGHT MILLION TWO HUNDRED SIXTY-FOUR THOUSAND TWO HUNDRED SIXTY-EIGHT AND 00/100 ($8,264,268.00) DOLLARS per annum, for the period commencing on the tenth (10th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date; and

                           (z) NINE MILLION SEVEN HUNDRED FORTY-SIX THOUSAND FOUR HUNDRED FORTY-SIX AND 00/100 ($9,746,446.00) DOLLARS per annum, for the period commencing on the fifteenth (15th) anniversary of the Rent Commencement Date and ending on the Expiration Date;

                           which Fixed Rent shall be payable commencing on the Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, and

                  (ii) Additional Charges consisting of Tax Payments and Operating Payments and all other sums of money as shall become due from and payable by Tenant to Landlord hereunder;

all to be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent and at such other place, as Landlord shall designate by notice to Tenant.

                  1.05. For purposes of this Lease, the following terms shall have the following meanings:

         (a) "Fixed Rent" shall mean the aggregate of the Fixed Rent set forth in Subsection 1.04.A.(i) hereof (with respect to the Retail Premises) and the Fixed Rent set forth in Subsection 1.04.B.(i) hereof (with respect to the Office Premises).

         (b) "Commencement Date" shall mean the date which is the earlier to occur of: (i) the date that is five (5) Business Days (as such term is defined in Section 35.05(1) hereof) following the receipt Tenant of a notice from Landlord advising Tenant that the Pre-Commencement Building Work (as such term is defined on Exhibit C attached hereto) to be performed by Landlord to prepare the Premises for Tenant's occupancy for the performance of Tenant's Work (as such term is defined in Section 38.01 hereof) has been substantially completed (herein called, a "Substantial Completion Notice"), which Substantial Completion Notice shall be accompanied by a copy of a Certificate of Substantial Completion (AIA Document
                  G704) as to the Pre-Commencement Building Work in the form of Exhibit Z attached hereto (herein called "Landlord's Architect's Certificate") which shall have been completed (including, without limitation, the attachment of the list of items of Pre-Commencement Building Work to be completed or corrected as contemplated in such Certificate) and signed by Landlord's architect; provided, however, that if Tenant timely disputes the Substantial Completion Notice in accordance with
                  Section 2.01(b) hereof, upon the resolution of such dispute, the date referred to in this clause (i) shall be the date upon which the Pre-Commencement Building Work is determined in accordance with such resolution to have been substantially completed, or (ii) the date Tenant or anyone claiming under or through Tenant, first occupies the Premises, or any part thereof, for the performance of Tenant's Work. The Substantial Completion Notice shall be delivered in the manner provided for in either Section 29.01 or Section 29.04 hereof, at Landlord's option. In the event the Commencement Date has not occurred on or before December 31, 2021, notwithstanding to the contrary contained herein, this Lease shall automatically terminate. The Pre-Commencement Building Work shall not be deemed substantially complete unless and until the items of work set forth on Exhibit BB annexed hereto are substantially complete; provided, however, that the parties acknowledge that Exhibit BB does not constitute a complete list of all items of Pre-Commencement Building Work which must be substantially completed in order for the Pre-Commencement Building Work to be deemed substantially complete and that the incorporation by reference of Exhibit BB shall not be deemed to expand the scope of the Building Work.

         (c)      "Rent Commencement Date" shall mean the date that is the sixth
                  (6th) month anniversary of the Commencement Date.

Tenant acknowledges and agrees that the copy of Landlord's Architect's Certificate to be furnished hereunder as to the Pre-Commencement Building Work is being delivered without representation or warranty as to its accuracy or completeness, as an accommodation to Tenant to assist Tenant in preparing its punch list hereunder, and Landlord assumes no responsibility or liability whatever with respect to such Landlord's Architect's Certificate.

         At the request of either party, Landlord and Tenant shall execute, acknowledge and deliver to each other an instrument in the form annexed hereto as Exhibit P confirming the

Commencement Date, the Rent Commencement Date, and the Expiration Date of this Lease; provided, however, the failure of either party to execute, acknowledge and deliver such instrument shall not affect in any manner whatsoever the occurrence or the validity of any of the foregoing dates set forth in this
Section 1.05.

                  1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor (other than, in the case of non-recurring Additional Charges only, such notices or invoices therefor as are expressly provided for in this Lease) and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. Fixed Rent and Additional Charges shall be paid by good and sufficient check (subject to collection drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto. All checks for payment of Fixed Rent and Additional Charges shall be sent to Landlord at the address set forth in the invoice therefor by a nationally recognized overnight courier service (e.g., Federal Express) for next-Business Day delivery and such checks for monthly Fixed Rent and monthly recurring Additional Charges shall be received by Landlord no later than the third business day of each month. Tenant may, at Tenant's election, pay any Fixed Rent and Additional Charges by wire transfer of immediately available funds to the account of Landlord in accordance with the wiring instructions set forth on Exhibit Q annexed hereto, except that Landlord may change such wiring instructions from time to time during the term of this Lease upon not less than fifteen (15) days prior written notice to Tenant. Unless another time period is expressly provided herein, all Additional Charges shall be payable within twenty
(20) days after delivery to Tenant of an invoice therefor.

                  1.07. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or if the Expiration Date occurs on a day other than the last day of a calendar month, the Fixed Rent and Additional Charges for the partial calendar month shall be prorated.

                  1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided. No payment by Tenant of any amount under this Lease shall be deemed a waiver by Tenant of any rights of Tenant under this Lease to dispute the amount of such payment.

                  1.09. As set forth in Section 1.04 hereof, Fixed Rent shall be payable in equal monthly installments. Any apportionments or prorations of Fixed Rent or Additional Charges to be made under this Lease for any calendar month shall be made on the basis of the actual number of days in such calendar month.

                  1.10. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction: (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord within twenty (20) days after being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                  1.11. Additional Charges shall be deemed to be rent and Tenant's failure to pay Additional Charges shall be deemed equivalent to a failure to pay Fixed Rent hereunder and Landlord shall be entitled to all the rights and remedies provided herein or by law for a default in the payment of Additional Charges as for a default in the payment of Fixed Rent (notwithstanding the fact that Tenant may not then also be in default in the payment of Fixed Rent).

                                    ARTICLE 2

                          Delivery and Use of Premises

                  2.01. (a) For purposes hereof, the terms "Building Work",
"Pre Commencement Building Work" and "Post-Commencement Building Work" shall have the respective meanings set forth on Exhibit C attached hereto. The Building Work shall not include the Additional Tenant Work (as such term is defined in Section 38.05(a) hereof. Subject to the provisions of this Article 2, Landlord shall substantially complete the Post-Commencement Building Work in accordance with the schedule therefor set forth on Exhibit C attached hereto. Except as expressly provided to the contrary in this subsection 2.01(a), Tenant shall accept the Premises "as is" on the date of this Lease, subject only to Landlord's obligation to complete the Building Work, and Landlord shall not thereafter be required to perform any work, install any fixtures or equipment or render any services to make the Premises ready or suitable for Tenant's use or occupancy. Landlord shall perform the Building Work in the manner and subject to the provisions of Exhibit C attached hereto. The Pre-Commencement Building Work shall be deemed to have been substantially completed when the same has been completed except for (i) minor details or adjustments that may not then be completed the non-completion of which will not materially interfere with Tenant's ability to perform Tenant's Work, and (ii) items which, in accordance with good construction practice, should be performed after completion of then-incomplete Tenant's Work, subject to Landlord's obligation to complete the Pre-Commencement Building Work. The Post-Commencement Building Work shall be deemed to have been substantially completed when the same has been completed except for (i) minor details or adjustments that may not then be completed the non-completion of which will not materially interfere with Tenant's ability to perform Tenant's Work or Tenant's use or enjoyment of the Premises for the conduct of its Business, and (ii) items which, in accordance with good construction practice, should be performed after completion of Tenant's Work, may not then be completed, subject to Landlord's obligation to complete the Post-Commencement Building Work.

                  (b) Tenant shall have the right, within fourteen (14) days after delivery to Tenant of a Substantial Completion Notice (and in any event prior to Tenant's taking possession of the Premises for the performance of Tenant's Work or any other reason, other than the taking of measurements and performing other permitted pre-construction activities), to notify Landlord in writing (herein called a "Substantial Completion Dispute Notice") that Tenant disputes that the Pre-Commencement Building Work is substantially complete, which Substantial Completion Dispute Notice shall set forth in detail the specific respects in which Tenant believes that Pre-Commencement Building Work is not substantially complete. Upon at least forty-eight hours prior notice to the other, each of Landlord and Tenant agrees to make a representative reasonably available during ordinary business hours during the fourteen (14) day period following the giving of a Substantial Completion Notice to conduct a walk-through inspection of the Premises and the Pre-Commencement Building Work and testing of mechanical systems. In the event that Tenant gives a Substantial Completion Dispute Notice, then (i) pending the resolution of such dispute, Landlord's position as to the date on which the Pre-Commencement Building Work was substantially completed shall control, and (ii) if such dispute is not resolved between the parties within five (5) Business Days following the delivery of such Substantial Completion Dispute Notice, such dispute shall be resolved by binding arbitration under the Expedited Procedures provisions (currently Rules 56 through 60) of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association (as amended and effective April 1, 1997) (herein called "Expedited Arbitration"). The taking of possession of the Premises by Tenant for the performance of Tenant's Work or for any other reason whatsoever (other than the taking of measurements and performing other permitted pre-construction activities) shall be deemed an acceptance of such portion of the Premises and substantial completion by Landlord of the Pre-Commencement Building Work with respect thereto; provided, however, if Tenant shall furnish Landlord with a list (herein called a "Punchlist"), within ten (10) Business Days after the date Tenant takes possession of the Premises, specifying the items of Pre-Commencement Building Work which have not been substantially completed and which are capable, with the exercise of reasonable diligence, of being discovered within ten (10) Business Days of the date Tenant takes possession of the Premises, or if Tenant shall furnish Landlord with a list (herein called a "Latent Defect List") within six (6) months after the date Tenant takes possession of such portion of the Premises, specifying latent defects in the performance of Pre-Commencement Building Work which could not be discovered using due diligence during an inspection of such floor of the Premises during such aforesaid ten (10) Business Day period, or if Tenant shall furnish Landlord with a list (herein called an "HVAC List") within one (1) year after the date Tenant takes possession of such portion of the Premises, specifying defects in the heating, ventilating and air-conditioning systems of the Premises which could not be discovered using due diligence during such aforesaid ten (10) Business Day period, then the taking of possession of such portion of the Premises by Tenant shall be deemed an acceptance of the Premises, and substantial completion by Landlord of Pre-Commencement Building Work except with respect to the items set forth on any such Punchlist, Latent Defect List or HVAC List, but the giving of the Punchlist, Latent Defect List or HVAC List shall not affect the occurrence of the Rent Commencement Date. Landlord agrees to use reasonable efforts to commence promptly and complete, subject to Force Majeure Causes, the items set forth on the Punchlist, Latent Defect List and/or HVAC List within thirty (30) days after the date that Landlord shall receive such Punchlist, Latent Defect List or HVAC List.

                  (c) Landlord shall be deemed to have substantially completed each item of the Post-Commencement Building Work and Tenant shall be deemed to have accepted each item of the Post-Commencement Building Work on the earlier to occur of (i) the date on which Landlord notifies Tenant of the substantial completion of such item of Post-Commencement Building Work (each such notice being herein called a "Post-Commencement Substantial Completion Notice"), which Post-Commencement Substantial Completion Notice shall be accompanied by a copy of a Landlord's Architect's Certificate as to such item of the Post-Commencement Building Work, which Landlord's Architect's Certificate shall have been completed (including, without limitation, the attachment of the list of any aspects of such item of Post-Commencement Building Work to be completed or corrected as contemplated in such Certificate) and signed by Landlord's architect, or (ii) the date on which Tenant first occupies, for the conduct of business, any portion of the Premises that is used in connection with such item of Post-Commencement Building Work, subject, however, to Tenant's right to give a Substantial Completion Dispute Notice, Punchlist, Latent Defect List or an HVAC List with respect to such item of Post-Commencement Building Work within fourteen (14) days, ten (10) Business Days, six (6) months or one (1) year, respectively, of the earlier to occur of the dates described in clauses (i) and
(ii) of this sentence with respect to such item of Post-Commencement Building Work. Landlord agrees to use reasonable efforts to commence promptly and complete, subject to

Force Majeure Causes, the items set forth on the Punchlist, Latent Defect List and/or HVAC List with respect to the Post-Commencement Building Work pursuant to this Section 2.01(c) within thirty (30) days after the date that Landlord shall receive such Punchlist, Latent Defect List or HVAC List. Tenant acknowledges and agrees that the copy of Landlord's Architect's Certificate to be furnished hereunder as to any item of Post-Commencement Building Work is being delivered without representation or warranty as to its accuracy or completeness, as an accommodation to Tenant to assist Tenant in preparing its punch lists hereunder, and Landlord assumes no responsibility or liability whatever with respect to such Landlord's Architect's Certificate.

                  (d) (i) If for any reason whatsoever, Landlord shall be unable to deliver possession of the Premises on any date anticipated for such delivery by Landlord or Tenant, then notwithstanding anything to the contrary hereinbefore contained, the term of this Lease shall commence on the date on which Landlord does so deliver possession of the Premises. Landlord shall not be subject to any liability for failure to give possession of any portion of the Premises (except as provided in Section 2.01 (d)(ii) hereof), and the validity of this Lease shall not be impaired under such circumstances, nor the same be construed in any way to extend the term of this Lease (except insofar as the Expiration Date, which, as provided in Section 1.03 hereof, is the last day of the month in which occurs the twentieth (20th) anniversary of the day preceding the Rent Commencement Date, is extended by reason of the resulting delay in the occurrence of the Commencement Date and Rent Commencement Date). Tenant hereby waives any right to rescind this Lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223(a), but the foregoing provisions of this sentence shall not be deemed to limit Tenant's rights pursuant to Sections 2.01(d)(ii) and (iii) hereof.

                      (ii) In the event that the Commencement Date shall not have occurred on or before July 26, 2000 (herein called the "Penalty Date"), which Penalty Date shall be extended by one day for each day Landlord is delayed in substantially completing the Pre-Commencement Building Work by reason of any Tenant Delay (as such term is defined in Section 2.01(g) hereof), then, as Tenants sole remedy (except as provided in Section 2.01(d)(iii) hereof) on account of the failure of the Commencement Date so to have occurred, the Rent Commencement Date shall be extended (i.e., beyond the date the Rent
Commencement Date would have occurred but for the provisions of this Section 2.01(d)(ii)) by two (2) days for each day from and after the Penalty Date to (but not including) the date on which the Commencement Date occurs (or would have occurred but for the occurrence of any Tenant Delay), provided, however, that the Rent Commencement Date shall in no event be extended (i.e., beyond the date the Rent Commencement Date would have occurred but for the provisions of this

Section 2.01(d)(ii)) by more than five hundred forty-eight (548) days by reason of the provisions of this Section 2.01(d)(ii).

                           (iii) In the event that the Commencement Date shall
not have occurred on or before August 16, 2000 (herein called the "Termination Date"), which Termination Date shall be extended by one day for each day Landlord is delayed in substantially completing the Pre-Commencement Building Work by any Tenant Delay, then, as Tenant's sole remedy (except as provided in Section 2.01(d)(ii) hereof) on account of the failure of the Commencement Date so to have occurred, Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such election to terminate not later than forty-five (45) days after the Termination Date, and such notice of termination shall be effective on the fifteenth (15) Business Day following the receipt thereof by Landlord unless the Commencement Date occurs prior to the end of such fifteen (15) Business Day period.

                  (e) Landlord and Tenant acknowledge and agree that the performance of Tenant's Work may be taking place simultaneously with the performance by Landlord of portions of the Building Work. Landlord and Tenant shall each use reasonable efforts to coordinate the performance of Tenant's Work and the Building Work in such a manner that there will not be delays (except to a de minimis extent) in the performance of Tenant's Work or the Building Work. Such efforts on the part of Tenant shall include, without limitation, Tenant's compliance with the provisions of Section 11.06 of this Lease.

                  (f) In the event that Tenant is actually delayed in occupying the Office Premises for the conduct of its business or using the Retail Premises for the purposes permitted hereunder (including, without limitation, subleasing to a user or use by a subtenant) as the result of (i) any wrongful act or omission of Landlord or any of Landlord's agents, contractors or employees, including, without limitation, Landlord's failure to comply with the provisions of subsection 2.01(e) hereof, (ii) Landlord's wrongful withholding of approval to any of Tenant's plans for Tenant's Work (as more particularly set forth in Sections 11.01 and 38.01 hereof), or (iii) Landlord's failure to complete any item of the Post-Commencement Building Work (except to the extent that such failure may be the result of any Tenant Delay), then, in addition to any extension applicable pursuant to Section 2.01(d)(ii) hereof, the Rent Commencement Date shall be delayed by one day for each day that Tenant is actually delayed in occupying the Premises for the conduct of its business or using the Retail Premises for the purposes permitted hereunder (including, without limitation, subleasing to a user or use by a subtenant) as a result of such wrongful act or omission, wrongful withholding of approval (subject to Section 11.01 hereof), or failure to complete an item of the Post-Commencement Building Work (each such day of delay being herein referred to as a day of "Landlord Delay"); provided that Tenant shall have notified Landlord of any Landlord Delay promptly (and in any event within ten (10) days) after Tenant first learns of such Landlord Delay.

                  (g) For purposes hereof, the term "Tenant Delay" shall mean any actual delay in the performance of the Building Work resulting from (i) any wrongful act or omission of Tenant or any of Tenant's agents, contractors or employees, including, without limitation, Tenant's failure to comply with the provisions of subsection 2.01(c) hereof, (ii) any request by Tenant that Landlord modify the nature or scope of the Building Work, (iii) any request by Tenant that Landlord delay the performance of any portion of the Building Work or (iv) any delay by Tenant in furnishing to Landlord any information requested by Landlord in connection with changes to or delays in the performance of the Building Work requested by Tenant; provided that, in the case of any of the circumstances set forth in clauses (i) through (iv), Landlord shall have notified Tenant promptly (and in any event within ten (10) days) after Landlord first learns of such Tenant Delay. In the event that Landlord is actually delayed in substantially completing the Pre-Commencement Building Work as the result of a Tenant Delay, the Commencement Date shall be deemed to be the earlier of (i) the date on which Landlord would have completed such Pre-Commencement Building Work but for such Tenant Delay, or (ii) the date on which Tenant or anyone claiming under or through Tenant, first occupies the Premises, or any part thereof, for the performance of Tenant's Work. In the event that Landlord is actually delayed in substantially completing any item of the Post-Commencement Building Work as the result of a Tenant Delay, Tenant shall not be entitled to any extension of the Rent Commencement Date due to such delay in the completion of such item of Post-Commencement Building Work, but Landlord shall complete any such incomplete items of Post-Commencement Building Work with reasonable promptness after the circumstances causing such delay are alleviated but without obligation to use overtime or premium-pay labor in connection therewith. Tenant shall reimburse Landlord as Additional Charges for any additional out-of-pocket expenses reasonably incurred by Landlord in performing the Building Work within twenty (20) days after delivery of an invoice therefor, which invoice shall be accompanied by copies of the bills for such out-of-pocket expenses.

                  (h) Any disputes between Landlord and Tenant as to the occurrence, effect or number of days of Landlord Delay or Tenant Delay shall be resolved by Expedited Arbitration, which shall be invoked by either Landlord or Tenant giving notice to the other (as the case may be) stating that such dispute shall be resolved by Expedited Arbitration pursuant to the provisions of this
Section 2.01(h).

                  (i) In the event that Landlord shall fail to complete (except by reason of Tenant Delay or Force Majeure Causes) any item of Building Work on any Punchlist, Latent Defect List and/or HVAC List given with respect to either Pre-Commencement or Post-Commencement Building Work within Thirty (30) days after the delivery to Landlord of such Punchlist, Latent Defect List and/or HVAC List, or as to any such item of Work which cannot reasonably completed within such 30-day period, if Landlord has failed to commence same promptly after receipt of such Punchlist, Lanent Defect List and/or HVAC List and/or thereafter diligently to pursue same to completion, then Tenant may notify Landlord in writing (herein called a "Punchlist Self-Help Notice") of such failure, setting forth in reasonable detail the incomplete items of Punchlist, Latent Defect List and/or HVAC List work and Tenant's intention to exercise its self help rights pursuant to this Section 2.01(j) and stating that Landlord has a period of fifteen (15) days following the giving of such Punchlist Self-Help Notice to dispute Tenant's right to exercise self-help, a copy of which Punchlist Self-Help Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant. If, within fifteen (15) days after the giving of a Punchlist Self-Help Notice, Landlord shall fail (except by reason of Tenant Delay or Force Majeure Causes) to complete any such items of Building Work so identified in the Punchlist Self-Help Notice, then Tenant may, at Tenant's election, perform or complete, as the case may be, the items of Punchlist, Latent Defect List and/or HVAC List work set forth in the Punchlist Self Help Notice, in which event Landlord shall reimburse Tenant for Tenant's reasonable out of pocket expenses paid to third parties to complete such items of work set forth in the Punchlist Self-Help Notice (herein called "Self Help Costs"), together with interest thereon at the Interest Rate (as such term is defined in Section 35.05(j) hereof) from the date incurred until the date repaid to Tenant, within twenty (20) days after delivery of an invoice to Landlord therefor. If Landlord fails so to reimburse Tenant for such Self Help Costs within such 20-day period, Tenant may notify Landlord of such failure and of Tenant's intention to offset such unpaid Self-Help Costs against the next installment(s) of Fixed Rent thereafter payable hereunder (herein called an "Offset Notice"), a copy of which Offset Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant, and if Landlord thereafter fails to reimburse Tenant for such unpaid Self-Help Costs within five (5) Business Days after receipt of an Offset Notice, Tenant may offset such unpaid Self-Help Costs against the next installment(s) of Fixed Rent thereafter payable hereunder, together with interest on such unpaid Self-Help Costs, from the date paid by Tenant to the date offset by Tenant, at the Interest Rate. Notwithstanding anything to the contrary contained in this Section 2.01(i), in the event Landlord notifies Tenant in writing (herein called a "Section 2.01(i) Dispute Notice") within the fifteen (15) day period following Landlord's receipt of a Punchlist Self-Help Notice that Landlord disputes whether an item of work has been properly listed on a Punchlist, Latent Defect List and/or HVAC List, as the case may be, or Tenant's claim that Landlord has failed to complete same or Tenant's right to exercise the self-help and offset rights in accordance with this Section 2.01(i), then (i) Tenant may not exercise such self-help rights until a final resolution of such dispute unless the failure to perform the work in question at such time would materially adversely interfere with Tenant's use of the Premises or the performance of Tenant's Work in which event Tenant may exercise such self-help rights notwithstanding Landlord's notice of dispute, (ii) Tenant shall in no event have the right to exercise such offset rights until such dispute has been finally resolved, and (iii) Landlord shall in no event be responsible for any costs or expenses incurred by Tenant in exercising such self-help rights if such dispute is resolved in Landlord's favor. Any such dispute which is not resolved between the parties within ten (10) Business Days after the giving of a Self-Help Dispute Notice may be submitted by either party for resolution by Expedited Arbitration. If such dispute is resolved in Tenant's favor, then, within ten (10) Business Days following resolution of such dispute, Landlord shall reimburse Tenant for any Self-Help Costs owed to Tenant pursuant to such resolution, together with interest thereon at the Interest Rate from the date paid by Tenant to the date reimbursed to Tenant, failing which Tenant may offset such unpaid Self-Help Costs against the next installment(s) of Fixed Rent thereafter payable hereunder, together with interest on such unpaid Self-Help Costs, from the date paid by Tenant to the date offset in full by Tenant, at the Interest Rate.

                  (j) In the event that Landlord shall fail to substantially complete (except by reason of Tenant Delay or Force Majeure Causes) any item of Post-Commencement Building Work on or before the projected date of completion for such item or work set forth on Exhibit C hereof (each, a "Projected Completion Date"), then Tenant may notify Landlord in writing (herein called a "Post-Commencement Building Work Self-Help Notice") of such failure, setting forth in reasonable detail the incomplete items of Post-Commencement Building Work and Tenant's intention to exercise its self help rights pursuant to this
Section 2.01(j) and stating that Landlord has a period of fifteen (15) days following the giving of such Post-Commencement Building Work Self Help Notice to dispute Tenant's right to exercise self-help, a copy of which Post-Commencement Building Work Self-Help Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant. If, within fifteen (15) days after the giving of a Post Commencement Building Work Self-Help Notice, Landlord shall fail (except by reason of Tenant Delay or Force Majeure Causes) to complete any such items of work so identified in the Post Commencement Building Work Self-Help Notice, then Tenant may, at Tenant's election, perform or complete, as the case maybe, the items of any such items of work, in which event Landlord shall reimburse Tenant for Tenant's Self-Help Costs in completing such items of work, together with interest thereon at the Interest Rate from the date incurred until the date repaid to Tenant, within twenty (20) days after delivery of an invoice to Landlord therefor. If Landlord fails so to reimburse Tenant for such Self Help Costs within such 20-day period, Tenant may give an Offset Notice to Landlord, a copy of which Offset Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant, and if Landlord thereafter fails to reimburse Tenant for such unpaid Self-Help Costs within five (5) Business Days after receipt of an Offset Notice, Tenant may offset such unpaid Self-Help Costs against the next installment(s) of Fixed Rent thereafter payable hereunder, together with interest on such unpaid Self-Help Costs, from the date paid by Tenant to the date offset by Tenant, at the Interest Rate. Notwithstanding anything to the contrary contained in this Section 2.01(j), in the event that Landlord notifies Tenant in writing (herein called a "Section 20l(j) Dispute Notice") within fifteen (15) days after Landlord's receipt of a Post-Commencement Building Work Self-Help Notice that Landlord disputes Tenant's claim that

Landlord has failed to complete an item of Post-Commencement Building Work or Tenant's right to exercise the self-help and offset rights in accordance with this Section 2.01(i), then (i) Tenant may not exercise such self-help rights unless the failure to perform the work in question at such time would materially adversely interfere with Tenant's use of the Premises or the performance of Tenant's Work in which event Tenant may exercise such self-help rights notwithstanding Landlord's notice of dispute, (ii) Tenant shall in no event have the right to exercise such offset rights until such dispute has been finally resolved, and (iii) Landlord shall in no event be responsible for any costs or expenses incurred by Tenant in exercising such self-help rights if such dispute is resolved in Landlord's favor. Any such dispute which is not resolved between the parties within ten (10) Business Day after the giving of a Self-Help Dispute Notice may be submitted by either party for resolution by Expedited Arbitration. If such dispute is resolved in Tenant's favor, then, within ten (10) Business Days following resolution of such dispute, Landlord shall reimburse Tenant for any Self Help Costs owed to Tenant pursuant to such resolution, together with interest thereon at the Interest Rate from the date paid by Tenant to the date reimbursed to Tenant, failing which Tenant may offset such unpaid Self-Help Costs against the next installment(s) of Fixed Rent thereafter payable hereunder, together with interest on such unpaid Self-Help Costs, from the date paid by Tenant to the date offset in full by Tenant, at the Interest Rate.

                  2.02. (a) Tenant shall use and occupy the Retail Premises for retail uses and/or other uses permitted under this Section 2.02(a), and for no other purposes; provided, however, that in no event shall the Retail Premises be used for (i) an outlet, warehouse, close-out, bargain or any form of "deep discount" store, including, without limitation, stores whose primary business is the sale or discounting of merchandise at "closeout", "wholesale", "bargain basement", "warehouse", or other similarly discounted prices (e.g., Weber, All for 69 Cents, Odd Lot) or the conduct of fire, "going out of business", bankruptcy and sheriff or receiver sales; (ii) hospital or other medical uses, including, without limitation, medical or dental offices, agencies, or clinics;
(iii) a drug or any other type of rehabilitation center; (iv) a pawn shop or flea market; (v) a junk yard, recycling center or other center for the collection, disposal, incineration or reduction of garbage or refuse; (vi) an arcade for video or other electronic games, but this Section 2.02(a) shall not be deemed to prohibit the use of the Retail Premises for a "high-end" video or electronic game center of a standard of operation comparable to the standard of operation maintained as of the date of this Lease by the Broadway City facility located at 241 W. 42nd Street, New York, New York; or (vii) conduct of an auction, other than use of the Retail Premises as an auction house with a standard of operation comparable to the standard of operation maintained as of the date of this Lease by Phillips Auctions & Appraisals, William Doyle Galleries, Christies or Sotheby's in New York City. Subject to the preceding sentence and Section 2.02(d) hereof and Tenant's compliance with all applicable Legal Requirements, the Retail Premises may be used for restaurant and/or bar uses and/or for entertainment uses including, without limitation, the following uses: (i) a museum, art and/or memorabilia gallery, and/or exhibit space for memorabilia and/or artifacts (historic, music, art, sports or otherwise), (ii) a movie or multimedia screening room, (iii) a live entertainment performance space, (iv) the production of mixed and multimedia entertainment events, (v) an interactive media space (including, without limitation, internet and/or worldwide web connection and viewing sites), and/or
(vi) an audio, video, multimedia and/or interactive media production studio.

               (b) Tenant shall use and occupy the Office Premises for executive and general offices and Permitted Ancillary Uses [as such term is defined in this Section 2.02(b)](subject to Tenant's compliance with all applicable Legal Requirements relating to such Permitted Ancillary Uses), and for no other purpose. As used herein "Permitted Ancillary Uses" shall mean uses incidental and ancillary to the use of the Office Premises for general and executive offices, including, without limitation, (i) studio facilities for use by Tenant's employees and guests, (ii) auditorium facilities for use by Tenant's employees and guests, (iii) computer and communication facilities, (iv) conference facilities, (v) kitchens, pantries and dining room facilities for Tenant's employees and guests, (vi) fitness facilities for use by employees and guests of Tenant, (vii) vending machines for the sale of food, confections, beverages, cigars and cigarettes, newspapers and other convenience items to employees and guests of Tenant, (viii) normal office equipment and machines (including, without limitation, computers and other electronic data processing equipment and communications equipment), equipment for printing, producing and reproducing documents, forms, circulars and other materials used in connection with the conduct of Tenant's business, (ix) facilities for the storage of files, securities, equipment and supplies in connection with the uses set forth in this
Section 2.02(b), (x) art and/or memorabilia gallery, and (xi) showroom purposes. The Office Premises may not be used for any of the purposes set forth in clauses
(i) through (vii) of Section 2.02(a) hereof, except that the Office Premises may be used for medical/dental offices (but not as a medical/dental hospital or clinic) provided that any special alterations or improvements made to accommodate any use of the Premises for individual medical/dental offices (such as, for example, additional plumbing, waste lines, floor or wall reinforcement) shall be deemed Non-Standard Items for purposes of Section 12.01 of this Lease.

         (c) The Facade (as such term is defined in Section 42.01 hereof) and the rooftop (including, without limitation, any setbacks) may be used for the purposes permitted in Article 42 hereof, subject to and in accordance with the provisions of Article 42.

         (d) Notwithstanding anything to the contrary contained in this Section 2.02, in no event may the Premises or any portion thereof be used (i) by an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, or (ii) for gambling activities or the conduct of obscene or pornographic activities.

         (e) Tenant shall have the right, at Tenant's sole cost and expense, to change the use of either the fifth (5th) floor or both the fourth (4th) and fifth (5th) floors of the Building from the use(s) permitted under this Lease for the Retail Premises to the uses permitted under this Lease for Office Premises. Any change to the Certificate of Occupancy of the Building required to effectuate such change shall be made subject to and in accordance with the provisions of Section 2.03 hereof, and any alterations required to be made in connection with any such conversion shall be made subject to and in accordance with this Lease, including, without limitation the provisions of Article 11 and the provisions of Section 12.01 hereof with respect to "Non-Standard Items".

               2.03. Landlord acknowledges that it has caused to be filed an Alteration Type One application for the purpose of obtaining New York City Building Department approval of the Building Work and to change the permitted use of the Building to offices (with respect to the sixth (6th) through twenty-fourth (24th) floors), mechanical for the twenty-fifth (25th) floor, retail (with respect to the first (1st) through fifth (5th) floors), storage for the subcellar, and storage and office for the cellar. The parties acknowledge that this application will remain open until such time as Tenant completes its improvements under separate Directive 14 applications. Landlord has delivered to Tenant a copy of the Temporary Certificate of Occupancy issued for the core and shell of the Building (herein called the "Core and Shell TCO"). Landlord will be responsible, at Landlord's sole cost and expense until the Commencement Date and thereafter at Tenant's sole cost and expense, for obtaining renewals of the Core and Shell TCO, provided however that Landlord shall not be responsible for any failure or inability to obtain a renewal of the Core and Shell TCO if and to the extent such failure or inability results from any act or omission of Tenant (including, without limitation, any violation resulting from the performance of Tenant's Work). Tenant shall be responsible for obtaining a permanent Certificate of Occupancy for offices (with respect to the sixth (6th) through twenty-fourth (24th) floors), mechanical for the twenty-fifth (25th) floor, retail (with respect to the first (1st) through fifth (5th) floors), storage for the subcellar, and storage and office for the cellar, upon completion of Tenant's Work (and, at Tenant's election, one or more amendments to the Core and Shell TCO permitting occupancy on completed floors of the Building as Tenant's Work is completed on such floors); provided, however, that Landlord shall, on or before June 1, 2000, (i) file all controlled inspection reports (New York City Building Department Forms TR-l), (ii) obtain all electrical and Fire Department signoffs required in connection with the Building Work, and (iii) obtain a New York City Building Department Letter of Completion for all applicable applications filed with the New York City Building Department in connection with the Building Work. In the event that a modification to the Building Work (or to the plans with respect thereto in order to cause the plans to comply with applicable Legal Requirements) is required as a condition of an amended Core and Shell TCO or a permanent Certificate of Occupancy, then Landlord will be responsible, at its expense, for diligently correcting such Building Work or plans provided that this sentence shall not be deemed to expand the scope of the Building Work.

If any governmental license or permit other than the Core and Shell TCO shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Additionally, should Alterations (as such term is defined in Section 11.01(a) hereof) or Tenant's use of the Office Premises for other than executive and general offices or Tenant's use of the Retail Premises for other than retail use or Tenant's use of any portion of the Premises for a public assembly use require any modification or amendment of the then current Certificate of Occupancy for the Building or any other permit, Tenant shall obtain same at Tenant's sole cost and expense. Landlord agrees to join in such applications as may be required to obtain such amendments to the Core and Shell TCO, a permanent Certificate of Occupancy, or any other such modification or amendment or other permit and to otherwise cooperate with Tenant in connection with obtaining same, provided however that Tenant shall reimburse Landlord (as Additional Charges) for all reasonable out-of-pocket costs and expenses Landlord incurs in connection therewith. The foregoing provisions are not intended to be deemed Landlord's consent to any Alterations or to a use of the Premises not otherwise permitted hereunder. Landlord shall be responsible for obtaining and maintaining on a current basis throughout the term of this Lease any required permits for the operation of the elevators, HVAC equipment and any other equipment installed as part of the Building Work.

               2.04. Tenant shall not at any time use or occupy the Premises, or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises, or suffer or permit anything to be done in, brought into or kept on the Premises, which in any manner (a) violates the Certificate of Occupancy for the Premises or for the Building; (b) causes injury to the Premises or any equipment, facilities or systems therein; (c) constitutes a violation of Legal Requirements or the requirements of insurance bodies, provided such insurance requirements do not prohibit the use of the Premises for the purposes permitted under Section 2.02 hereof and either (x) are customary requirements in the insurance industry for policies of insurance covering buildings containing both office and retail use similar to the Building in the Times Square section of Manhattan, or (y) relate to a special condition existing at the Building which does not generally exist in buildings containing both office and retail use in the Times Square section of Manhattan (the foregoing requirements of insurance bodies described in this clause (c) being herein referred to as "Standard Insurance Requirements"); (d) impairs the proper maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (e) constitutes a public nuisance; or (f) makes unobtainable from reputable insurance companies authorized to do business in New York State all-risk property insurance, or liability, elevator, boiler or other insurance at standard rates required to be furnished by Landlord under the terms of any mortgages covering the Premises, provided such insurance is generally carried by owners of buildings containing both office and retail use similar to the Building in the Times Square section of Manhattan.

                                    ARTICLE 3

                    Operating Expenses and Real Estate Taxes

               3.01. The terms defined below shall for the purposes of this Lease have the meanings herein specified:

                  (a) "Operating Statement" shall mean an instrument or instruments setting forth the Operating Payment payable by Tenant for a specified Operating Year pursuant to this Article 3.

                  (b) "Operating Expenses" shall mean all expenses, determined on a consistent basis, paid or incurred by Landlord and Landlord's affiliates and/or on their behalf in respect of the repair, replacement, maintenance, operation and/or security of the Real Property (as such term is defined in Section 3.01(d) hereof) or required to be paid or reimbursed to the Manager in accordance with the Management Agreement in effect from time to time pursuant to
Section 15.01 hereof, including, without limitation:

         (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance) of employees of Landlord or Landlord's affiliates or the Manager, union and general welfare benefits, pension benefits, severance and sick day payments, and other fringe benefits of employees of Landlord and Landlord's affiliates (or the Manager) and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security;

         (ii) payroll taxes, worker's compensation, uniforms and related expenses (whether direct or indirect) for such employees;

         (iii) the cost of fuel, gas, steam, heat, ventilation, air conditioning, chilled and condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of such utilities, if and to the extent, that, for any portion of the term of this Lease, such utilities are not directly metered and billed to Tenant;

         (iv) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and/or any property on, below or above the Real Property, and the repair, replacement, maintenance, operation and/or security thereof;

         (v) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Real Property, and any sales and other taxes thereon;

         (vi) all Building Office expenses, such as telephone, utility, stationery and similar expenses incurred in connection with the repair, replacement, maintenance, operation and/or security thereof;

         (vii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal subject to the provisions of Section 15.02 hereof;

         (viii) the cost of alterations and improvements made or installed by reason of Legal Requirements or applicable Standard Insurance Requirements, which in either case are enacted or first become applicable to the Premises after the Commencement Date and all tools and equipment related thereto (herein collectively called "Compliance Expenditures");

         (ix) the cost of all other alterations, repairs, replacements and/or improvements made or installed by Landlord or Landlord's affiliates or the Manager, at their respective expense, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and all tools and equipment related thereto; provided, however, that if under generally accepted accounting principles consistently applied (herein called "GAAP"), any of the costs referred to in clause
                  (viii) or this clause (ix) are required to be capitalized, then such capitalized costs (and, at Landlord's option, any other costs included in Operating Expenses), together with interest thereon at the Base Rate (as such term is defined in subsection 35.050(j) hereof) in effect as of December 31 of the year in which such expenditure is made, shall be amortized or depreciated, as the case may be, over a period of time which shall be the useful life of the item in question determined in accordance with GAAP; provided however that with respect to any capital improvement and/or any machinery or equipment which is made or becomes operational, as the case may be, which has the effect of reducing the expenses which otherwise would be included in Operating Expenses (herein collectively called "Cost Savings Expenditures"), the amount included in Operating Expenses in any Operating Year until such improvement and/or machinery or equipment has been fully amortized or depreciated, as the case may be, shall be the amount of savings, as reasonably estimated by Landlord, resulting from the installation and operation of such improvement and/or machinery or equipment;

         (x) the management fee payable to the Manager in accordance with the Management Agreement (as such term is defined in Section
                  15.01 hereof) in effect from time to time pursuant to Section
                  15.01 hereof and all other amounts payable or reimbursable to the Manager of whatever nature under the Management Agreement (but without duplication of any amounts, e.g., non-recurring overtime Building staff expenses, which are paid or reimbursed by Tenant directly to the Manager or to Landlord);

         (xi) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services incurred in connection with the operation, and management of the Real Property except as hereinafter excluded; and

         (xii) all other fees, costs, charges and expenses properly allocable to the repair, replacement, maintenance, operation and/or security of the Real Property, in accordance with then prevailing customs and practices of the real estate industry in the Borough of Manhattan, City of New York.

The term "Operating Expenses", as used and defined under this subsection (b), shall not, however, include, or shall be reduced by, as the case may be, the following items:

                  (1) depreciation and amortization (except as specifically provided above in this subsection);

                  (2) interest on and amortization of debts (and costs and charges incurred in connection with such financings);

                  (3) brokerage commissions;

                  (4) financing or refinancing costs;

                  (5) the cost of any electricity consumed in the Building;

                  (6) Taxes;

                  (7) salaries and fringe benefits for officers, employees and executives above the grade of Building Manager;

                  (8) amounts received by Landlord through the proceeds of insurance (or which would have been received as proceeds from insurance but for Landlord's failure to maintain the insurance required to be maintained by Landlord pursuant to this Lease) or condemnation or from

Tenant (other than pursuant to this Article 3) or otherwise to the extent such amounts are compensation for sums previously included in Operating Expenses for such Operating Year or any prior Operating Year.

                  (9) costs of repairs or replacements incurred by reason of fire or other casualty, except that in connection therewith any amount equal to the deductibles under Landlord's insurance policies (or in the event Landlord shall not any insurance, an amount of deductibles customarily carried by landlords of first-class office buildings comparable to the Building) may be included within Operating Expenses, or costs of repairs or replacements incurred by reason of condemnation;

                  (10) advertising and promotional expenditures;

                  (11) legal, accounting and other professional fees incurred in connection with negotiations or disputes by Landlord, its affiliates or partners with lenders, superior lessors or tenants, or the filing of a petition in bankruptcy by or against Landlord or its affiliates;

                  (12) any expenditure paid to any corporation or entity related to or affiliated with Landlord or the principals of Landlord to the extent such expenditure exceeds the amount which would be paid in the absence of such relationship;

                  (13) the cost of any service furnished to Tenant to the extent that such cost is separately reimbursed to Landlord (other than through this Article 3);

                  (14) cost of works of art of the quality and nature of "fine art" rather than decorative art work customarily founding in first-class office buildings which are similar to the Building; and

                  (15) capital expenditures, other than (i) Compliance Expenditures, (ii) Cost Savings Expenditures, and (iii) the cost of replacing components of Building plumbing, HVAC, electrical, mechanical, Class-E and life-safety systems (herein collectively called "Building Systems") which are generally replaced as part of routine maintenance of such systems by owners of office buildings or buildings containing both office and retail use in midtown Manhattan;

                  (16) the cost of performing the Building Work or any portion thereof;

                  (17) the cost of repairing any defects in the roof, facade, structural columns, load bearing walls or other structural elements of the Building or any defects in any Building Systems installed by Landlord as part of the Building Work; and

                  (18) Building Work Future Compliance Expenditures (as such term is defined in Section 8.01 hereof), except that Building Work Future Compliance Expenditures which represent the cost of repairs, replacements, alterations or improvements to the Premises which Landlord reasonably would have made as a prudent landlord within a reasonable period of time prior to or following the effective date of the Legal Requirement in question, regardless of whether such Legal Requirement had been enacted, shall be includable in Operating Expenses to the extent provided in clauses (viii) and (ix) of this
Section 3.01(b).

         No item of expense shall be counted more than once either as an inclusion in or an exclusion from Operating Expenses, and any expense which should be allocated in accordance with GAAP, between the Land and the Building, on the one hand, and any other property owned by Landlord or an affiliate of Landlord, on the other hand, shall be properly allocated in accordance therewith. Nothing contained in this Section 3.01(b) shall be deemed to obligate Landlord to perform any repair, replacement, alteration or improvement or incur any expense which Landlord is not otherwise required to perform or incur pursuant to this Lease.

                           (c) "Operating Year" shall mean each calendar year in
which occurs any part of the term of this Lease.

                           (d) "Real Property" shall mean, collectively, the
Building (together with all personal property located therein and all fixtures, facilities, machinery and equipment located therein and used in the operation thereof, including, but not limited to, all cables, fans, pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment), the Land, any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to the Building or the Land or both the Land and the Building.

                           (e) "Taxes" shall mean the real estate taxes, vault
taxes, assessments and special assessments, water charges, sewer rents and other like charges, business improvement district or similar charges levied, assessed or imposed upon or with respect to the Real Property, by any federal, state, municipal or other governments or governmental bodies or authorities. If at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom. (y) a tax with respect to the rentals payable hereunder other than general income and gross receipts taxes, or (z) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof, but only to the extent that such tax is imposed upon owners or lessees of real property or buildings in the Borough of Manhattan in their capacity as owners or lessees and only to the extent that the same would be payable if the real property were the only property of Landlord. The term "Taxes" shall, notwithstanding anything to the contrary contained herein, exclude any net income, franchise or "value added" tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Land or Building, except to the extent that any of the foregoing are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability). The amount of any assessments, special or otherwise, to be included in Taxes for any year, in the case where the same may, at the option of the taxpayer, be paid in installments, shall be limited to the amount of the minimum installments (i.e., determined as if Landlord paid same in the maximum number of permitted installments) plus interest charges by the applicable taxing authorities due in respect of such year (whether or not Landlord elects to pay in such maximum number of installments).

                           (f) "Tax Year" shall mean each period of twelve (12)
months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease, or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               3.02. (a) Tenant shall pay to Landlord as Additional Charges for each Tax Year an amount (herein called the "Tax Payment") equal to one hundred (100%) percent of the Taxes for such Tax Year. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord to the City of New York. Tenant shall pay the full amount of each such installment to Landlord not later than the twentieth (20th) day prior to the date (herein called the "Tax Due Date") on which such installment is payable to the taxing authority, if the actual amount of such installment has then been established by the taxing authority. If the actual amount of such installment has not been established by the taxing authority as of the 20th day prior to the Tax Due Date, then, on or before the tenth (10th) day prior to the Tax Due Date, Tenant shall pay to Landlord an estimated amount of Tenant's Tax Payment for such installment equal to 103% of an amount determined by applying against the then-current assessed valuation of the Real Property for purposes of teal estate tax payments, the tax or "mill" rate applicable to the Real Property for the immediately prior Tax Year, and divided by the applicable number of installments in which such Taxes are paid (i.e., currently 2 such installments), and promptly after the actual Taxes are established by the taxing authority, Landlord shall notify Tenant of same, and, within twenty (20) days after delivery of such notice (i) Tenant shall pay to Landlord any shortfall from the amount paid by Tenant pursuant to such estimate, or (ii) Landlord shall refund any overpayment made by Tenant pursuant to such estimate, as the case may be. Landlord shall provide Tenant with a copy of the tax bill from the taxing authorities promptly after receipt of same from the taxing authority, but Tenant's Tax Payments shall be due and payable in accordance with the previous sentence irrespective of whether a tax bill has been issued or delivered to Tenant. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. If during the term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or such superior mortgagee. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to make Tenant's Tax Payment with respect to Taxes allocable to any period prior to the Rent Commencement Date.

                           (b) If Landlord shall receive a refund of Taxes for
any Tax Year, Landlord shall pay to Tenant the amount of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not theretofore collected from Tenant for such Tax Year); provided, however, such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

                           (c) (l) With respect to each and every Tax Year
during the term of this Lease which occurs in its entirety on or before the date that is five (5) years prior to the Expiration Date (each such Tax Year being herein referred to as a "Tenant-Controlled Tax Year") and as to which a Tenant's Tax Payment is payable hereunder, it being understood and agreed that (A) if Tenant exercises its option to renew the term of this Lease for the First Extension Term, then, from and after the exercise of such option, the term "Tenant-Controlled Tax Year" shall mean each and every Tax Year during the term of this Lease as to which a Tenant's Tax Payment is payable hereunder which occurs in its entirety on or before the date that is five (5) years prior to the last day of the First Extension Term, and (B) if Tenant exercises its option to renew the term of this Lease for the Second Extension Term, then, from and after the exercise of such option, the term "Tenant-Controlled Tax Year" shall mean each and every Tax Year during the term of this Lease as to which a Tenant's Tax Payment is payable hereunder which occurs in its entirety on or before the date that is five (5) years prior to the last day of the Second Extension Term). Landlord shall, unless it receives Tenant's written consent (which consent shall not be unreasonably withheld or delayed) to refrain from doing so or unless Landlord receives the written advice from the Tax Representative [as such term is defined in this Section 3.02(c)(l)] that it would not be advisable or productive to bring or pursue such protest, for such Tax Year, timely and properly file a protest with respect to the annual assessment of the Real Property by the Department of Finance of the City of New York and for such Tax Year. If Landlord is required to file such a protest pursuant to the immediately preceding sentence and fails to do so within thirty
(30) days prior to the deadline for filing same, Tenant may notify Landlord that, if such failure continues for an additional period of ten (10) days after the giving of such notice, Tenant may file such protest, and, if such failure in fact continues for ten (10) days after the giving of such notice, then Tenant may file such protest, and Landlord agrees to cooperate with Tenant in connection therewith. The certiorari lawyer, tax consultant or advisory service selected to represent Landlord in connection with any certiorari proceedings pursuant to this Section 3.02(c) (herein called the "Tax Representative") shall be selected by Tenant, subject to Landlord's consent, which consent Landlord shall not unreasonably withhold or delay. The Tax Representative shall be a recognized certiorari lawyer, tax consultant or advisory service with at least ten (10) years experience in representing landlords in certiorari proceedings with respect to office buildings in New York County. If, in Landlord's reasonable judgment, a Tax Representative selected by Tenant [or the Tax Representative described in the last sentence of this subsection 3.02(c)(l)] should be replaced, Landlord shall have the right to give a notice to Tenant (herein called a "Section 3.02 Notice") requiring Tenant to select a replacement Tax Representative within ten (10) Business Days thereafter. If Tenant fails to select a replacement Tax Representative within such ten (10) Business Day period, Landlord shall have the right to select a replacement Tax Representative. Any dispute with respect to the withholding of consent to the selection or replacement of the Tax Representative by Landlord or Tenant or as the result of the delivery of a Section 3.02 Notice shall be resolved by Expedited Arbitration. Until such time that Tenant sends a notice to Landlord selecting a Tax Representative, both Landlord and Tenant agree that Rosenman & Colin LLP is an approved Tax Representative and shall represent Landlord in certiorari proceedings filed for Tenant-Controlled Tax Years in accordance with this Section 3.02.

                  (2) With respect to each Tenant-Controlled Tax Year:

                           (i) Tenant shall have the immediate right to control,
upon notice to Landlord thereof the certiorari proceedings and the Tax Representative shall report to Tenant;

                           (ii) Landlord shall have the right to retain its own
certiorari lawyer, tax consultant or advisory service (herein called "Landlord's Additional Tax Advisor") at Landlord's expense and not reimbursable by Tenant;

                           (iii) Landlord's Additional Tax Advisor shall have
the right to participate in discussions with the Tax Assessor's Office and in the certiorari proceedings for each Tenant-Controlled Tax Year (at Landlord's expense and not reimbursable by Tenant), but shall not have the right to file a separate protest or appeal or enter into a settlement for any Tenant-Controlled Tax Year; and

                           (iv) Tenant shall have the sole right to settle the
certiorari proceedings for any Tenant-Controlled Tax Year; provided, however, that (A) Tenant shall not agree to a Real Property assessment amount nor agree to settle the certiorari proceedings for any Tenant-Controlled Tax Year without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay, (B) Tenant shall not have the right to agree to a Real Property assessment amount nor agree to settle a certiorari proceeding with respect to any Tax Year that is not a Tenant-Controlled Tax Year.

                  (3) In the event that Landlord shall withhold its consent to a settlement of a certiorari proceeding for a Tenant-Controlled Tax Year (the amount of the proposed settlement being herein referred to as the "Settlement Amount"), then:

                           (i) Landlord shall take over the control of the
certiorari proceeding in question, and

                           (ii) Landlord shall be responsible, at its sole cost
and expense, for the excess, if any, of the amount of the Taxes as finally determined for the Tax Year in question over the Settlement Amount.

                  (4) With respect to any Tax Year as to which a Tenant's Tax Payment is payable hereunder and that is not a Tenant-Controlled Tax Year, Landlord shall timely and properly file and thereafter prosecute a protest with espect to the annual assessment of the Real Property by the Department of Finance of the City of New York and for such Tax Year, unless it receives Tenant's written consent (which consent shall not be unreasonably withheld or delayed) to refrain from doing so or unless Landlord receives the written advice from the Tax Representative that it would not be advisable or productive to bring or pursue such protest. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation with respect to any Tax Year that is not a Tenant-Controlled Tax Year, or otherwise challenging the determination thereof.

               (d) In respect of any Tax Year which begins prior to the Rent Commencement Date, or terminates after the Expiration Date, the Tax Payment in respect of each such Tax Year or tax refund pursuant to subdivision (b) above therefor shall be prorated accordingly.

               (e) Tenant shall pay to Landlord within twenty (20) days after being billed therefor, any reasonable expenses incurred by Landlord in contesting any items comprising Taxes and/or the assessed value of the Real Property where Landlord is required or permitted to do so hereunder, but Tenant shall not be responsible for the fees and expenses of Landlord's Additional Tax Advisor in any Tenant Controlled Tax Year during which Tenant is complying with its obligations hereunder to file and pursue a tax protest.

         3.03. (a) For each Operating Year, Tenant shall pay an amount (herein called "Operating Payment") equal to one hundred (100%) percent of the Operating Expenses for such Operating Year. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to make an Operating Payment with respect to Operating Expenses allocable to any period prior to the Rent Commencement Date (the period between the Commencement Date and the Rent Commencement Date being herein sometimes referred to as the "Operating Expense Abatement Period"); provided, however, that Tenant shall remain obligated to pay for (i) all electricity consumed in the Premises during the Operating Expense Abatement Period in accordance with Article 14 hereof, and (ii) all other costs and expenses which would otherwise constitute Operating Expenses and which are incurred to furnish HVAC, water, sewer other utilities and elevator service to the Premises during the Operating Expense Abatement Period. Notwithstanding the foregoing, Tenant shall not be obligated (except as hereinafter provided) to pay for additional labor charges incurred by Landlord during the Operating Expense Abatement Period, if any, by reason of the fact that the Building Systems, or any of them, have not been fully commissioned or are providing service under a temporary permit.

                  (b) Landlord shall furnish to Tenant, prior to the commencement of or within ninety (90) days after the commencement of each Operating Year, a written statement setting forth in reasonable detail Landlord's reasonable estimate of the Operating Payment for such Operating Year, which shall be based upon the annual budget for such Operating Year prepared pursuant to the Management Agreement. Tenant shall pay to Landlord on the first day of each month during the Operating Year in which the Operating Payment will be due (but not earlier than the date which is 20 days following delivery of Landlord's estimate pursuant to the preceding sentence), an amount equal to one-twelfth (1/12th) of Landlord's reasonable estimate of the Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement-thereof, then (i) until the first day of the month following the date which is twenty (20) days after such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 3 in respect of the last month of the preceding Operating Year;
(ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for the Operating

Year in which the Operating Payment will be due in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall within twenty (20) days of such notice refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant (but if such first day of the month is not at least twenty (20) days after such estimate was delivered to Tenant, then on the first day of the following month) and monthly thereafter throughout the remainder of such Operating Year Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Landlord may, but not more than twice during any Operating Year, furnish to Tenant a revised statement of Landlord's reasonable estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited as the case may be, substantially in the same manner as provided in the preceding sentence.

               (c) Landlord shall furnish to Tenant a Operating Statement for each Operating Year within one hundred eighty (180) days after the end of each Operating Year. Such statement shall set forth in reasonable detail the Operating Expenses for such Operating Year. If the Operating Statement shall show that the sums paid by Tenant, if any, under subsection 3.03(b) exceeded the Operating Payment to be paid by Tenant for the Operating Year for which such Operating Statement is furnished, Landlord shall refund to Tenant the amount of such excess; and if the Operating Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within twenty (20) days after demand therefor.

               (d) (i) Tenant, upon reasonable notice given within ninety (90) days of the receipt of any Operating Statement (including, without limitation, any revised Operating Statement), may elect to have Tenant's designated (in such notice) Certified Public Accountant (who may be an employee of Tenant) examine such of Landlord's books and records (collectively "Records") as are directly relevant to the Operating Statement in question, together with reasonable supporting data therefor, such examination to take place at an office designated by Landlord in Manhattan. Landlord agrees to maintain customary books and records (or to cause the Manager to maintain customary books and records) relating to Operating Expenses. In making such examination, Tenant agrees, and shall cause its designated Certified Public Accountant to agree, to keep confidential (i) any and all information contained in such Records and not otherwise known to Tenant or such Certified Public Accountant through a non-confidential source, and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination, except (A) as may be required by applicable Legal Requirements or (B) as may be required by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (C) to Tenant's attorneys accountants and other professionals; and Tenant will confirm and cause its Certified Public Accountant to confirm such agreement in a separate written agreement, if requested by Landlord. If Tenant shall not give such notice within such ninety (90) day period, then the Operating Statement as furnished by Landlord shall be conclusive and binding upon Tenant. Tenant shall, at Tenant's expense, have the right to obtain copies and/or make abstracts of the Records as it may request in connection with its verification of any such Operating Statement, subject to the foregoing confidentiality provisions.

                           (ii) In the event that Tenant, after having
reasonable opportunity to examine the Records (but in no event more than one-hundred fifty (150) days from the date on which the Records are made available to Tenant), shall disagree with the Operating Statement, then Tenant may send a written notice ("Tenant's Statement") to Landlord of such disagreement, specifying in reasonable detail the basis for Tenant's disagreement and the amount of the Operating Payment Tenant claims is due. Landlord and Tenant shall attempt to resolve such disagreement. If they are unable to do so within thirty (30) days, Landlord and Tenant shall designate a Certified Public Accountant which has not previously performed services for either Landlord or Tenant (the "Arbiter") whose determination made in accordance with this subsection 3.03(d)(ii) shall be binding upon the parties. If the determination of Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter (a) shall be a member of an independent certified public accounting firm having at least fifty (50) accounting professionals, and (b) shall have at least ten (10) years of experience in commercial real estate accounting. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more Certified Public Accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (the "AAA") (or any organization which is the successor thereto) to designate as the Arbiter a Certified Public Accountant whose determination made in accordance with this subsection 3.03(e)(ii) shall be conclusive and binding upon the parties, and the cost charged by the AAA (or any organization which is the successor thereto), for designating such Arbiter, shall be shared equally by Landlord and Tenant. Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this subsection 3.03(e)(ii) shall not exceed the amount(s) as determined to be due in the first instance by Operating Statement, nor shall such determination be less than the amount(s) claimed to be due by Tenant in Tenant's Statement, and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including, without limitation, the immediately preceding sentence. Notwithstanding the foregoing provisions of this section, Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Operating Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with, if such resolution is that Tenant has overpaid Operating Expenses, appropriate credit allowed Tenant against the next installment(s) of Fixed Rent and Additional Charges becoming due hereunder, together with interest earned thereon from the date paid by Tenant to the date refunded or credited to Tenant at the Interest Rate, or, if there are no further payments of Fixed Rent payable hereunder, i.e., at the end of the term of this Lease, the amount of such credit including interest as aforesaid shall be refunded to Tenant within twenty (20) days following the resolution of such contest.

               3.04. (a) In any case provided in this Article 3 in which Tenant is entitled to a refund, Landlord shall credit against the next due installments of Fixed Rent and Additional Charges any amounts to which Tenant shall be entitled, including interest where expressly provided for in this Article 3. Nothing in this Article 3 shall be construed so as to result in a decrease in the Fixed Rent hereunder. If this Lease shall expire before any such credit shall have been fully applied, then Landlord shall refund to Tenant the unapplied balance of such credit (provided Tenant is not in default hereunder beyond any applicable notice and grace periods, but Landlord's obligation to make such refund shall be reinstated if such default is subsequently cured by Tenant, it being acknowledged that the foregoing shall not be deemed to extend the time for performance or any cure period provided for in this Lease).

                     (b) Subject to Section 3.05 hereof, the expiration or termination of this Lease shall not affect the rights or obligations of the parties hereto respecting any payment pursuant to this Article 3, and any Operating Statement or tax bill, as the case may be, for any Tax Year or Operating Year may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Operating Statement or tax bill, as the case may be, shall be payable within twenty (20) days after such statement or bill is sent to Tenant.

               3.05. (a) Landlord's failure to render or delay in rendering a Operating Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord's right to thereafter render a Operating Statement with respect to any such Operating Year or any such component, nor shall the rendering of a Operating Statement for any Operating Year prejudice Landlord's right to thereafter render a corrected Operating Statement for such Operating Year. Landlord's failure to render or delay in rendering a bill with respect to any installment of Taxes shall not prejudice Landlord's right to thereafter render such a bill for such installment, nor shall the rendering of a bill for any installment prejudice Landlord's right to thereafter render a corrected bill for such installment. Notwithstanding anything to the contrary contained in this Lease in the event Landlord fails to give or correct a final Operating Statement for Operating Expenses or a final bill for Taxes to Tenant for any Tax Year or Operating Year, as the case may be, on or before the date which is two (2) years after the Expiration Date or earlier date of termination of this Lease (or two (2) years after such later date as the information required to calculate such final Operating Statement or bill is reasonably available to Landlord), then Landlord shall be deemed to have waived the payment of any then unpaid Additional Charges which would have been due pursuant to said Operating Statement or bill for Taxes, or which would have been due pursuant to any amended Operating Statement or bill for Taxes, for such Operating Year or Tax Year, as the case may be. In addition,

                  (A) in the event Landlord fails to give or correct a final Operating Statement for Operating Expenses or a final bill for Taxes to Tenant for any Operating Year or Tax Year, as the case may be, on or before the date which is two (2) years after the end of such Operating year or Tax Year (or two (2) years after such later date as the information required to calculate such final Operating Statement or bill for Taxes is reasonably available to Landlord) (the later of such 2 dates being herein referred to as an "Outside Billing Date"), then Landlord shall be deemed to have waived the payment of any then unpaid Additional Charges which would have been due pursuant to said Operating Statement or bill for Taxes, or which would have been due pursuant to any amended Operating Statement or bill for Taxes, for such Operating Year or Tax Year, as the case may be, provided and on condition that (X) Tenant shall have sent to Landlord a notice following the Outside Billing Date expressly referring to this
                                    Section 3.05 and stating that if Landlord fails to render such final Operating Statement or bill for Taxes within thirty
                                    (30) days after the giving of such notice, Landlord shall be deemed to have waived such payment (herein called a "Reminder Notice"), and (Y) Landlord shall have failed to deliver such final Operating Statement or bill for Taxes within such thirty (30) day period; and

                  (B) in the event Landlord fails to give or correct a final Operating Statement for Operating Expenses or a final bill for Taxes to Tenant for any Operating Year or Tax Year, as the case may be, on or before the date which is six (6) years after the end of such Operating Year or Tax Year (or, in the case of a bill for Taxes, six (6) years after such later date as the information required to calculate such final bill for Taxes is reasonably available to Landlord), then Landlord shall be deemed to have waived the payment of any then unpaid Additional Charges which would have been due pursuant to said Operating Statement or bill for Taxes, or which would have been due pursuant to any amended Operating Statement or bill for Taxes, as the case may be, without the requirement of the giving of a Reminder Notice by Tenant.

               3.06. With respect to any amount which Landlord is required to pay or refund to Tenant under this Article 3 on account of Tenant's Tax Payment or Operating Payment, in the event Landlord has failed to pay or refund such amount to Tenant when due hereunder, Tenant may notify Landlord in writing of such fact, which notice shall specify in reasonable detail the nature and amount of the payment which Tenant believes is due (herein called a "Section 3.06 Default Notice"), a copy of which Section 3.06 Default Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant. If Landlord fails to pay or refund the amount set forth in a Section 3.06 Default Notice within ten (10) days after delivery to Landlord thereof, then Tenant may give Landlord a second notice which shall specify Tenant's intention to exercise Tenant's offset right under this Section 3.06 and shall state that Landlord has a period of ten (10) days following the giving of such notice to dispute Tenant's right to exercise its offset right (herein called a "Section 3.06 Offset Notice"), a copy of which Section 3.06 Offset Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant. If Landlord fails to pay or refund the amount set forth in a Section 3.06 Offset Notice within five (5) Business Days after delivery to Landlord thereof, then Tenant shall have the right to offset against the next installment(s) of Fixed Rent thereafter payable hereunder the amount set forth in the Section 3.06 Offset Notice, together with interest thereon at the Interest Rate from the date such amount was originally payable to Tenant until paid to or offset by Tenant, provided, however, that Tenant shall not have the right to exercise the offset right set forth in this Section 3.06 if Landlord shall have notified Tenant in writing not later than ten (10) days after the giving of the Section 3.06 Offset Notice that Landlord disputes the payment in question unless and until (i) such dispute shall have been resolved by Expedited Arbitration in favor of Tenant, and (ii) a final order reflecting such arbitration award shall have been entered in a court of competent jurisdiction. Landlord shall reimburse Tenant for any amounts due to Tenant pursuant to such judgment within five (5) Business Days after the occurrence of the events described in clauses (i) and (ii) of the immediately preceding sentence, including interest at the Interest Rate on any such amounts from the date originally paid by Tenant to the date fully reimbursed to Tenant, and in the event Landlord fails to do so, Tenant may offset such amounts, together with interest at the Interest Rate on any such amounts from the date originally paid by Tenant to the date reimbursed to

Tenant, against the next installment(s) of Fixed Rent and Additional Charges becoming due hereunder.


                                    ARTICLE 4

                                    Security

               4.01. Tenant has deposited with Landlord either the Security Letter (as such term is defined in Section 4.02 hereof) or the sum of Twelve Million and 00/100 ($12,000,000.00) Dollars as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease. If Tenant defaults beyond notice and the expiration of any applicable cure period, in the full and prompt payment and performance of any of Tenant's covenants and obligations under this Lease, including, but not limited to, the payment of Fixed Rent and Additional Charges, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the extent required for the payment of any Fixed Rent and Additional Charges or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued therein, if any, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained (but not in excess of $12,000,000, as such amount may be reduced from time to time as provided in Section 4.06 hereof), as security as aforesaid failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period. If Tenant shall pay all Fixed Rent and Additional Charges due and payable under this Lease and shall surrender the Premises to Landlord in accordance with the provisions of this Lease, the security or any balance thereof, to which Tenant is entitled, if same has not been previously returned to Tenant in accordance with the provisions of Section 4.06 hereof, shall be returned or paid over to Tenant after the date fixed as the end of this Lease and after delivery to Landlord of entire possession of the Premises. In the event of a sale, transfer or leasing of Landlord's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord shall, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, pay over any unapplied part of said security to any vendee, transferee or lessee of the Building and shall thereupon be relieved of all liability with respect thereto. Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security, or the remaining balance thereof, Landlord may return the security to the original Tenant regardless of one or more assignments of this Lease. If and to the extent that the security deposit is held in cash form (including, without limitation, any proceeds from a drawing down of the Security Letter which have not been applied to Tenant's obligations in accordance with this Article 4), such cash shall be held in a segregated interest-bearing account at a commercial bank licensed to do business in New York or in a self-insured money market fund having assets of not less than $500,000,000. Any interest earned on such account shall be remitted to Tenant annually.

               4.02. In lieu of the cash security deposit provided for in
Section 4.01 hereof, Tenant may at any time during the term hereof deliver to Landlord and shall thereafter, except as otherwise provided herein, maintain in effect at all times during the term hereof, a clean, irrevocable letter of credit, in form and substance substantially as set forth on Exhibit G-1 or Exhibit G-2 annexed hereto (which, in each such case, may be amended after the determination of the Rent Commencement Date solely for the purpose of stating the actual effective dates for the reductions referred to in Section 4.06, provided that the form of such amendment shall be delivered to and approved by Landlord in draft form prior to its issuance, Landlord's approval not to be unreasonably withheld or delayed), in the amount of the security required pursuant to this Article 4, issued by a commercial bank reasonably satisfactory to Landlord (Landlord hereby acknowledging that Bank of New York is satisfactory for this purpose) and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given by certified or registered mail, return receipt requested not less than sixty (60) days prior to the expiration thereof. Except as otherwise provided in this Article 4, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than sixty (60) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one (1) year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacements of a Security Letter within the time limits set forth in this Section 4.02, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder. In the event Tenant furnishes Landlord with a Security Letter which contains a final expiration date which will occur prior to the date that the security deposit under this Article 4 shall be reduced to zero in accordance with the schedule set forth in Section 4.06 hereof, Tenant shall furnish Landlord with a replacement Security Letter, in form and substance reasonably satisfactory to Landlord, within forty-five (45) days prior to the final expiration date of Tenant's existing Security Letter, and if Tenant fails to furnish such a replacement Security Letter in accordance with the foregoing, Tenant shall be deemed to be in default hereunder and Landlord shall be entitled to draw down the full amount of the existing Security Letter and retain such amount as security hereunder in which event the proceeds thereof shall be applied or held as cash security in accordance with the provisions of Section
4.01 hereof. At any time that Landlord is holding a Security Letter hereunder, Tenant shall have the right to a return of such Security Letter upon delivery to Landlord of a cash security deposit in the amount of the security then required to be maintained under this Article 4 to be held by Landlord in accordance with this Article 4, provided that Tenant shall give not less than five (5) Business Days prior written notice to Landlord of such election to replace the Security Letter with cash and provided further that until such cash security deposit is delivered to Landlord, Landlord shall retain all of its rights under this
Article 4 to present and receive payment on such Security Letter. Tenant shall have the right to substitute for any Security Letter then being held by Landlord a substitute Security Letter which satisfies all of the requirements of this
Article 4, provided that Landlord shall not be obligated to relinquish the Security Letter then being held by Landlord until such new Security Letter has been delivered to Landlord.

               4.03. In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease beyond notice and the expiration of any applicable cure period, and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 22 hereof, Landlord may, in addition to exercising its rights as provided in Section 4.01 hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of Fixed Rent, Additional Charges, or any other sums as to which Tenant is in default after the giving of notice and the expiration of any applicable cure period or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Article 4. If Tenant shall deliver a new Security Letter to Landlord in the amount required hereunder to restore the security deposit to the amount required by this Article 4 in accordance with the foregoing, Landlord agrees to promptly return to Tenant any cash amount then being held by Landlord as security hereunder.

               4.04. In the event of a sale of the Building, Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new Landlord as beneficiary and, if Tenant shall fail to timely deliver the same within ten (10) Business Days after written request therefor, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered. Tenant hereby acknowledges and agrees that in connection with any transfer by Landlord or its successors or assigns hereunder of Landlord's interest in the Security Letter delivered by Tenant pursuant to this Article 4, Tenant shall be solely liable to pay any transfer fees charged by the issuing bank to Landlord or the transferee in connection with any such transfer of the Security Letter, as Additional Charges hereunder, within twenty (20) days after delivery to Tenant of an invoice therefor, but Tenant shall not be responsible for such transfer fees (i) if the transferee is an Affiliate (as such term is defined in Section 44.06 hereof) of Landlord, or
(ii) for more than one transfer in any two (2) year period.

               4.05. Provided and on condition that Tenant is not then in default, after notice and the expiration of any applicable cure period, with respect to any of the terms, provisions, covenants and conditions of this Lease on its part to be performed, then Landlord agrees that the amount of the security deposit required pursuant to this Article 4 hereof shall be reduced automatically in accordance with the following schedule:

         (i) from and after the first anniversary of the Rent Commencement Date, the amount of the security deposit shall be reduced by $2,400,000.00, to $9,600,000.00;

         (ii) from and after the second anniversary of the Rent Commencement Date, the amount of the security deposit shall be further reduced by $2,400,000.00, to $7,200,000.00;

         (iii) from and after the third anniversary of the Rent Commencement Date, the amount of the security deposit shall be further reduced by $2,400,000.00, to $4,800,000.00;

         (iv) from and after the fourth anniversary of the Rent Commencement Date, the amount of the security deposit shall be further reduced by $2,400,000.00, to $2,400,000.00; and


         (v) from and after the fifth anniversary of the Rent Commencement Date, the amount of the security deposit shall be reduced to $0, and any remaining security including any interest accrued thereon, shall be returned to Tenant.

If Tenant is not entitled to a reduction of the security deposit on any of foregoing dates by reason of Tenant then being in default under this Lease after the giving of notice and the expiration of any applicable cure period as hereinabove provided, then provided Landlord has not terminated this Lease by reason of such default or applied the security deposit (or a portion thereof in excess of the applicable reduction), Tenant's right to have the amount of the security deposit reduced pursuant to this Section 4.05 shall be reinstated upon Tenant's cure of such default.


                                    ARTICLE 5

            Subordination, Notice to Superior Lessors and Mortgagees

               5.01. Subject to the provisions of Section 5.05 hereof, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building hereafter existing and to all mortgages which may hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section 5.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request solely to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee."

               5.02. Subject to the provisions of any SNDA (as such term is defined in Section 5.05 hereof), if any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease (other than a termination of this Lease by reason of fire or other casualty or condemnation pursuant to Article 19 or 20 hereof, as the case may be), or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of its agreement to, and commence and continue to, remedy such act or omission.

                  5.03. Subject to the provisions of any SNDA, if any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment and to recognize Tenant under the then-executory terms of this Lease, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request solely to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be:

                  (a) liable for any previous act or omission of Landlord (or its predecessors in interest), but the foregoing shall not relieve such Successor Landlord from the obligation to provide services or perform repairs or, subject to the provisions of subparagraphs 5.03(b), (c), (d), (e), (f), (g),
(h), or (i) hereof, any other obligations of Landlord provided for under this Lease which obligations continue or are to be performed after the date such Successor Landlord succeeds to the interest of Landlord under this Lease;

                  (b) responsible for any monies owing by Landlord to the credit of Tenant, other than the Work Allowance and the Additional Tenant Work Allowance (as such terms are defined in Article 38 hereof);

                  (c) subject to any credits, offsets (other than offset rights expressly provided for in this Lease, provided that Tenant shall have complied with its obligations under this Lease to provide notices to the Superior Mortgagee or Superior Lessor in question regarding the exercise of such offset rights, including, without limitation, any notices required to be given under this Lease to such Superior Mortgagee or Superior Lessor regarding the default on the part of Landlord and/or the exercise of self-help rights by Tenant which gives rise to such offset rights), claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

                  (d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance of the date such payment is due under this Lease to Landlord (or its predecessors in interest);

                  (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof, other than the Building Work;

                  (f) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord;

                  (g) bound by any obligation to make any payment to Tenant (other than the Work Allowance and the Building Work Allowance) or grant or be subject to any credits or offsets, except for credits or offsets expressly provided for in this Lease, it being expressly understood, however, that the Successor Landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Premises (other than the Work Allowance and the Building Work Allowance);

                  (h) bound by any modification of this Lease, including, without limitation, any modification which reduces the Fixed Rent or Additional Charges or other charges payable under this Lease, or shortens the term thereof, or otherwise materially adversely affects the rights of the lessor thereunder, made after the date that the Superior Lessor or Superior Mortgagor through whom such Successor Landlord's interest arises first becomes a Superior Lessor or Superior Mortgagor hereunder and written notice of such event has been delivered to Tenant, without the written consent of the Successor Landlord; or

                  (i) required to remove any person occupying the Premises or any part thereof.

               5.04. Landlord hereby warrants and represents that, as of the date of this Lease, there are no Superior Leases or Superior Mortgages affecting any portion of the Real Property.

               5.05. (a) With respect to future Superior Mortgages and future Superior Leases, the provisions of Section 5.01 hereof shall be conditioned upon the execution and delivery by and between Tenant and any such Superior
Mortgagee or Superior Lessor of a Subordination, Non-Disturbance and Attornment Agreement (herein called an "SNDA") substantially in the form annexed hereto as Exhibit H-1 in the case of a future Superior Mortgage or Exhibit H-2 in the case of a future Superior Lease, with such modifications to such forms as may be required by such Superior Mortgagee or Superior Lessor, as the case may be, provided such modifications are of a ministerial nature or do not reduce the rights of Tenant or increase the obligations of Tenant under such Exhibits H-1 or H-2, as the case may be, prior to such modifications. Tenant agrees to execute such SNDA's and return same to Landlord within twenty (20) days after Landlord's written request therefor (herein called the "SNDA Request"), provided that such SNDA Request is given in the manner provided in Subsection 5.06(b) below. If Tenant shall fail to execute, acknowledge and return any such SNDA's within such 20-day period, Landlord shall have the right to send to Tenant a follow-up notice (herein called the "SNDA Follow-up") and, provided that such SNDA Follow-up is given in the manner provided in Subsection 5.05(b) below, if Tenant shall fail to execute, acknowledge and return any such SNDA's within five (5) days after the giving of the SNDA Follow-up, then (x) the provisions of Sections 5.01, 5.02 and 5.03 shall apply and (y) this Lease shall be subject and subordinate to such future Superior Mortgages or future Superior Leases, as the case may be. Any dispute by Tenant that the form of non-disturbance agreement utilized by the Superior Lessor or the Superior Mortgagee does not afford Tenant substantially the same rights and protections as does the applicable forms annexed hereto as Exhibit H-1 or H-2, as the case may be, shall be resolved by Expedited Arbitration, provided Tenant shall notify Landlord in writing of any such dispute within twenty (20) days of Tenant's receipt of such form of non-disturbance agreement.

               (b) In order to be effective, the SNDA Request and the SNDA Follow-up must: (i) specifically refer to the provisions of Subsection 5.05(a) hereof with respect to the failure of Tenant to execute, acknowledge and return any such SNDA's within five (5) days after the giving of the SNDA Follow-up and
(ii) be given in accordance with the provisions of Section 29.01 hereof



                                    ARTICLE 6

                                 Quiet Enjoyment


               6.01. Landlord covenants that during the term of this Lease Tenant shall have quiet and peaceable possession of the Premises, without hindrance or molestation by Landlord or any person claiming through or under Landlord, subject to the terms, covenants, conditions and provisions of this Lease.

                                    ARTICLE 7


                      Assignment, Subletting and Mortgaging

               7.01. Subject to the rights of Tenant set forth in the following Sections of this Article 7, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign in whole or in part or otherwise transfer in whole or in part this Lease or the term and estate hereby granted, (b) sublet the Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant and Tenant's Affiliates (as such term is defined in Section 7.02 hereof), (c) except as provided in Article 45 hereof, mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, or (d) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant, without in each instance obtaining the prior written consent of Landlord (which consent shall be granted or withheld in accordance with the following provisions of this Article 7).

               7.02. If Tenant (or any subtenant) is a corporation, the provisions of subdivision (a) of Section 7.01 shall apply to a transfer, whether by a single transaction or by a series of related or unrelated transactions, of stock (other than a transfer though the "over the counter market" or through any recognized stock exchange by persons who are not deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended) or any other mechanism, such as the issuance of additional stock, a stock voting agreement or change in class(es) of stock, which results in a change of control of Tenant (or such subtenant) as if such transfer of stock or other mechanism which results in a change of control of Tenant (or such subtenant) were an assignment of this Lease, and if Tenant (or such subtenant) is a partnership or joint venture or limited liability company (herein called an "LLC"), said provisions shall apply with respect to a transfer, by one or more transfers, of an interest in the distributions of profits and losses of such partnership or joint venture or LLC (or other mechanism, such as the creation of additional general partnership or limited partnership or LLC interests) which results in a change of control of such partnership or joint venture or LLC, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture or LLC which results in a change of control of such partnership or joint venture or LLC were an assignment of this Lease; provided, however, the provisions of subdivision (a), (b) or (d) of Section 7.01 shall not apply to any of the transactions or other mechanisms referred to in this Section 7.02 (herein called "Section 7.02 Transactions"), including, without limitation, any transactions with a corporation into or with which Tenant (or any permitted subtenant of Tenant) is merged or consolidated or to transactions with a corporation or partnership or LLC to which substantially all of Tenant's assets are transferred or to any corporation (herein collectively called "Tenant's Affiliates") which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such Section 7.02 Transactions:

         (i) the entity which is the Tenant hereunder immediately following such Section 7.02 Transaction has a net worth computed in accordance with GAAP at least equal to the lesser of (A) the net worth computed in accordance with GAAP of Tenant as of the date which is ninety (90) days prior to the consummation of the transaction in question, or (B) the Base Net Worth (as such term is defined in this Section 7.02);

         (ii)     proof of compliance with the net worth requirements of clause
                  (i) of this Section 7.02, consisting of an unqualified certificate of Tenant's chief financial officer as to such compliance accompanied by copies of the then most current financial statements available for Tenant and such transferee or successor, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction;

         (iii) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord duly executed by Tenant, shall have been delivered to Landlord at least ten
                  (10) days prior to the effective date of any such transaction (provided, however, that if such assignment has not been executed as of the 10th day prior to such effective date, the form of such assignment which Tenant then reasonably expects will be executed, which shall be in form and substance reasonably satisfactory to Landlord, shall be delivered on or before such 10th day and the actual executed assignment in substantially the same form shall be delivered to Landlord promptly following its execution and in any event on or prior to the effective date thereof);

         (iv) an instrument in form and substance reasonably satisfactory to Landlord (and Landlord agrees that the form annexed hereto as Exhibit K shall be satisfactory for this purpose), duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed and observed shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (provided, however, that if such assumption instrument has not been executed as of the 10th day prior to such effective date, the form of such assumption instrument which Tenant then reasonably expects will be executed, which shall be in the form of Exhibit K attached hereto or otherwise in form and substance reasonably satisfactory to Landlord, shall be delivered on or before such 10th day and the actual executed assumption instrument in substantially the same form shall be delivered to Landlord promptly following its execution and in any event on or prior to the effective date thereof); and

                  (v) such merger, consolidation or transfer shall be for a good business purpose and not principally for the purpose of transferring this Lease.

                  Notwithstanding the provisions of the preceding sentence to the contrary, the assignment and assumption instruments referred to in clauses (iii) and (iv) of the preceding sentence shall not be required in the case of Section 7.02 Transactions in which the same entity which is the Tenant under this Lease immediately prior to such Section 7.02 Transaction is the Tenant under this Lease immediately following such Section 7.02 Transaction. In such instance, in lieu of such assignment and assumption instruments, Tenant shall deliver to Landlord an opinion of counsel (which may be Tenant's in house general counsel opining in his or her professional capacity) in form and substance reasonably satisfactory to Landlord that, notwithstanding the occurrence of the Section 7.02 Transaction, the Lease remains the legal, valid, and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

                  As used in this Lease, the term "Base Net Worth" shall mean Three Hundred Million Dollars ($300,000,000), which $300,000,000 amount shall be subject to increase from and after the date of this Lease at the rate of increase, if any, in the Consumer Price Index (as such term is defined in Section 35.05 hereof).

Furthermore, the provisions of Section 7.01 shall not be deemed to prohibit the simultaneous occupancy of the Office Premises and/or the Retail Premises by, or a subletting of all or a portion of the Office Premises and/or the Retail Premises to one or more Tenant's Affiliates or the assignment of this Lease on one or more occasions to a Tenant's Affiliate; provided, however that (i) Landlord shall be given not less than ten (10) days prior written notice of any such assignment, sublease or occupancy arrangement accompanied by reasonable evidence of such affiliate relationship, (ii) the cessation of such affiliate relationship while such sublease or occupancy is continuing shall be deemed a transaction to which all of the terms of this Article 7 shall apply, and (iii) from and after any assignment of this Lease to a Tenant's Affiliate, any transactions or other mechanisms involving the assignor which would otherwise constitute Section 7.02 Transactions if same involved the assignee, shall also constitute Section 7.02 Transactions. For purposes of this Section 7.02, the term "control" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all the voting stock, and in case of a joint venture, partnership or LLC, or similar entity, ownership, directly or indirectly, of at least fifty percent (50%) of all the general or other partnership or membership (or similar) interests therein. Any agreement pursuant to which (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or a part of Fixed Rent or Additional Charges under this Lease, and/or (y) such third party undertakes or is granted any right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall be deemed an assignment of this Lease and subject to the provisions of Section 7.01 and, if applicable, Section 7.02.

         In the case of an assignment of this Lease to a Tenant's Affiliate, Tenant shall, not less than ten (10) days prior to the effective date of any such transaction, deliver to Landlord a guaranty of this Lease in the form annexed hereto as Exhibit X duly executed by the assignor of the Lease, and from and after the date of such transaction and for the balance of the term of this Lease, Tenant shall deliver to Landlord within 90 days after the end of the fiscal year for the assignor and assignee, respectively, the annual financial statements of the assignor and assignee, which shall be audited if and to the extent that the assignor and/or assignee prepare audited financial statements for any purposes other than compliance with the provisions of this sentence.

               7.03. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, after the giving of notice and the expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of
Section 7.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 7.

               7.04. Any assignment or transfer, whether made with Landlord's consent pursuant to Sections 7.01 or 7.11 hereof or without Landlord's consent pursuant to Section 7.02 hereof, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord (and the form annexed hereto as Exhibit K is deemed reasonably satisfactory for this purpose) whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 7.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the performance and observance of other obligations of this Lease on the part of Tenant to be performed or observed, subject, however to the provisions of Section 7.05 hereof.

                  7.05. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease; provided, however that if any such agreement or stipulation or modification or amendment to this Lease made between or binding on Landlord and any immediate or remote successor in interest to Tenant extends the term of this Lease or otherwise increases the obligations of the tenant under this Lease, then the liability of any predecessor to the assignee shall be no greater than if such agreement or stipulation or amendment or modification had not been made.

                  7.06. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

                  7.07. If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall set forth (i) in the case of a proposed subletting, the area proposed to be sublet, and, in the case of a proposed assignment, such notice shall set forth Tenant's intention to assign this Lease, (ii) the term of the proposed subletting, including the proposed dates of the commencement and the expiration of the term of the proposed sublease or the effective date of the proposed assignment, as the case may be, and (iii) the rents, work contributions, and all other material provisions that are proposed to be included in the transaction, (iv) in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (v) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, and (vi) such other information as Landlord may reasonably request, and Landlord agrees to make any such request for additional information to Tenant promptly after receipt of the information listed in clauses (i) through (v) hereof.

                  7.08. (a) Provided that Tenant is not in default of any of Tenant's obligations under this Lease after the giving of notice and the expiration of any applicable cure period, Landlord's consent shall not be required in the case of a proposed subletting of:

                  (x)      all or any portion of the Retail Premises; or

                  (y) a portion of the Office Premises from time other than a sublease covering more than 150,000 rentable square feet;

                  (b) With respect to any proposed assignment of this Lease, other than assignments of this Lease as to which Landlord's consent is not required pursuant to Section 7.02 hereof, and with respect to any proposed sublease, other than a sublease as to which Landlord's consent is not required pursuant to Section 7.02 or Section 7.08(a) hereof, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord, and the forms of consent annexed to this Lease as Exhibits Y-1 and Y-2, respectively, shall be deemed to be reasonably satisfactory for this purpose) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and on condition that Tenant is not in default of any of Tenant's obligations under this Lease after the giving of notice and the expiration of any applicable cure period and further provided and upon condition that:

                           (1) Tenant shall have delivered to Landlord a duplicate original of the sublease or assignment instrument and all other documents to be executed in connection therewith;

                           (2) The proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which complies with the use provisions of Article 2 hereof;

                           (3) The proposed assignee or subtenant has sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                           (4) The form of the proposed sublease shall comply with the applicable provisions of this Article 7; and

                           (5) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent (not to exceed S2,500 for any consent, which $2,500 amount shall be subject to increase from and after the date of this Lease at the rate of increase, if any, in the Consumer Price Index.

If Landlord shall fail to respond within twenty (20) days from the date Landlord has received Tenant's request to approve or disapprove the proposed assignment or sublease and all information required to be delivered by Tenant in connection with such request for consent, then Tenant may give Landlord a notice (herein called a "Deemed Approval Notice") that unless Landlord notifies Tenant in writing within ten (10) days after delivery to Landlord of the Deemed Approval Notice that Landlord approves or disapproves the proposed assignment or sublease Landlord shall be deemed to have approved such assignment or sublease. In the event Tenant so delivers a Deemed Approval Notice to Landlord, if Landlord fails to notify Tenant in writing within ten (10) days after delivery to Landlord of the Deemed Approval Notice that Landlord approves or disapproves the proposed assignment or sublease, Landlord shall be deemed to have approved such assignment or sublease. Any notice by Landlord disapproving an assignment or sublease shall set forth in reasonable detail Landlord's reasons for disapproving same.

                  7.09. With respect to each and every sublease or subletting under the provisions of this Lease (whether or nor such sublease requires the consent of Landlord), it is further agreed:

                           (a)      No subletting shall be for a term
                                    (including, without limitation, any renewal or extension options contained in the sublease) ending later than one day prior to the expiration date of the term of this Lease (including, without limitation, the First Extension Term, if the First Extension Option is exercised pursuant to Article 39 hereof, and the Second Extension Term, if the Second Extension Option is exercised pursuant to Article 40 hereof)

                           (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease (and all ancillary documents executed in connection with, with respect to or modifying such sublease) has been delivered to Landlord.

                           (c) Each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option (subject to the provisions of any non-disturbance agreement in effect between Landlord and such subtenant), take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or



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

                                    omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease unless consented to in writing by Landlord or by any previous prepayment of more than one (1) month's rent except to the extent such prepayment of rent was actually received by Landlord, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or
                                    (viii) required to remove any person
                                    occupying the Premises or any part thereof

                           (d) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with all of the terms of provisions of this Article 7.

                  7.10. (a) If Landlord shall give its consent (or be deemed pursuant to Section 7.08 to have given such consent) to any assignment of this Lease, or if there shall at anytime during the term of this Lease be in effect concurrently one or more subleases of the Office Premises (other than subleases which are Section 7.02 Transactions) covering, in the aggregate, in excess of 150,000 rentable square feet, Tenant shall in consideration therefor, pay to Landlord, as Additional Charges an amount equal to the fifty (50%) percent of any Assignment Profit (as such term is defined in Section 7.10(b) hereof) or Sublease Profit (as such term is defined in Section 7.10(c) hereof), as the case may be. The provisions of this Section 7.10 shall not apply to (i) subleases of the Retail Premises (or portions thereof), except that if a sublease covers both Retail Premises and Office Premises, the subletting of any portion of the Office Premises thereunder shall be subject to this Section 7.10, (ii) subleases of Office Premises during any period when the aggregate portion of the Office Premises covered by subleases is 150,000 rentable square feet or less, or (iii)
Section 7.02 Transactions.

                           (b) For purposes of this Section 7.10, the term
"Assignment Profit" shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, the then net unamortized or undepreciated portion (determined on the basis of Tenant's federal income tax returns) of the amount, if any, by which the original cost thereof exceeded any amounts paid for or contributed by Landlord which were applied by Tenant against such-original cost pursuant to the terms of this Lease); after deducting therefrom the amount of Tenant's Costs (as such term is defined in Section 7.10(e) hereof).

                           (c) For purposes of this Section 7.10, the term
"Sublease Profit" shall mean, for any portion(s) of the term of this Lease (each such portion of the term of this Lease being herein called a "Major Sublease Period") during which there are in effect one or more subleases of the Office Premises (other than subleases which are Section 7.02 Transactions) which, in the aggregate, cover in excess of 150000 rentable square feet of the Office
Premises:

                  (i) the excess of (X) the aggregate of all rents, additional charges or other consideration payable to Tenant under all subleases in effect during the Major Sublease Period (herein collectively called "Major Subleases") with respect to all portions of the Office Premises covered by such Major Subleases and allocable to the Major Sublease Period, over (Y) the Fixed Rent and Additional Charges accruing during the Major Sublease Period in respect of such subleased portions of the Office Premises (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, plus

                  (ii) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property by the subtenants under or in connection with the Major Subleases, less the then net unamortized or undepreciated portion (determined on the basis of Tenant's federal income tax returns) of the amount, if any, by which the original cost thereof exceeded any amounts paid for or contributed by Landlord which were applied by Tenant against such original cost pursuant to the terms of this Lease), which net unamortized amount shall be deducted from the sums paid in connection with such subleases in equal monthly installments over the balance of the term of such subleases (each such monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this Lease), less

                  (iii) Tenant's Costs relating to the Major Subleases, determined on the following basis: Tenant's Costs for each Major Sublease shall be amortized over the entire term of the applicable Major Sublease and the total portion of the amortization of such Tenant's Costs for all Major Subleases allocable to the Major Sublease Period shall be reimbursable to Tenant from the first Sublease Profits for such Major Sublease Period prior to any payments to Landlord of Landlord's share of such Sublease Profits.

An example of the calculation of Sublease Profit in accordance with this Section
7.10 is annexed to this Lease as Exhibit Y.

                           (d) Subject to Section 7.10(c) hereof, the sums
payable under this Section 7.10 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

                           (e) For purposes of this Section 7.10, the term
"Tenant's Cost" shall mean the reasonable expenses actually incurred by Tenant in connection with the assignment and subletting in question for gains and transfer taxes, brokerage commissions, advertising expenses, attorneys' fees, any reasonable rent credit or concession or work allowance, any lease buyout payments made by Tenant as an inducement to the assignee or subtenant in question, any moving or relocation expenses of such assignee or subtenant which are paid by Tenant, and any tenant work performed by Tenant at its expense in connection with such assignment or subletting based on bills, receipts or other evidence of such costs reasonably satisfactory to Landlord.

                  7.11. Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 7.10 hereof) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, but not limited to, reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  7.12. (a) With respect to (i) subject to Section 7.12(f) hereof, any subletting of at least 2 contiguous floors within the Retail Premises to a bona-fide third party unaffiliated with Tenant or (ii) any subletting of twenty thousand (20,000) or more contiguous rentable square feet in the Office Premises to a bona-fide third party unaffiliated with Tenant, which in the case of either clause (i) or (ii) of this sentence:

                  (A)      complies with the provisions of clauses (1) through
                           (5) of Section 7.08(b) hereof,

                  (B) provides for fixed rent and additional rent on account of Real Estate Taxes, Operating Expenses and electricity, on a per rentable square foot basis, which, in the aggregate, is equal to or in excess of the sum of (i) the rate of Fixed Rent allocated to such portion of the Premises in accordance with Exhibit D annexed hereto, on a per rentable square foot basis, plus (ii) the Additional Charges on account of Real Estate Taxes, Operating Expenses and electricity payable by Tenant hereunder and allocated to such portion of the Premises, such allocation to be made on a per rentable square foot basis in accordance with the rentable areas for each floor of the Premises as set forth on Exhibit B-1 annexed hereto (the minimum Fixed Rent and Additional Charges required to be paid by such subtenant pursuant to this clause (B) being herein collectively called the "Minimum SNDA Rent"), or, in the alternative, provides for a rental rate that is less than the Minimum SNDA Rent, but will automatically increase to the Minimum SNDA Rent from and after the attornment of the sublessee to Landlord as hereinafter provided,
                           (1)

                  (C) in the case of subleases of the Retail Premises, is for a term of at least ten (10) years and has a term which expires on the same date as all other subleases of the Retail Premises then in effect as to which Landlord has theretofore granted a Subtenant SNDA [as such term is defined in this Section 7.12 (a)] (and does not contain any extension or renewal options

----------

(1) Notwithstanding the foregoing provisions of this clause (B), in the case of proposed sublettings of the Retail Premises, the calculation of Minimum SNDA Rent shall be made without reference to Additional Charges payable under this Lease with respect to Operating Expenses and/or, for so long as the proposed subtenant is paying for electricity on a direct meter basis or a submetered basis to Landlord, without reference to Additional Charges payable under this Lease with respect to electricity.

                           which would be binding on Landlord in the event Landlord succeeds to the position of Tenant under such sublease),

                  (D) in the case of subleases of the Office Premises, is for a term of at least five (5) years,

                  (E) permits the use of the portion of the Premises so sublet solely for uses permitted under Section 2.02 hereof, and no other purposes, and, in addition, (x) with respect to a sublease of the Office Premises, shall expressly prohibit use for purposes prohibited under Section 2.02(c) hereof and for any Additional Prohibited SNDA Uses (as such term is defined in Section 7.12(d) hereof), (y) with respect to a sublease of the Retail Premises, shall expressly prohibit use for a restaurant and/or bar except for a Permitted SNDA Restaurant/Bar Use (as such term is defined in Section 7.12(e) hereof) or a restaurant and/or bar use which is incidental to another use of the Retail Premises permitted hereunder (e.g., a restaurant and/or bar included within a bookstore),

                  (F) in the case of a proposed subletting of all or any portion of the Retail Premises for an entertainment use (including, without limitation, live performances, movies or multimedia screening rooms), requires the installation of sound attenuation material sufficient to reduce sound emission from the applicable portion of the Retail Premises to any other portion of the Retail Premises, or any portion of the Office Premises or Building Lobby, or any leased portions of the Below-Grade Premises (collectively, the "Applicable Areas"), in each case to the following standard:

                                    No sound shall be emitted from within the applicable portion of the Retail Premises which exceeds a level of NC 30. Measurements of sound levels shall be made in accordance with the American National Standards Institute of Standard S1-1984, with a "type 1" sound level meter as defined in such standards,

Landlord agrees that, within twenty (20) days after written request of Tenant and delivery to Landlord of the items referred to in subsections 7.08(b)(l), (2) and (3) hereof and payment of the charges referred to in subsection 7.08(b)(5) hereof, Landlord shall enter into a subordination, non-disturbance and attornment agreement with the subtenant in the form annexed hereto as Exhibit 1 (herein called a "Subtenant SNDA"). The sublease in question shall be deemed to contain the Minimum SNDA Rent as required pursuant to this Section 7.15 notwithstanding that such rental rate is only payable after such subtenant becomes a direct tenant of Landlord pursuant to the applicable Subtenant SNDA. In the event Tenant shall request such a Subtenant SNDA on behalf of a particular subtenant, then, in making its determination as to the acceptability of such subtenant, Landlord shall apply, in its review of the creditworthiness and financial ability of such subtenant, the same standard of review as Landlord would use with respect to a direct tenant proposing to lease from Landlord the amount of space in the Building which such subtenant is proposing to sublet for the Minimum SNDA Rent as if such sublease were a Major Sublease.

                  (b) Intentionally Omitted.

                  (c) In the event that (i) Tenant has converted the 5th floor or the 4th and 5th floors, as the case may be (herein called the "Converted Floor(s)") to use as Office Premises pursuant to Section 2.02(d) hereof, (ii) Tenant has previously sublet by one or more subleases the entire balance of the Retail Premises remaining after such conversion and Landlord has entered into a Subtenant SNDA with the subtenant(s) under all such subleases of the Retail Premises, (iii) Tenant proposes to sublease the Converted Floor(s) or a portion thereof and such sublease would otherwise qualify for a Subtenant SNDA under this Section 7.12 but for the fact the rental thereunder does not equal or exceed the Minimum SNDA Rent, then such sublease shall be deemed to contain the Minimum SNDA Rent if the aggregate of the rents under the sublease of the Converted Floor(s) or portion thereof and the rents for the aforementioned subleases of the Retail Premises equals or exceeds the aggregate Minimum SNDA Rent for the entire Retail Premises and such Converted Floor(s) or portion thereof as set forth on Exhibit D annexed hereto, provided, however, that in considering whether to grant a Subtenant SNDA to the subtenant of the Converted Floor(s) or portion thereof under such circumstances Landlord may take into account, in addition to all other relevant factors, the net worth and creditworthiness of the subtenants of the Retail Premises, and Tenant shall provide Landlord upon request with such information regarding such net worth and creditworthiness as Landlord may reasonably request.

                  (d) As used herein the term "Additional Prohibited SNDA Uses" shall mean (1) a banking, trust company, or safe deposit business (other than general and executive offices for such businesses and not for "off the street" business purposes) and, (2) a savings bank, a savings and loan association, or a loan company operating an "off the street" business to the general public at the Premises (other than general and executive offices for such businesses and not for "off the street" business purposes), (3) the sale of travelers' checks and/or foreign exchange (other than general and executive offices for such businesses and not for "off the street" business purposes), (4) a stock brokerage office operating an "off the street" business to the general public at the Premises (other than general and executive offices for stock brokerage business and not for "off the street" business purposes), (5) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods, (6) the business of photographic reproductions and/or offset printing (except that such subtenant may use part of the sublet premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities and except for general and executive offices: for such businesses and not for "off the street" business purposes), (7) an employment or travel agency (other than general and executive offices for such businesses and not for "off the street" business purposes), (8) a school or classroom (other than general and executive offices of a school or university and not for classroom use), (9) offices of any charitable, religious, union or other not-for-profit organization, or any tax exempt entity within the meaning of Section 168(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended).

                  (e) As used herein, the term "Permitted SNDA Restaurant/Bar Use" shall mean either (i) a restaurant and/or bar use which in either case sells food and beverages primarily on a table service basis, excluding any such restaurants or bars providing a quality of food or service at or below the quality of food or service provided by Denny's, Friendly's, and/or other similar establishments as of the date of this Lease, or (ii) a McDonald's and/or Starbuck's, or (iii) a so-called "flagship" location for a national restaurant and/or bar chain. In order to qualify the use of the Retail Premises (or portion thereof) as a "flagship" location, Tenant must furnish Landlord with evidence reasonably satisfactory to Landlord that the subtenant in question (A) is a national or regional chain with not less than 150 locations in addition to the location at the Building, (B) intends to use the Retail Premises (or portion thereof sublet by such subtenant) as a unique (among locations in Manhattan), flagship location which will include substantial amenities not found at any other locations of such chain in Manhattan, and (C) intends to make improvements to the Retail Premises (or portion thereof sublet by such subtenant) at a cost per square foot substantially in excess of the cost per square foot which would be incurred by such subtenant in installing a "typical" location for such subtenant in the Retail Premises (and any Subtenant SNDA executed with such subtenant shall contain and be subject to the condition that such subtenant shall deliver to Landlord, within thirty (30) days after occupying the Retail Premises or any portion thereof, evidence reasonably satisfactory to Landlord, including without limitation copies of paid invoices, evidencing that the requirements of clauses (B) and (C) of this sentence have been met). It is acknowledged and agreed that, as a condition to Landlord's obligation to grant a Subtenant SNDA with respect to a proposed subletting for a Permitted SNDA Restaurant/Bar Use, such subletting must also comply with the provisions of clauses (1) through (4) of Section 7.08(b) hereof and the remaining provisions of this Section 7.12 applicable to a subletting of all or a portion of the Retail Premises.

                  (f) A subtenant which subleases in the aggregate at least 2 contiguous floors within the Retail Premises by means of (i) a direct sublease from Tenant covering a portion of such subtenant's premises (the "Direct Sublease Space"), and (ii) an underlease from Tenant or an Affiliate of Tenant covering the balance of such subtenant's premises (the "Sublease Back Space"). which Sublease Back Space was sub-sublet to Tenant or such Affiliate, as the case may be, pursuant to a Sublease Back (as such term is defined in Section 42.01(vi) hereof), shall be deemed to meet the requirement of clause (i) of the first sentence of Section 7.12(a) hereof. Such subtenant shall be entitled to a Subtenant SNDA provided and on condition that:

                  (1) both the subletting of the Direct Sublease Space and the underletting of the Sublease Back Spade otherwise meet the applicable requirements of Section 7.12(a)(A), (C), (D), (E) and (F) hereof, and

                  (2) both the subletting of the Direct Sublease Space and the underletting of the Sublease Back Space expire on the same date, and

                  (3) the sublease of the Direct Sublease Space meets the requirements of Section 7.12(a)(B) hereof, and

                  (4) the underlease of the Sublease Back Space provides for fixed rent and additional rent on account of Real Estate Taxes, Operating Expenses and electricity, on a per rentable square foot basis, which, in the aggregate, is equal to or in excess of the Minimum SNDA Rent for such Sublease Back Space, or, in the alternative, provides for a rental rate that is less than the Minimum SNDA Rent, but will automatically increase to the Minimum SNDA Rent from and after the attornment of the sublessee to Landlord in the event of a termination of both the underlease and the Sublease Back.

                  (g) With respect to a proposed subletting of the entire Retail Premises (or a portion thereof consisting of at least the entire first, second and third floors of the Building) which would otherwise meet the requirements for obtaining a Subtenant SNDA under this Section 7.12 but for the fact that the proposed sublease fails to meet the requirement of Section 7.12(a)(B) hereof, Landlord agrees that it shall not unreasonably refuse to execute and deliver a Subtenant SNDA with respect to such proposed subletting and the Sign Agreement (as such term is defined in Section 42.01(iv) hereof) referred to in Section
7.12 (g)(ii) below, provided and on condition that:

                  (i) the proposed sublease provides for the payment to Tenant (or to Landlord upon an attornment of such subtenant to Landlord in the event of a termination of this Lease) of fixed rent and additional rent on account of Real Estate Taxes, Operating Expenses and electricity which, in the aggregate, is equal to or in excess of eighty-five (85%) percent of the Minimum SNDA Rent for the premises proposed to be sublet (the amount by which such fixed rent and additional rent under such proposed sublease is less than such Minimum SNDA Rent being herein called the "Retail Rent Shortfall");

                  (ii) prior to or simultaneously with the execution of such sublease, Tenant has entered into a Sign Agreement with either the proposed subtenant in question or a third-party Sign User (as such term is defined in Section 42.01(iv) hereof), which, in either case,

                           (x) provides for the payment by the subtenant or Sign User, as the case may be, to Tenant (or to Landlord upon an attornment of such subtenant or Sign User to Landlord in the event of a termination of this Lease), of rent, license fees and/or other income in an amount not less than the greater of(A) the reasonable fair market consideration for the sign locations in question, or (B) the Retail Rent Shortfall,


                           (y) is for a term which ends and expires on the expiration date or earlier termination of the proposed sublease, and

                           (z)      is otherwise in form and substance
                                    reasonably satisfactory to Landlord; and

                  (iii) in the case of a third party Sign User, the creditworthiness of such Sign User is reasonably satisfactory to Landlord taking into account that the payments being made by such Sign User are, in part, "compensating" for the Retail Rent Shortfall and, accordingly, that Landlord requires that the creditworthiness of such Sign User be at least as favorable as the creditworthiness of the proposed subtenant; provided, however, that in considering the acceptability of the creditworthiness of such Sign User, Landlord shall further consider any improvement in the net worth and creditworthiness of the then Tenant as of the date such Subtenant SNDA is requested from the net worth and creditworthiness of Tenant on the date of this Lease.

Notwithstanding the provisions of clause (g)(ii)(y) of the preceding sentence, Landlord agrees that, if the Sign User in question is a third party other than the proposed retail subtenant or an affiliate of the proposed retail subtenant, a Sign Agreement for a term which ends and expires on the expiration date or earlier termination of the proposed sublease but not upon any earlier termination of the proposed sublease shall be acceptable to Landlord if, as of the date such Subtenant SNDA's are requested, the proposed subtenant of the Retail Premises in question has a

Standard & Poors credit rating of at least "BBB+" or a then-equivalent credit rating (herein called the "Minimum Retail Credit Rating"). If the proposed subtenant does not meet the Minimum Retail Credit Rating, Landlord agrees nevertheless to consider granting the Subtenant SNDA for the proposed Sign Agreement which is for a term as described in the immediately preceding sentence if the then Tenant has a credit rating equal to the Minimum Retail Credit Rating and Tenant shall provide Landlord with assurances reasonably satisfactory to Landlord that Tenant will maintain such Minimum Retail Credit Rating for the balance of the term of the proposed sublease of the Retail Premises.


                                   ARTICLE 8

                              Compliance with Laws

                  8.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all present and future Legal Requirements in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises; provided, however, that Tenant shall not be obligated to make (x) structural repairs or alterations, or (y) repairs or alterations to those portions of the Building Systems installed by Landlord, or (z) any other repairs or alterations (herein called "Building Work Future Compliance Costs") which are required to comply with Legal Requirements and are required to be made to or as a result of installations or improvements made as part of Building Work (as opposed to any Alterations made by Tenant including, without limitation, Tenant's Work), unless the need for any of the alterations or repairs referred to in clauses (x), (y), or (z) of this sentence arises out of one or more of the causes set forth in clauses (i) through (iii) of the next succeeding sentence. Tenant shall also be responsible for the cost of compliance with all present and future Legal Requirements in respect of the Real Property arising from (i) Tenant's particular manner of use of the Premises or operation of its installations, equipment or other property therein (other than the mere use of the Office Premises as generic executive and general offices and the Retail Premises as generic retail space), (ii) any cause or condition created by or at the instance of Tenant, including, without limitation, any Alterations made by Tenant, including, without limitation, Tenant's Work, or (iii) the breach of any Tenant's obligations hereunder, whether or not such compliance arises from any of the causes set forth in this sentence requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this
Section 8.01. Without limiting the generality of the foregoing, it is specifically agreed that Tenant shall comply with all Legal Requirements that require the installation, modification or



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maintenance within the Premises of (i) any fire-rated partitions, gas, smoke, or fire detector or alarm, any emergency signage or lighting system, or any sprinkler or other system to extinguish fires or (ii) any handicap facilities, except that the foregoing shall not be deemed to limit Landlord's obligation to perform the Building Work. However, Tenant need not comply with any law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02 hereof. Landlord, at its expense but subject to recoupment as Operating Expenses if and to the extent provided in Article 3 hereof, shall comply with all Legal Requirements applicable with respect to the Premises but only to the extent Tenant is not required to comply therewith pursuant to this
Section 8.01 or any other provision of this Lease. Landlord may defer compliance so long as Landlord shall be contesting the validity or applicability thereof or so long as other owners of first-class office buildings in New York, New York are generally not complying with a particular Legal Requirement, provided that, in any event, (A) Landlord's deferral of such compliance does not (i) adversely affect Tenant's use or enjoyment of the Premises for the uses permitted under this Lease, (ii) prevent or delay Tenant from making Alterations permitted hereunder, (iii) prevent Tenant from making New York City Building Department filings or obtaining permits for Alterations, (iv) subject Tenant to criminal penalty or to prosecution for a crime, or any other fine or charge, or (v) prevent Tenant from fulfilling its obligations under this Lease, and (B) the Premises, or any part thereof, shall not be subject to being condemned or vacated, by reason of such non-compliance or otherwise by reason of such contest.

                  8.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of any public authority, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises or any part thereof or the Building or Land, or any part thereof, be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, provided however that such requirement shall not apply if Tenant furnishes to Landlord evidence that the net worth of Tenant computed in accordance with GAAP is at least equal to the Base Net Worth; (c) such noncompliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or the Manager, or any officer, director, partner, shareholder or employee of Landlord or the Manager, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or



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otherwise, unless such charge is withdrawn before Landlord or the Manager, or such officer, director, partner, shareholder or employee of Landlord or the Manager (as the case may be) is required to plead or answer thereto. Notwithstanding the foregoing provisions of this Article 8, Tenant shall not be deemed to be in default of its obligations to make any repair, alteration or improvement to, or to maintain, the Premises pursuant to Section 8.01 hereof if and to the extent Tenant is unable to do so by reason of strikes, labor disputes or unavailability of materials or work force or by reason of Landlord's breach of its obligations under this Lease (herein collectively called "Tenant Force Majeure Causes"), but Tenant shall commence such repairs, alterations or improvements promptly after the cessation of such Tenant Force Majeure Causes and thereafter diligently pursue same to completion.

                                    ARTICLE 9

                                    Insurance

                  9.01. Tenant shall not violate, or permit the violation of, and shall promptly cure or cause the cure of any such violation of which Tenant receives written notice, any condition imposed by any insurance policy then issued in respect of the Real Property (provided such condition is a Standard Insurance Requirement) and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Real Property over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Real Property in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property; provided, however, that in no event shall the mere use of the Office Premises for customary and ordinary office purposes or the mere use of the Retail Premises for retail purposes permitted under this Lease, as opposed, in either case, to the manner of such use, constitute a breach by Tenant of the provisions of this Section 9.01.

                  9.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the premiums on Landlord's insurance on the Real Property shall be higher than they otherwise would be, and Landlord shall notify Tenant of such fact and, if Tenant shall not within 15 days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Tenant shall reimburse Landlord, on demand and as Additional Charges, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, shall be conclusive evidence of the facts therein



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stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

                  9.03. Tenant, at its expense, shall maintain at all times during the term of this Lease (a) "all risk" property insurance covering all present and future leasehold improvements, Tenant's Property and Tenant's improvements and betterments to a limit of not less than the full replacement value thereof, such insurance to include a replacement cost endorsement, and (b) commercial general liability insurance, including contractual liability, in respect of the Premises and the conduct or operation of business therein, with Landlord and the Manager, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, (c) steam boiler, air-conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the Premises (excluding any portions of the Building Systems), with Landlord and the Manager, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as loss payees, with limits of not less than Five Million ($5,000,000) Dollars and (d) when Alterations are in progress, the insurance specified in Section 11.05 hereof. The limits of such insurance shall not limit the liability of Tenant. At least ten (10) days prior to the Commencement Date, Tenant shall deliver (i) to Landlord, a duplicate original (or a copy certified by Tenant's insurance carrier to be true, accurate and complete) of such fully paid-for policies, and (ii) to any additional insureds other than Landlord, certificates of such insurance issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any other additional insureds a certificate evidencing such renewal issued by the insurance company or its authorized agent at least thirty (30) days before the expiration of any existing policy with a duplicate original (or a copy certified by Tenant's insurance carrier to be true, accurate and complete) of such renewal policy to be delivered to Landlord promptly after same is available to Tenant. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and. carrying a rating of A VIII or better or the then equivalent of such rating (herein called "Acceptable Insurance Companies"), and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insureds are given at least thirty
(30) days prior written notice of such cancellation or modification. The proceeds of policies providing "all risk" property insurance of Tenant's improvements and betterments shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear. The parties shall cooperate with each other in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be reasonably required to recover any such insurance monies. Such insurance may be



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carried in a blanket policy covering the Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this
Article 9 and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Section 9.03.

                  9.04. Each party agrees to have included in each of its insurance policies (insuring the Building and any other Landlord's property therein in case of Landlord, and insuring Tenant's Property (as such term is defined in Section 12.02 hereof) and improvements and betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the term of this Lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.03 hereof. Each party hereby releases the other party, with respect to any claim (including, without limitation, a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this Section (collectively, "Insured Losses"). Nothing contained in this Section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

                  9.05. Landlord may from time to time (but not more than one time in any thirty-six (36) month period) require that the amount of the insurance to be maintained by Tenant under Section 9.03 hereof be reasonably increased, so that the amount thereof adequately protects Landlord's interest; provided, however, that the amount to which such insurance requirements may be increased shall not exceed an amount then being required by landlords of comparable office buildings or buildings containing both office and retail use in the Times Square section of Manhattan.

                  9.06. (a) Landlord shall maintain in respect of the Building at all times during the term of this Lease fire and casualty insurance covering the Building and Landlord's property (but excluding all present and future leasehold improvements. Tenant's Property and Tenant's improvements and betterments) to a limit of not less than the full replacement value thereof. Such insurance may be carried in a blanket policy covering the Building and other locations of Landlord or its affiliates, and in such event Landlord shall make a reasonable



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allocation of the portion of the total premium paid for such blanket policy allocable to the Real Property for purposes of computing Operating Expenses and, within fifteen (15) days after written request, shall furnish Tenant with documentation showing the basis of such allocation. Landlord shall maintain or cause its contractor to maintain "builder's risk" insurance during the period the Building Work is being performed. Landlord shall at all times during the term of this Lease maintain in effect commercial general liability insurance covering the Premises in an amount not less than the amount of commercial general liability insurance required to be carried by Tenant from time to time under this Lease, and Landlord shall name Tenant as an additional insured thereunder, but only as to third-party claims against Tenant which result from Landlord's breach of its obligations contained in this Lease. Landlord shall furnish to Tenant a certificate of insurance evidencing the insurance required to be maintained by Landlord hereunder (including, without limitation, any renewals and amendments thereto) within ten (10) days after written request by Tenant therefor, but not more than once in any twelve (12) month period.

                  (b) In the event Landlord fails to carry any insurance which Landlord is required to maintain under this Lease, Tenant may notify Landlord of such fact and of Tenant's intention to obtain such insurance on Landlord's behalf unless Landlord obtains same and furnishes evidence of same to Tenant within four (4) Business Days after Landlord's receipt of such notice. If Landlord fails to obtain such insurance and furnish evidence of same to Tenant within four (4) Business days after receipt of Tenant's notice, then Tenant may give Landlord a second notice of such fact and of Tenant's intention to obtain such insurance on Landlord's behalf within two (2) Business Days after receipt of Tenant's second notice, and if, within two (2) Business Days after receipt of Tenant's second notice, Landlord has failed to obtain such insurance and furnish evidence of same to Tenant, Tenant may (in its sole discretion and without any liability whatsoever if Tenant elects not to do so) obtain such insurance on Landlord's behalf at Tenant's sole cost and expense except that Landlord shall reimburse Tenant for the cost of obtaining such insurance if and then only to the extent that such cost exceeds the cost which Landlord would have incurred to obtain such insurance (taking into account, for example, Landlord's ability, if any, to obtain such insurance under a blanket policy if applicable) within ten
(10) days after delivery to Landlord of an invoice therefor (herein called "Incremental Insurance Costs"), together with interest on such Incremental Interest Costs at the Interest Rate from the date expended by Tenant until the date reimbursed by Landlord. If Landlord fails to reimburse Tenant for such Incremental Insurance Costs within such ten (10) day period, then Tenant may offset same with interest at the Interest Rate from the date expended by Tenant until the date offset by Tenant against the next installment(s) of Fixed Rent payable under this Lease. Notwithstanding the foregoing, if at any time prior to Tenant's offset of such amounts Landlord disputes Tenant's claim that Landlord was required to obtain such insurance and/or that Landlord has failed to do so and/or furnish evidence of same to Tenant, then Tenant may not exercise such offset right unless and until such dispute has been finally resolved in Tenant's favor. Any such



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dispute which is not resolved between the parties within fifteen (15) days after
Landlord's notice of dispute shall be finally resolved by Expedited Arbitration.

                                   ARTICLE 10

                              Intentionally Omitted

                                   ARTICLE 11

                                   Alterations

                  11.01. (a) Except as otherwise specifically provided in this Lease, Tenant shall make no improvements, changes or alterations in or to the Premises (herein called "Alterations") of any nature without Landlord's prior written approval.

                           (b) With respect to Alterations other than those
performed as part of Tenant's Work, if Landlord shall fail to respond to Tenant's written request for approval of any such Alterations, which request shall be accompanied by drawings, plans and specifications to the extent required by and in accordance with the provisions of Section 11.02(a) hereof (herein called an "Initial Alterations Request"), within ten (10) Business Days after such Initial Alterations Request is made by Tenant, with Landlord's approval or disapproval, then Tenant shall have the right to give to Landlord a second notice (herein called a "Second Alterations Request"), and if Landlord shall fail to respond to such Second Alterations Request within five (5) Business Days after Landlord's receipt thereof with Landlord's written approval or disapproval (and any such disapproval shall set forth in reasonable detail the reason(s) therefor), then such Second Alterations Request shall be deemed approved by Landlord, provided that such Initial Alterations Request and Second Alterations Request shall have specifically referred to this Section 11.01 and specifically stated that Landlord must respond within such ten (10) Business Day and five (5) Business Day periods or such Second Alterations Request for approval shall be deemed approved.

                           (c) With respect to Tenant's Work, Tenant shall
submit the plans and specifications therefor in three phases as follows (i) complete schematic design drawings, (ii) complete design development drawings, and (iii) complete construction documents. Provided that Tenant submits such plans and specifications in 3 phases as set forth in the preceding sentence, then Landlord agrees to respond to Tenant's request for approval to each phase of such plans and specifications within the number of days set forth in the chart below following the



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delivery to Landlord of an Initial Alterations Request accompanied by submission of such phase of the plans and specifications:


Schematic Design Drawings                           7 Business Days
Design Development Drawings                         7 Business Days
Construction Documents                              12 Business Days

Tenant may deliver the plans and specifications for Tenant's Work in multiple submissions covering various portions of the Premises, but Tenant agrees to act reasonably in determining the portions of the Premises covered by each submission (e.g., if Landlord could not reasonably review and approve plans and specifications covering a portion of a floor because of the particular work proposed to be performed thereon without reviewing the plans and specifications for the entire floor, Tenant shall submit the plans and specifications for the entire floor as a single submission).

If Landlord shall fail to respond to Tenant's Initial Alterations Request as to any group of plans and specifications for Tenant's Work within the time period set forth in the chart above with Landlord's approval or disapproval, then Tenant shall have the right to give to Landlord a Second Alterations Request with respect thereto, and if Landlord shall fail to respond to such Second Alterations Request within three (3) Business Days after Landlord's receipt thereof with Landlord's written approval or disapproval (any disapproval given by Landlord pursuant to this Section 11.01(c) shall set forth in reasonable detail the reason(s) therefor), then such group of plans shall be deemed approved by Landlord, provided that such Initial Alterations Request and Second Alterations Request shall have specifically referred to this Section 11.01(c) and specifically stated that Landlord must respond within the time periods set forth herein, specifically stating such time periods, failing which such plans and specifications shall be deemed approved.

                           (d) If Landlord shall approve any plans and
specifications for Tenant's Work in part and disapprove such plans and specifications in part, Landlord shall notify Tenant with reasonable specificity of the portions of the plans and specifications which are disapproved by Landlord, setting forth in reasonable detail the reasons for such disapproval (herein called a "Partial Approval Notice"). In the event Landlord gives a Partial Approval Notice, all portions of the plans and specifications submitted to Landlord which are not disapproved by Landlord in such Partial Approval Notice shall be deemed approved by Landlord. In addition, in the event Landlord gives a Partial Approval Notice and tenant disputes Landlord's disapproval pursuant to Section 38.01 hereof and it is subsequently determined that Landlord wrongfully withheld its approval of a portion of Tenant's plans and specifications, then notwithstanding the provisions of



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



Section 2.01(e) hereof to the contrary, Tenant shall not be entitled to an extension of the Rent Commencement Date as provided for in Section 2.01(e). In lieu of such extension, Tenant shall be entitled to an abatement of the Fixed Rent and Additional Charges (in addition to any other abatements to which Tenant is otherwise entitled under this Lease) allocable to the portion of the Premises (which may constitute the entire Premises) in which Tenant could not, consistent with reasonable construction scheduling practices, reasonably commence or continue to perform Tenant's Work by reason of such partial disapproval of Tenant's plans and specifications for each day that, as a result of such disapproval, Tenant is delayed in occupying the Office Premises (or such portion thereof) for the conduct of its business or using the Retail Premises (or such portion thereof) for the purposes permitted hereunder. If Tenant shall dispute a Partial Approval Notice, then the notice of such dispute given by tenant pursuant to Section 38.01 hereof shall specify the portion of the Premises as to which Tenant is Unable to commence or continue Tenant's Work in accordance with the immediately preceding sentence (which may constitute the entire Premises). Any disputes between Landlord and Tenant with respect to the application of this
Section 11.01(d) which are not resolved within ten (10) days after either party notifies the other party of such dispute shall be resolved by Expedited Arbitration.

                           (e) Any plans and specifications submitted for
Landlord's approval for Tenant's Work or other Alterations which are disapproved shall be resubmitted to Landlord with the revisions clearly marked as such. If Landlord shall fail to respond to a request for approval of any such resubmitted plans within five (5) Business Days following delivery to Landlord of such resubmitted plans, then Tenant shall have the right to give to Landlord a second notice with respect thereto, stating that if Landlord fails to respond to such second request for approval within two (2) Business Days after delivery of such second notice Landlord shall be deemed to have approved the revisions set forth on such resubmitted plans and specifications; if Landlord shall fail to respond to such second notice within two (2) Business Days after Landlord's receipt thereof with Landlord's written approval or disapproval (and any such disapproval given by Landlord shall set forth in reasonable detail the reason(s) therefor), then such resubmitted plans and specifications shall be deemed approved by Landlord.

                           (f) Notwithstanding anything to the contrary set
forth above and provided Tenant shall be in compliance with the applicable provisions of this Article II, Tenant or any permitted subtenant or other permitted occupant of the Premises, may at its sole expense, without Landlord's prior approval, undertake Non-Material Alterations [as such term is defined in this Section 11.01(f)]. A "Material Alteration" is an Alteration which (i) is not limited to the interior of the Premises or which affects the exterior (including, without limitation, the appearance) of the Building or the windows of the Building (other than merely being visible through the windows of the Building), (ii) is structural or affects the structural integrity or strength of the Building, (iii) affects the usage or the proper functioning of the mechanical, electrical, sanitary, heating, ventilating; air-conditioning or other service systems of the Building,



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except to a de minimis extent and except that Alterations which affect solely the internal distribution of any such systems installed by Tenant, as opposed to the portions of such systems installed by Landlord as part of the Building Work (herein called "System Distribution Alterations"), shall not be deemed "Major Alterations" by reason of this clause (iii), or (iv) affects the Lobby of the Building, except that changes affecting solely the finishes of the Lobby (i.e., painting, wall coverings, and floor coverings) and other nonstructural changes to the interior of the Lobby (i.e., not including an expansion of the size of the Lobby or the location of the Building doors) which do not affect Building Systems located within or serving the Lobby (other than System Distribution Alterations) shall not be deemed "Major Alterations" by reason of this clause
(iv). Any Alteration which is not a Material Alteration is herein called a "Non-Material Alteration". Landlord agrees not to unreasonably withhold its consent to any Material Alteration, and the provisions and procedures of Section 11.01(b) shall apply with respect to any request by Tenant for approval of any Material Alterations. For purposes hereof, Landlord shall not be deemed to be acting unreasonably if it withholds consent to a Material Alteration which: (i) affects the exterior of the Building (other than mere appearance of the exterior of the Building), (ii) would have an adverse affect on the heating, ventilation and air-conditioning (herein called "HVAC"), mechanical, electrical or plumbing facilities of the Building (except to a de minimis extent and except for System Distribution Changes), (iii) would have an adverse affect (except to a de minimis extent) on the structure or the structural integrity or strength of the Building, or (iv) would make Landlord ineligible for or reduce or otherwise adversely affect Landlord's eligibility for Landlord's Historic Tax Credits, subject to the provisions of Section 41.02 hereof.

                  11.02. (a) Before proceeding with any Alteration, Tenant shall
(x) at Tenant's expense, file all required architectural, mechanical, electrical and engineering drawings and obtain all necessary permits, if any, as required by applicable Legal Requirements, and (y) submit to Landlord, for Landlord's approval [but such submission shall, in the case of Non-Material Alterations, not be for Landlord's approval but rather for the purposes hereinafter set forth in this subsection 11.02(a) and Section 41.01 hereof], such drawings, plans and specifications for the work to be done, and Tenant, subject to the deemed approval provisions set forth in Section 11.01 above, shall not proceed with such work until it obtains Landlord's written approval of such drawings, plans and specifications if so required pursuant to Section 11.01 hereof. The provisions of clause (y) of the immediately preceding sentence shall apply only with respect to drawings, plans and specifications for Alterations if and to the extent (i) same are required to be prepared by applicable Legal Requirements, or
(ii) same are otherwise customarily prepared for Alterations of a similar nature, or (iii) Tenant, in fact, actually prepares such drawings, plans and specifications. Landlord, at no out-of-pocket cost to Landlord, will cooperate with Tenant's efforts to obtain the permits necessary to perform such Alterations (which process Tenant shall have the right to commence prior to Landlord's granting of consent hereunder, provided that such cooperation by Landlord shall not in any event be construed as the granting of consent by Landlord to any Alteration), and Tenant shall indemnify and hold harmless Landlord from and



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

against any claims arising in connection with such cooperation. Tenant shall use an engineer approved by Landlord (such approval not to be unreasonably withheld or delayed) with respect to the preparation of Tenant's engineering drawings (if same are required to be prepared by applicable Legal Requirements or are otherwise customarily prepared for Alterations of a similar nature or if Tenant, in fact, prepares engineering drawings for same), in connection with any Alteration. As of the date of this Lease, Landlord approves the following engineers (herein called the "Pre-Approved Engineers") for the preparation of mechanical and electrical engineering drawings in connection with Tenant's Work or any other Alterations (except that in the case of Alterations other than Tenant's Work, Landlord reserves the right, prior to Tenant's commencement of any such work in accordance with the provisions hereof, to remove any Pre-Approved Engineer from the following list and make substitutions therefor):

         Mechanical/Electrical/Plumbing

         Flack & Kurtz Consulting Engineers LLP

         Structural

         Weidlinger & Associates
         Severud Associates
         Rodney D. Gibble Consulting Engineer

Landlord agrees to advise Tenant from time to time upon written request if any previously approved engineer is still acceptable to Landlord. Landlord agrees that the engineers listed above in this Section 11.02(d) are approved for Tenant's Work and such approval shall not be withdrawn for Tenant's Work.

         Except to the extent set forth in the last sentence of this paragraph, Tenant shall deliver to Landlord plans and/or specifications for all Non-Material Alterations (if same are required to be prepared by applicable Legal Requirements or are otherwise customarily prepared for Alterations of a similar nature or if Tenant, in fact, prepares and/or specifications for same), and same shall be accompanied by a certificate from the architect or other professional preparing such plans and/or specifications certifying that the work shown thereon constitutes a Non-Material Alteration. Landlord's review of Tenant's plans and specifications for any Non-Material Alterations shall be limited to a determination as to whether, in Landlord's reasonable judgment, the proposed Alteration is in fact a Non-Material Alteration. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to submit plans and/or specifications with respect to Non-Material Alterations that are of a merely decorative nature.



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


                           (b) Tenant shall pay to Landlord within thirty (30)
days, as Additional Charges, Landlord's reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees of any non-Affiliate, third-party architect or engineer employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for (i) reviewing said plans and specifications in connection with Alterations that affect the structure, exterior or operating systems of the Building to the extent Tenant is required to deliver plans for same as hereinabove in this Article 11 provided and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications, if any, and the provisions of this Lease. The foregoing charges referred to in this Section 11.02(b) shall not apply to Tenant's Work, and in the case of any other Alterations, such charges shall not exceed one (1%) percent of the actual construction costs (i.e., "hard" costs) incurred by Tenant in connection with such Alterations.

                           (c) Tenant agrees that any review or approval by
Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

                  11.03. (a) Before proceeding with any Alteration which will cost more than Two Hundred Fifty Thousand ($250,000.00) Dollars (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by Tenant's contractor performing such work in writing on the basis of the construction contract therefor (it being agreed that (i) Tenant shall furnish to Landlord a copy of such construction contract upon request, (ii) Landlord shall have the right to dispute any such estimate, and (iii) any such dispute which is not resolved between the parties within ten (10) Business Days shall be submitted for final determination by Expedited Arbitration), Tenant shall furnish to Landlord one of the following (as selected by Tenant): (i) a cash deposit, or (ii) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company which is a member of the New York Clearing House Association in a form reasonably satisfactory to Landlord; each to be in an amount equal to the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall entitle Landlord to present the then current letter of credit for payment, and, if such letter of credit is not paid for any reason upon first presentment, such failure shall be a default under this Lease. The amount of the security deposit required under this Section 11.03(a), if any, shall be reduced from time to time by the amounts paid by Tenant for the costs of such Alterations, each such reduction to be effective upon delivery to Landlord of paid invoices for portions of such Alterations as they are completed, accompanied by partial lien waivers for the amounts



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


evidenced by such invoices from the contractor and any Major Subcontractors (as such term is defined in Section 38.04 hereof) performing such Alterations.

                           (b) Upon (i) the completion of the Alteration in
accordance with the terms of this Article 11 and (ii) the submission to Landlord of proof evidencing the payment in full for said Alteration, the security deposited with Landlord (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Landlord has drawn on the same), as the same may have been reduced as provided in Section 11.03(a) hereof, shall be returned to Tenant.

                           (c) Upon Tenant's failure to properly perform,
complete (in accordance with the plans and specifications therefor as same may be modified by Tenant with Landlord's approval to the extent such approval is required under this Article 11), and fully pay for the said Alteration, Landlord shall be entitled to draw on the security deposited under this Article 11 to the extent Landlord reasonably deems necessary in connection with the said Alteration, the restoration and/or protection of the Premises or the Real Property and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this Article 11.

                           (d) The provisions of this Section 11.03 shall not
apply to (i) the original named Tenant, (ii) any successor to the original named Tenant by acquisition, merger or consolidation or (iii) any other Tenant hereunder, in each case for so long as Tenant or such successor has a net worth determined in accordance with GAAP that is equal to or greater than the Base Net Worth.

                  11.04. Tenant, in connection with any Alterations, shall fully and promptly comply with and observe the Construction/Alteration Rules annexed as Exhibit E hereto.

                  11.05. (a) Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, with all applicable Legal Requirements, with all applicable requirements of insurance bodies and with the plans and specifications approved by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using materials and equipment comparable in quality and class to the other existing installations and improvements in the Premises.

                           (b) Alterations shall be performed by contractors
first approved by Landlord, which approval Landlord shall not unreasonably withhold or delay (it being agreed that Landlord shall be deemed reasonable in withholding its consent with respect to any contractor



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that then has a lien with respect to the Building by reason of any work done or materials furnished by Tenant or anyone acting under or through Tenant); provided, however, that any Alterations, tie-ins, testing, adjusting or removals involving the life safety system of the Building shall be (i) performed only with materials purchased from Landlord's designated life safety contractor (or with the same materials used by Landlord's designated life safety contractor) and (ii) either (x) performed by Landlord's designated life safety contractor, at Tenant's cost and expense or (y) supervised by Landlord's designated life safety contractor, at Tenant's cost and expense. If Landlord shall fail to respond to Tenant's written request for approval of any contractors proposed to be engaged by Tenant (herein called an "Initial Contractors Request"), within ten (10) Business Days after such Initial Contractors Request is made by Tenant, with Landlord's approval or disapproval, the Tenant shall have the right to give to Landlord a second notice (herein called a "Second Contractors Request"), and if Landlord shall fail to respond to such Second Contractors Request within five
(5) Business Days after Landlord's receipt thereof with Landlord's written approval or disapproval (any such disapproval to set forth in reasonable detail the reason(s) therefor), then such Second Contractors Request shall be deemed approved by Landlord, provided that such Initial Contractors Request and Second Contractors Request shall have specifically referred to this Section 11.05(b) and specifically stated that Landlord must respond within such ten (10) Business Day and five (5) Business Day periods or such Second Contractors Request for approval shall be deemed approved.

                           (c) Alterations shall be performed in such manner as
not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Alterations, Tenant shall pay such additional expense within twenty (20) days after demand as Additional Charges. Landlord shall endeavor in good faith to identify to Tenant in advance any Additional Charges referred to in the preceding sentence of which Landlord is aware upon written request by Tenant, but Landlord shall have no liability to Tenant and Tenant shall not be released from its obligations pursuant to the preceding sentence in the event Landlord is unable or fails so to identify any such Additional Charges. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits, all risk "Builders Risk" insurance and general liability insurance, with completed operation endorsement, for any occurrence in or about the Real Property, under which Landlord and the Manager and any Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require (which amounts shall not exceed amounts generally being required by landlords of office buildings or buildings containing both office and retail use in the Times Square section of Manhattan similar to the Building), with Acceptable Insurance Companies. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable



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intervals thereafter during the continuance of Alterations. No Alterations shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property or Tenant's leasehold improvements without Landlord's prior written consent, unless either (i) such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with comparable fixtures, equipment or other property of like utility and at least equal value or (ii) such fixtures, equipment or other property were installed by or on behalf of Tenant, are in addition to and not in replacement of fixtures, equipment or other property located in the Premises as of the Rent Commencement Date to occur, and are removed by Tenant in the normal course of Tenant's business, or (iii) such fixtures, equipment or other property are obsolete and either serve no reasonable purpose in the Building or are replaced with comparable, then-current models of such fixtures, equipment or other property.

                  11.06. Tenant agrees that the exercise of its rights pursuant to the provisions of Article 11 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord. Tenant shall immediately stop work or other activity if Landlord notifies Tenant (together with reasonable evidence thereof, which evidence Landlord may submit to Tenant reasonably promptly after the fact if same is not readily available to Landlord at the time that such stoppage is required) that continuing such work or activity would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord.

                  11.07. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with the performance by or on behalf of Tenant of Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Subject to the provisions of Section 18.03, hereof Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic's liens and encumbrances (other than UCC-1 Financing Statements covering Tenant's Property) filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon, if such liens or encumbrances are not satisfied or discharged as provided. Tenant, at its expense, shall procure the satisfaction or discharge of record, by bonding in the manner prescribed by law or otherwise, of all such liens and encumbrances within twenty (20) days after Tenant has received actual notice of the filing thereof. However, nothing herein contained shall prevent



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Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8.02 hereof; provided, however, that the foregoing provisions of this sentence shall not obviate the need for such satisfaction or discharge of record. The provisions of this Section 11.07 shall not apply with respect to the Building Work or any other work which may be performed by Landlord for or on behalf of Tenant during the term of this Lease.

                  11.08. Tenant will promptly, upon the completion of an Alteration deliver to Landlord "as-built" drawings or approved shop drawings of any Alterations Tenant has performed or caused to be performed in the Premises, if and to the extent (i) same are required to be prepared by applicable Legal Requirements, or (ii) same are otherwise customarily prepared for Alterations of a similar nature, or (iii) Tenant, in fact, actually prepares same. Notwithstanding anything to the contrary contained herein, wherever this Lease requires the submission of "as-built" drawings or approved shop drawings by Tenant, Tenant may satisfy such obligation by submitting final marked drawings except with respect to Alterations involving the electrical, sprinkler/life safety or HVAC systems of the Building.

                  11.09. Except as provided in Article 45 hereof with respect to leasehold mortgages, no fixtures and equipment (other than Tenant's Property) installed or used by Tenant in the Premises shall be subject to UCC filings or other recorded liens.

                  11.10. Tenant shall keep (or cause to be kept) records for four (4) years of Tenant's Alterations costing in excess of $250,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8 hereof or for any other bona fide reason or purpose.

                  11.11. In the event there are any violations of Legal Requirements of record against the Building which prevent Tenant from obtaining permits or approvals required in connection with any permitted Alterations hereunder, then, provided such violations related to Legal Requirements which are the responsibility of Landlord and not Tenant to comply with under this Lease, Landlord shall, promptly after written notice from Tenant, take such reasonable steps as are necessary to cure such violations and remove same of record at Landlord's cost, subject to recoupment as Operating Expenses if and to the extent permitted under Article 3 hereof.



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

                                   ARTICLE 12

                        Landlord's and Tenant's Property

                  12.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this Lease, be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 12.02. Notwithstanding the foregoing provisions, upon notice to Tenant no later than ninety (90) days prior to the Expiration Date or upon reasonable notice with respect to such earlier date upon which the term of this Lease shall expire (herein called a "Removal Notice"), subject to the provisions of Section 12.02 hereof, Landlord may require Tenant to remove all or part of the foregoing fixtures, equipment, improvements and appurtenances attached to or built into the Premises during the term of this Lease by Tenant or its subtenants (excluding the Additional Tenant's Work); provided, however, that:

                  (i) Tenant shall not be obligated to remove any such fixtures, equipment, improvements and appurtenances installed prior to the date of this Lease, or any replacements of same made by Landlord or Tenant during the term of this Lease (provided, if made by Tenant, such replacements are reasonably limited to the size and scope of the installation being replaced), and

                  (ii) Tenant's obligation to remove fixtures, equipment, improvements and appurtenances installed after the date of this Lease shall be limited to:

                           (X) with respect to the Office Premises, fixtures, equipment, improvements and appurtenances which are not standard for general office installations (herein called "Non-Standard Office Items"), such as kitchens (other than pantries or so-called "dwyer units"), vaults, private restrooms, raised or reinforced flooring, slab cuts (other than slab cuts for conduits, wiring and plumbing not to exceed (A) two (2) openings per floor no larger than 18 inches by 18 inches each and (B) twenty (20) openings per floor the restoration of which does not involve restoration of structural steel and which are no larger than 2 inches by 2 inches each except that each such 2 inch by 2 inch opening may terminate in a slab recess of up to 6 inches by 6 inches for a utility box or similar installation), elevators, escalators, internal stairways, generators



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                                    and uninterrupted power supply systems and
                                    associated equipment, and antennas,
                                    satellite dishes and microwave
                                    communications facilities and associated equipment, and signage installed by Tenant or any subtenant or occupant acting under or through Tenant in the Premises or in or on the Building, and

                           (Y) in the case of the Retail Premises, any and all trade fixtures and equipment of any tenant or occupant of the Retail Premises, vaults, raised or reinforced flooring, elevators (other than the Permitted Retail Elevators, as such term is defined in this
                                    Section 12.01), escalator, internal
                                    stairways (other than the Permitted Retail
                                    Staircase, as such term is defined in this
                                    Section 12.01), generators and uninterrupted power supply systems and associated equipment, antennas, satellite dishes and microwave communications facilities and associated equipment, signage installed by Tenant or any subtenant or occupant acting under or through Tenant in the Premises or in or on the Building, and slab cuts other than:

                                    (I)      slab cuts for conduits, wiring and
                                             plumbing in the second, third,
                                             fourth and fifth floor slabs not to
                                             exceed (A) two (2) openings per
                                             floor no larger than 18 inches by
                                             18 inches each and (B) twenty (20)
                                             openings per floor the restoration
                                             of which does not involve
                                             restoration of structural steel and
                                             which are no larger than 2 inches
                                             by 2 inches each except that each
                                             such 2 inch by 2 inch opening may
                                             terminate in a slab recess of up to
                                             6 inches by 6 inches for a utility
                                             box or similar instal1ation;

                                    (II)     slab cuts in the first floor slab
                                             and/or the slab of the cellar floor
                                             for conduits, wiring and plumbing
                                             not to exceed (A) four (4) openings
                                             per floor no larger than 18 inches
                                             by 18 inches each, (B) ten (10)
                                             openings per floor no larger than
                                             12 inches by 12 inches each, and
                                             (C) twenty (20) openings per floor
                                             the restoration of which does not
                                             involve restoration of structural
                                             steel and which are no larger than
                                             2 inches by 2 inches each except
                                             that each such 2 inch by 2 inch
                                             opening may terminate in a slab
                                             recess of up to 6 inches by 6
                                             inches for a utility box or similar
                                             installation; and



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
                  (III) slab cuts in the first, second and third floors of the Retail Premises not exceeding 150 square feet in the aggregate per floor for up to two elevators within the Retail Premises connecting some or all of the Below-Grade Premises, first, second and third floors (herein called the "Permitted Retail Elevators"), and

                  (IV) slab cuts in the first, second and third floors of the Retail Premises not exceeding 200 square feet in the aggregate per floor for an internal staircase connecting some or all of the Below-Grade Premises, first, second and third floors (herein called the "Permitted Retail Staircase"); and

         (Z) with respect to the Building lobby, any audio/video equipment installed by Tenant, and any other installations or improvements made by Tenant which substantially reduce the floor area of the Building Lobby or, in the case of relocated interior walls, which substantially reduce the floor area of either the Building Lobby or the Retail Premises, but excluding any concierge desk in the Building Lobby the installation of which does not involve Alterations of a structural nature,

(all items required to be removed from the Premises as hereinabove set forth in this Section 12.01 being herein collectively called the "Removal Items"). No slab cuts existing on the date of this Lease shall constitute Removal Items. In addition, slab cuts reasonably required for installation of restrooms in the Retail Premises shall not constitute Removal Items. Tenant shall remove any Removal Items required by Landlord pursuant to this Section 12.01 from the Premises prior to the expiration, of this Lease at Tenant's expense. Upon such removal Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation (except that Tenant. shall not be required to restore the original finishes to any area affected by removal of any Removal Items if such area is returned to Landlord finished to a higher standard than the finish existing on the date of this Lease, provided such upgraded finish is not itself a Removal Item) and repair any damage to the Premises due to such removal. Landlord agrees that if Tenant shall, in connection with a request for approval of any Alteration, specifically request in writing that Landlord advise Tenant whether Landlord believes that such Alteration is or includes one or more Removal Item(s), and provided that such notice shall make specific reference to this Section 12.01 land to the fact that Tenant is not obligated to remove items which are not Removal Items upon the expiration or earlier termination of this Lease, Landlord shall advise Tenant in writing whether Landlord believes such Alteration is or includes one or more Removal Item(s) (and specifically identifying such Removal Items) simultaneously


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with granting Landlord's approval of such Alteration. Tenant shall have the right to dispute Landlord's determination of whether such Alteration is or includes one or more Removal Item(s) provided Tenant gives Landlord written notice of such dispute within thirty (30) days after Landlord notifies Tenant of its determination (or if Tenant has not requested such a determination as herein provided, within thirty (30) days after Landlord gives a Removal Notice with respect to such Alteration). Any such dispute which is not resolved within fifteen (15) days after the giving of Tenant's notice of such dispute may be submitted by either party for resolution by Expedited Arbitration.

         12.02. All movable partitions, furniture systems, special cabinet work, business and trade fixtures, machinery and equipment, communications equipment (including, without limitation, telephone system and security system) and office equipment, and all conduits and wiring related to any of the foregoing property described in this Section 12.02, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (all of the foregoing being herein collectively called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Tenant shall not be obligated to remove conduits or wiring.

         12.03. At or before the Expiration Date of this Lease (or within 15 days after any earlier termination of this Lease) Tenant, at its expense, shall remove from the Premises all of Tenant's furniture, equipment (including, without limitation, telecommunications equipment, exclusive of wiring and cabling) and other moveable personal property not affixed or attached to the Premises (except for such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of Tenant's Property.

         12.04. Any other items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or within 15 days following an earlier termination date, may at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense.





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



                                   ARTICLE 13
                             Repairs and Maintenance

         13.01. Tenant shall, at its expense, throughout the term of this Lease, take good care of and maintain in good order and condition the Premises, and the fixtures and improvements therein including, without limitation, the property which is deemed Landlord's pursuant to Section 12.01 hereof and Tenant's Property, except as otherwise expressly provided in this Section 13.01. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Premises, and shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of Alterations,
(b) the installation, use or operation of the property which is deemed Landlord's, pursuant to Sections 12.01 hereof and Tenant's Property, (c) the moving of the property by or on behalf of Tenant which is deemed Landlord's pursuant to Sections 12.01 hereof, and/or the moving by or on behalf of Tenant of Tenant's Property, in or out of the Building, (d) the act (other than mere occupancy of the Premises for the purposes permitted under this Lease), omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees or (e) design flaws in any of Tenant's plans and specifications regardless of the fact that such Tenant's plans may have been approved by Landlord. Tenant, at its expense, shall promptly replace or repair all scratched, damaged or broken doors and glass (and the solar film, if any, attached to the window glass) in and about the Premises, including, without limitation, entrance doors and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for all the repair, maintenance and replacement of all horizontal portions of the systems and facilities of the Building and all portions of the systems and facilities of the Building installed by Tenant, including, without limitation, the sanitary and electrical fixtures and equipment therein. All repairs in or to the Premises for which Tenant is responsible shall be promptly performed by Tenant in a good and workmanlike manner; provided, however, any repairs in and to the facilities and systems of the Building and/or to the exterior of the Building, including, without limitation, the windows thereof, and/or to the structural elements of the Building shall be performed by contractors approved in writing in advance by Landlord, such approval not to be unreasonably withheld. All repairs for which Tenant is responsible hereunder shall be performed in accordance with and subject to the provisions of Article 11 hereof. Notwithstanding the foregoing provisions of this Section 13.01, (a) Tenant shall not be responsible for (except for payment of the costs of such items as Operating Expenses if and to the extent provided in Article 3 hereof) repairs to or replacements of the roof or any structural elements of the Building or any portions of the Building Systems installed by Landlord as part of the Building Work, except to the extent the need for any of the foregoing repairs or replacements arises from the matters set forth in clauses (a), (c),
(d) or (e) of



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
the second sentence of this Section 13.01., and (b) Tenant shall not be deemed to be in default of its obligations to make any repairs to the Premises pursuant to this Section 13.01 if and to the extent Tenant is unable to do so by reason of Tenant Force Majeure Causes, but Tenant shall commence such repairs promptly after the cessation of such Tenant Force Majeure Causes and thereafter diligently pursue same to completion.

         13.02. Tenant shall give Landlord prompt notice of any defective condition in any Building System located in, servicing or passing through the Premises of which it has actual knowledge. Following such notice, Landlord shall promptly and diligently remedy the conditions, at the expense of Tenant if Tenant is responsible for same under the provisions of this Article 13 or, if Tenant is not responsible for same under the provisions of this Article 13, then at Landlord's expense, subject to recoupment of same as Operating Expenses if and to the extent provided in Article 3 hereof.

         13.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord's making any repairs or changes which Landlord is required or permitted to make by this Lease, or required by law, to make in or to the fixtures, equipment or appurtenances of the Building or the Premises (e.g., in the event Tenant fails to make a repair for which Tenant is responsible under this Lease or in the event of changes required by future Legal Requirements for which Landlord is responsible under this Lease, it being acknowledged and agreed that except as otherwise expressly provided in this Lease, Landlord shall not have the right to make alterations or improvements of a voluntary or optional nature to the Premises during the term of this Lease and is not required to make any alterations, improvements or repairs to the Building except to the extent otherwise expressly provided in this Lease); provided, however, that Landlord shall use reasonable efforts to the extent practicable to make such repairs and changes at such times and in such manner as to minimize interference with the conduct of Tenant's business in the Premises, but Landlord shall not be required to perform any such work on an overtime or premium-pay basis, unless the performance of such work during Tenant's regular business hours or the delay in performing such work would materially adversely affect the conduct of Tenant's business in the Premises or access to and from the Building, in either of which cases Landlord shall use overtime or premium-pay labor to the extent the use of same is practicable under the circumstances. Landlord shall repair any damage to Tenant's Property or Tenant's leasehold improvements resulting from any work performed by Landlord pursuant to this Section 13.03. Landlord shall not, however, be required to make or pay for any repairs referred to in the preceding sentence required to be made to Tenant's Property by reason of any Insured Losses.

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


         13.04. Landlord shall maintain and repair, at Landlord's expense subject to recoupment as Operating Expenses if and to the extent provided in
Article 3 hereof, the portions of the Building Systems installed by Landlord as part of the Building Work, to the extent such maintenance and repairs are not the responsibility of Tenant pursuant to any other provision of this Lease. In no event shall the provisions of this Section 13.04 be deemed to obligate Landlord to make repairs, the need for which arises from the causes enumerated in clauses (a), (c), (d) or (e) of the second sentence of Section 13.01 hereof or from Insured Losses to Tenant's Property or from the negligence or willful misconduct of Tenant, its employees, agents or contractors.

         13.05. Landlord shall maintain and repair, at Landlord's expense subject to recoupment as Operating Expenses if and to the extent provided in
Article 3 hereof, the following elements of the Building to the extent the same affect Tenant's use and enjoyment of the Premises and to the extent such maintenance and repairs are not the responsibility of Tenant pursuant to any other provision of this Lease: the roof, facade, structural columns, load bearing walls and other structural elements. In no event shall the provisions of this Section 13.05 be deemed to obligate Landlord to make repairs, the need for which arises from the causes enumerated in clauses (a), (c), (d) or (e) of the second sentence of Section 13.01 hereof or from Insured Losses to Tenant's Property or from the negligence or willful misconduct of Tenant, its employees, agents or contractors.

         13.06. If Landlord is obligated to perform any maintenance or make any repair or replacement pursuant to this Article 13 or the last sentence of
Section 16.01 hereof or Section 16.05 hereof and Landlord fails to commence such maintenance, repair or replacement within twenty (20) days after written notice from Tenant and thereafter diligently prosecute such maintenance or repair to completion, then Tenant may notify Landlord of such fact and Tenant's intention to exercise its self-help and offset rights provided for in this Section 13.06 (herein called a "Section 13.06 Self-Help Notice"), which Section 13.06 Self-Help Notice shall state that Landlord has a period of fifteen (15) days following the giving of such notice to dispute Tenant's right to exercise self-help, a copy of which Section 13.06 Self-Help Notice shall be delivered simultaneously to any Superior Lessor Superior Mortgagee whose name and address shall have previously have been furnished to Tenant. If, within fifteen (15) days after the giving of a Section 13.06 Self-Help Notice, Landlord shall fail (except by reason of Force Majeure Causes) to commence or diligently pursue (as the case may be) the maintenance, repair or replacement in question, then Tenant may, at Tenant's election, perform or complete, as the case may be, such maintenance, repair or replacement, in which event Landlord shall reimburse Tenant for Tenant's Self-Help Costs to perform or complete such maintenance, repair or replacement, together with interest thereon at the Interest Rate from the date incurred until the date repaid to Tenant, within twenty (20) days after delivery of an invoice to Landlord therefor. Tenant may deliver to Landlord an Offset Notice together with such invoice or at any time thereafter, a copy of which Offset Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee

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





whose name and address shall have previously have been furnished to Tenant. If Landlord fails so to reimburse Tenant for such Self-Help Costs and interest within twenty (20) days after delivery of an invoice (and provided Tenant shall have sent an Offset Notice either together with the invoice or thereafter and at least five (5) Business Days have passed since the giving of such Offset Notice without Tenant having been reimbursed for such Self-Help Costs and interest), Tenant may offset such unpaid Self-Help Costs against the next installment(s) of Fixed Rent thereafter payable hereunder, together with interest on such unpaid Self-Help Costs, from the date paid by Tenant to the date offset by Tenant, at the Interest Rate. Notwithstanding anything to the contrary contained in this 13.06, in the event that the maintenance, repair or replacement in question relates to any structural elements of the Building, the roof or facade of the Building or any Building System and Landlord notifies Tenant in writing (herein called a "Section 13.06 Dispute Notice") within the fifteen (15) day period following Landlord's receipt of a Section 13.06 Self-Help Notice that Landlord disputes that Landlord is obligated to perform the maintenance, repair or replacement in question or Tenant's claim that Landlord has failed to perform or complete same or Tenant's right to exercise the self-help and offset rights in accordance with this Section 13.06, then (i) Tenant may not exercise such self-help rights until a final resolution of such dispute unless the failure to perform the maintenance or repair in question at such time would materially adversely interfere with Tenant's use of the Premises or the performance of any Alterations permitted hereunder in which event Tenant may exercise such self-help rights notwithstanding Landlord's notice of dispute,
(ii) Tenant shall in no event have the right to exercise such offset rights until such dispute has been finally resolved, and (iii) Landlord shall in no event be responsible for any costs or expenses incurred by Tenant in exercising such self-help rights if such dispute is resolved in Landlord's favor. Any such dispute which is not resolved between the parties within ten (10) Business Days after the giving of a Section 13.06 Dispute Notice may be submitted by either party for resolution by Expedited Arbitration. If such dispute is resolved in Tenant's favor, then, within ten (10) Business Days following resolution of such dispute, Landlord shall reimburse Tenant for any Self-Help Costs owed to Tenant pursuant to such resolution, together with interest thereon at the Interest Rate from the date paid by Tenant to the date reimbursed to Tenant, failing which Tenant may offset such unpaid Self-Help Costs against the next installment(s) of Fixed Rent thereafter payable hereunder, together with interest on such unpaid Self-Help Costs, from the date paid by Tenant to the date offset by Tenant, at the Interest Rate.

                                   ARTICLE 14

                                   Electricity

         14.01. Tenant agrees to be responsible for the cost of, and to purchase from Landlord, all electricity consumed, used or to be used at the Building including, without

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limitation: (i) for Tenant's use in the Premises, (ii) for Landlord's use in the
operation, repair and maintenance of the Building and the delivery of the services required to be provided by Landlord under the terms and conditions of this Lease and (iii) by any Antennas (as such term is defined in Article 33 hereof), Signs (as such term is defined in Article 42 hereof) or other equipment located outside of the Premises but used by Tenant in connection with this Lease. Accordingly, the cost of any electricity consumed, used or to be used by Landlord in the operation, repair and maintenance of the Building and the delivery of the services required to be provided by Landlord under the terms and conditions of this Lease shall not be included in the Operating Payment pursuant to the provisions of Article 3 hereof. The amount to be paid by Tenant to Landlord for electricity shall be the same amount paid by Landlord for such electricity to the public utility or other provider of electricity, without profit or markup of any kind; provided, however, that Tenant shall pay to Landlord the amount of any sales tax that Landlord may, from time to time, be required to collect from Tenant in connection with the resale of such electricity to Tenant. Tenant shall be entitled to the full amount of any discounts or rate reductions that the Building may be entitled to from time to time, including, without limitation, the discounted rate available under Consolidated Edison's Business Incentive Rate, but Landlord makes no representations or warranties as to whether any such discounts or rate reductions are or will be available or, if available, as to the amount thereof. Bills for electricity shall be rendered by Landlord to Tenant with the same frequency that such bills are rendered to Landlord by such public utility or other provider of electricity, shall be accompanied by copies of the corresponding bills of such public utility or other provider of electricity, and shall be payable as an Additional Charge, within twenty (20) days after rendition of any such bill.

         14.02. There are four (4) direct meters serving the Building (herein called the "Direct Meters"). Three of the Direct Meters serve the electrical service coming into the Building from the Forty-Second (42nd) Street side and are referred to herein respectively as "Meter One", "Meter Two" and "Meter Three." The fourth Direct Meter serves the electrical service coming into the Building from the Forty-First (41st) Street side and is referred to herein as "Meter Four." The Direct Meters service switches have the following capacities:

         Meter One    6,000 ampere switchboard with three (3) service switches
                      serving (i) general lighting and power throughout the Building, (ii) the Retail Premises and (iii) the fire pump, respectively;


         Meter Two    1,200 ampere switch serving exterior displays;

         Meter Three  1,200 ampere switch reserved for future use; and




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         Meter Four    5,000 ampere switch serving all mechanical equipment of
                       the Building, including, without limitation, the air conditioning units providing cooling to the Office Premises.



Tenant covenants and agrees that at all times its installations and use of electricity, when aggregated with all other Building facilities and equipment whose electrical consumption is measured by such meters, shall never exceed the capacities set forth above with respect to Meter One, Meter Two, Meter Three and Meter Four, respectively. If Tenant requires additional power, Tenant shall, at Tenant's sole cost and expense, provide and install in conformity with law any additional riser or risers and/or any and all switch or switches to connect additional power to the Premises, and such work shall be performed in accordance with all of the provisions of Article 11 hereof governing the performance of Material Alterations. If such additional power is not available, then upon Tenant's request, Landlord, at Tenant's sole cost and expense, shall take such steps as may be reasonably available to obtain additional power from the utility company.

         14.03. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if (i) the supply of electric energy to the Premises is temporarily interrupted or (ii) the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, except to the extent resulting from Landlord's negligence or wilful misconduct.

                                   ARTICLE 15

                        Building Management and Services


         15.01.(a) During the term of this Lease, the Building will be managed and operated by a Building manager (herein called the "Manager") pursuant to a management agreement (herein called the "Management Agreement") to be entered into from time to time between Landlord and the Manager. Effective not later than sixty (60) days after the execution of this Lease, Landlord shall terminate the existing management agreement for the Building and enter into a Management Agreement in the form annexed to this Lease as Exhibit M (the "Initial Management Agreement") with either Stephen J. Schofel or a management company which satisfies the requirements set forth in the second sentence of Section 15.01(b) and with which Stephen J. Schofel is affiliated, who will act as the initial Manager hereunder. In the event of any conflict between this Lease and the Management Agreement, this Lease will control as between Landlord and Tenant. As more particularly set forth below in this Article 15 and in the Initial Management Agreement, the Manager shall be obligated to operate the Building Systems (including, without limitation, the elevators and HVAC system), and Tenant shall have the right to give certain instructions to the Manager in connection with the performance of such services.

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

Accordingly, Landlord's obligations with respect to the provision of Building services shall be limited to the obligations of Landlord expressly set forth in this Article 15.

         (b) Upon the expiration or termination of the Initial Management Agreement or any successor Management Agreement for any reason, Landlord shall either (i) enter into a renewal or extension of the Management Agreement then in effect, or (ii) if such existing Management Agreement has been terminated "for cause" or by reason of the resignation of the Manager thereunder, or upon Landlord's election to terminate the Management Agreement or not renew it, or if such Manager is unwilling to enter into a renewal or extension, enter into a new Management Agreement with a new Manager. Any such new Manager shall be a reputable, professional real estate management company which has been in the real estate management business in Manhattan for not less than fifteen (15) years and which shall, as of the date such Manager is engaged as Manager of the Building, be performing building management services (i.e., services of a nature and scope comparable to the nature and scope of services required to be performed by the initial Manager under the Initial Management Agreement) under written agreements for not less than 5,000,000 square feet of first class office buildings or buildings containing both office and retail use in Manhattan in addition to the Building. Tenant shall have the right to initially designate any such new Manager, provided, however, that (i) any such new Manager designated by Tenant shall be subject to Landlord's approval, such approval not to be unreasonably withheld provided that such Manager shall in any event be capable, in Landlord's reasonable judgment, of performing the accounting and reporting functions required by Landlord with respect to the operation of the Property,
(ii) if Tenant fails to designate a new Manager within thirty (30) days after written request therefor by Landlord, then such new Manager shall be designated by Landlord. Any new Management Agreement entered into by Landlord pursuant to this Section 15.01 shall be on substantially the same terms and conditions as the Initial Management Agreement, with such modifications thereto as may be required by Landlord or the Manager thereunder, provided such modifications shall have been approved by Tenant, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, each Management Agreement shall provide for (i) a term of one (1) year and shall be automatically extended for successive one (1) year periods unless and until terminated as provided in the Initial Management Agreement, (ii) a management fee not to exceed one and one-half (1-1/2%) percent of the Fixed Rent payable under this Lease, and (iii) termination of the Manager thereunder "for cause" which shall have substantially the same meaning as termination of the initial Manager "for cause" under the Initial Management Agreement. During any interim period between the expiration or termination of the Initial Management Agreement (or any successor Management Agreement) and the execution of a new Management Agreement in replacement therefor, the Building shall be managed by, at Landlord's election, either (i)
(X) Landlord or an affiliate of Landlord or (Y) Cornerstone Real Estate Advisers, Inc. (herein called "Cornerstone") or an affiliate of Cornerstone, but Cornerstone or an affiliate of Cornerstone may be the manager only for so long as Massachusetts Mutual Life Insurance Company or its affiliate is Landlord, or
(ii)


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

a reputable third party real estate management company designated by Landlord as an interim manager (but if such interim period exceeds 60 days, the interim manager for the balance of such interim period shall be selected by Tenant), upon substantially the same terms and conditions as are contained in the then-most recent Management Agreement.

         (c) The Initial Management Agreement provides (and any successor or replacement Management Agreement shall provide) that the Manager is an independent contractor (and not the agent for any purpose) of Landlord. As more particularly set forth in the Initial Management Agreement, the Manager shall
(i) employ the Building staff, (ii) operate the Building Systems, including the provision of overtime elevator, HVAC or other services, and (iii) prepare the Operating Budget for each Operating Year subject to and in accordance with
Section 3.05 hereof. In addition to the foregoing, the Manager will operate the Building Systems so as to provide services to the Building during such hours and on such days as may be directed by Tenant, and Tenant shall be responsible for scheduling such services directly with the Manager. In addition to the management fee and any other recurring costs and expenses under the Management Agreement which are included in Tenant's Operating Payment, Tenant shall be responsible for all additional costs and expenses payable or reimbursable to the Manager under the terms of the Management Agreement (including, without limitation, overtime and premium-pay labor charges) for any work or services performed by the Manager under the Management Agreement, other than work or services specifically requested by Landlord and which have not been requested by Tenant, or work required by reason of any repair which Landlord is obligated to make under this Lease and which Landlord fails to make or makes incorrectly or any other default of Landlord under this Lease, or work or services which Landlord is required to perform or provide at Landlord's cost under this Lease without recoupment from Tenant. Such additional costs and expenses shall be invoiced, at Landlord's election, by Landlord or Manager to Tenant and shall be paid by Tenant to Landlord, within twenty (20) days after delivery of such an invoice as Additional Charges hereunder. Upon request from Tenant, Landlord shall provide copies of any bills received from third parties on which any such additional costs and expenses are based.

         (d) Tenant shall have the right to notify Landlord (herein called a "Non-Performance Notice") at any time that Tenant believes that the Manager has failed on a material basis to provide the services or perform the obligations required under the Management Agreement or that other circumstances exist entitling Landlord to terminate the Manager "for cause" under the Management Agreement, which Non-Performance Notice shall set forth in reasonable detail the basis for Tenant's beliefs. Promptly upon receipt of a Non-Performance Notice, Landlord shall investigate the statements contained therein and take reasonable steps to enforce the obligations of Manager under the Management Agreement, including, without limitation, notifying the Manager in writing of any defaults existing under the Management Agreement. If the circumstances set forth in a Non-Performance Notice have not been cured within a reasonable period of time following the giving of such Non-Performance Notice (which shall in any event be no shorter than the applicable cure period provided in the Management Agreement), or if such circumstances constitute grounds for termination for which no cure period is provided under such Management Agreement, then, if specifically requested in writing by Tenant (herein called a "Manager Termination Notice"), which Manager Termination Notice states that Landlord has a period of ten (10) days following the giving of such Manager Termination Notice to dispute Tenant's right to require termination of the Management Agreement, Landlord shall terminate the Management Agreement. If Landlord shall fail to take the necessary steps under the Management Agreement to terminate same within ten (10) days after the giving of a Manager Termination Notice, then Tenant shall have the right to terminate the Management Agreement by giving the Manager a notice (herein called a "Direct Tenant Termination Notice") of such termination, provided however that Tenant shall not have the right to give a Direct Termination Notice in the event Landlord disputes, not later than ten (10) days following the giving of a Manager Termination Notice, that grounds exist for the termination of the Management Agreement. Any such dispute between the parties which is not resolved within ten (10) days after Landlord so notifies Tenant shall be resolved by Expedited Arbitration. The Initial Management Agreement and each subsequent Management Agreement entered into hereunder shall specifically set forth Tenant's rights to send a Direct Termination Notice in accordance with the provisions of this Section 15.01(d).

         (e) (i) Landlord shall cause the Manager to prepare an operating budget for the Building (herein called the "Operating Budget") in accordance with the Management Agreement which Operating Budget shall be substantially in the form annexed to this Lease as Exhibit F. The Budget shall incorporate all costs and expenses reasonably anticipated by Landlord or Manager to constitute Operating Expenses for the Operating Year covered by such Operating Budget to the extent then known to Landlord or the Manager, and shall separately identify all expenses thereon which are reimbursable by Tenant as Operating Expenses or otherwise under this Lease and all expenses which are Landlord's responsibility under this Lease. Without limiting the foregoing, the Operating Budget shall contain (A) the estimated cost for all service contracts for the maintenance and repair of the Building Systems and the normal maintenance and repair of the roof, facade and/or structural elements of the Building (herein called "Building Systems Service Contracts"), (B) the estimated cost of all service contracts with third-party vendors for cleaning, security, concierge and other similar services to Tenant in the Building and not related to the maintenance, operation or repair of the Building Systems (herein called "Tenant Services Contracts"),
(C) the estimated cost of all wages, salaries and benefits for personnel employed by Landlord or the Manager to the extent such costs are includable in Operating Expenses ("Building Personnel"), (D) the cost of insurance required to be maintained by Landlord with respect to the Building, and (B) the management fee payable to the Manager.

         (ii) Landlord agrees to endeavor to have the Manager prepare a draft of the Operating Budget for each operating year no later than 60 days prior to the commencement of such Operating Year (and, with respect to the Operating Year commencing January 1, 2000, no later than 30 days after the date of this Lease), and Landlord shall deliver a copy of the draft Operating Budget to Tenant promptly after the same has been prepared. Following the delivery of a draft Operating Budget to Tenant, Landlord agrees to meet and cause the Manager to meet with Tenant at a mutually convenient time at the Building or at the offices of the Manager in Manhattan to discuss the Operating Budget and any comments of Tenant with respect thereto, and Landlord agrees to correct any errors contained in such Operating Budget following such meeting (but if Landlord disputes whether the Operating Budget contains any such errors, Tenant shall pay estimated Operating Payments in accordance with Landlord's position with respect to such Operating Budget, subject to Tenant's rights of inspection, audit, contest and offset with respect to Operating Statements as set forth in Article 3 hereof). It is understood and agreed that the Operating Budgets will be prepared and submitted to Tenant for planning and informational purposes only and will not be deemed to (A) modify the nature, type or amount of Operating Expenses for which Tenant is liable pursuant to Article 3 of this Lease, or (B) modify the rights of Landlord pursuant to Article 3 hereof to furnish revised estimates of Operating Expenses during the course of any Operating Year and Tenant's obligation pursuant to
Article 3 to make monthly payments on account of such revised estimates, or (C) modify Tenant's obligation to pay Additional Charges pursuant to Article 3, this
Article 15 or any other provision of this Lease, or (D) limit Tenant's rights specifically set forth in this Lease to dispute Operating Statements or other Additional Charges payable by or (E) the rights of Landlord or Tenant pursuant to subsection 15.01(e)(iii) below.

         (iii) The Operating Budget shall be prepared based upon the following principles, and Landlord and Tenant agree as follows:

         (A) during the term of this Lease, Tenant shall have the right to require reasonable changes in the number of Building Personnel provided and on condition that: (1) the foregoing shall not be deemed to require Landlord or the Manager to take any action in violation of any applicable labor agreements to which Landlord or the Manager is a party with respect to the Building, and (2) there shall at all times be sufficient Building Personnel, in Landlord's reasonable judgment, for the proper operation of all Building Systems;


         (B) the Manager shall competitively bid all Tenant Services Contracts to not less than three (3) bidders. Landlord and Tenant shall each have the right to name one or more reputable contractors to bid on any such Tenant Services Contracts, but tenant shall have the right to select the successful bidder from among those submitting bids and the bidder selected by Tenant need not be the lowest bidder. The specifications for any cleaning contract shall be as provided in Section 15.02 hereof and the specifications for any other Tenant Services Contracts shall be as designated by Tenant, and in the case of the Tenant Services Contract(s) for Building security services, approved by Landlord in advance, such approval not to be unreasonably withheld or delayed.

         (C) the Manager shall competitively bid all Building Systems Service Contracts to not less than three (3) bidders, except that Landlord shall have the right in its sole discretion to engage the manufacturer of any Building System as the vendor under the Building System Service Contract for such system without bidding provided such manufacturer's charges for such services are commercially reasonable. Tenant confirms that it has received a copy of the initial Building System Service Contract with the manufacturer of the Building's elevators and that such agreement is acceptable to Tenant in all respects. With respect to any Building Systems Service Contracts which are to be bid as provided in the preceding sentence, same shall be competitively bid to at least three (3) reputable service providers, and Tenant shall have the right to name one or more bidders permitted to bid on such Building Systems Service Contracts, but the selection of any such service contractor and the determination of the specifications for such Building Systems Service Contracts shall be made by Landlord in its sole discretion, provided that the specifications selected by Landlord are of a quality and scope at least comparable to the specifications for such Building Systems Service Contracts customarily used in comparable office buildings or buildings containing both office and retail use in midtown Manhattan and provided that the charges for the vendor selected by Landlord shall be commercially reasonable.

         (f) Landlord shall not amend any Management Agreement in effect from time to time in a manner which would adversely affect Tenant's rights with respect to the Management Agreement as specifically set forth in this Article 15 without the prior written consent of Tenant.

         (g) Tenant shall have the right to require Landlord to terminate the Management Agreement and Manager then in effect at any time without cause provided that (i) Tenant shall not have the right to require such a termination prior to the fifth (5th) anniversary of the Commencement Date, and (ii) Tenant shall not have the right to require such a termination more than once in any five (5) year period.

         (h) Landlord shall deliver to Tenant copies of all notices of default or termination given by Landlord to the Manager under the Management Agreement concurrently with delivery of same to the Manager.


         (i) Landlord shall deliver to Tenant (or cause Manager to deliver to Tenant) copies of the following monthly accounting report prepared by Manager under the Management Agreement promptly after same is prepared: Monthly Building Expense Report.

         (j) Landlord agrees to consult with Tenant and take due consideration of any concerns expressed by Tenant prior to terminating any Management Agreement without cause, provided that this clause (j) shall not apply in the case of a termination of the Management Agreement in connection with a sale or net or ground lease of the Premises.

         (k) Landlord agrees to consult with Tenant prior to terminating any Management Agreement for cause, except in cases of fraud, misappropriation of funds or emergency circumstances.


         15.02 (a) Landlord shall cause the Building (excluding the Retail Premises and the storefront thereof) including, without limitation, the exterior and the interior of the windows thereof, to be cleaned in accordance with the specification annexed hereto as Exhibit N-1 (the "Initial Cleaning Specification"), and for such purpose shall enter into (or cause the Manager to enter into) a cleaning contract with the cleaning contractor selected after competitive bidding in accordance with the Management Agreement, such cleaning contract to be in form and substance reasonably satisfactory to Tenant and Landlord. Tenant shall have the right to (i) amend or modify the Initial Cleaning Specification in connection with the bidding of any replacement to such Initial Replacement Contract, provided that the modified specification provides for cleaning at a standard at least as high as the minimum cleaning specification annexed hereto as Exhibit N-2, and (ii) require Landlord to exercise any rights or remedies under the cleaning contract in the event of the failure of the cleaning contractor to perform in accordance with such contract, provided, that Tenant shall defend, indemnify and save harmless Landlord from and against any and all claims, losses, costs, damages and expenses (including, but not limited to, reasonable counsel fees, subject to Section 18.03 hereof) resulting from any such actions taken by Landlord at Tenant's request. All amounts payable to the cleaning contractor under the cleaning contract for the performance of regularly scheduled cleaning services and other recurring charges thereunder shall be included in Operating Expenses. All other amounts payable to the cleaning contractor under the cleaning contract (such as, for example, charges for supplemental cleaning requested by Tenant or additional charges for cleaning assessed by the cleaning contract or by reason of Tenant's misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors or non-standard materials or finishes installed by Tenant or at its request) shall be paid by Tenant to Landlord as Additional

Charges within twenty (20) days after delivery of an invoice therefor, which shall be accompanied by a copy of the corresponding invoice delivered to Landlord by the cleaning contractor. Landlord's cleaning contractor and its employees shall have access to the Premises during the hours specified in the cleaning contract for the purposes permitted thereunder (and Landlord's or the Manager's employees Shall have reasonable access for the purposes of supervising such work) and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this subsection 15.02. Tenant shall not clean, nor require, permit, suffer or allow any windows in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

         (b) Tenant shall, at Tenant's sole cost and expense, keep the Retail Premises clean (including, without limitation, the interior and exterior of the windows and doors and the frames thereof) and shall cause all rubbish to be removed therefrom on a daily basis.

         15.03. Intentionally omitted.

         15.04. Except as otherwise expressly provided in this Lease, Landlord shall not be required to provide any services to the Premises.

         15.05. Subject to the provisions of Section 35.04(b) and 35.04(c) and Articles 19 and 20 hereof, Landlord reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements required to be made by Landlord hereunder, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. Subject to the provisions of Section 35.04(b) and 35.04(c) and Articles 19 and 20 hereof, no such stoppage or interruption shall result in any liability from Landlord to Tenant or entitle Tenant to any diminution or abatement of Fixed Rent or Additional Charges or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption. Landlord shall give Tenant reasonable prior notice, except in emergencies (in which case Landlord shall give such prior notice, if any, as is reasonable under the circumstances), of its intention to make any repairs, alterations or improvements referred to in this Section 15.05 or any other stoppages of services of which Landlord has prior notice and shall use reasonable efforts in making such repairs, alterations or improvements and in dealing with such other stoppages of service so as to minimize interference with Tenant's business operations provided that Landlord shall not be required to perform any such work on an

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overtime or premium-pay basis, unless the performance of such work during
Tenant's regular business hours or the delay in performing such work would materially adversely affect the conduct of Tenant's business in the Premises or access to and from the Building, in either of which cases Landlord shall use overtime or premium-pay labor to the extent the use of same is practicable under the circumstances.

                  15.06. In addition to any remedies which Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies contained elsewhere in this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied after the giving of notice and the expiration of any applicable grace period, Landlord shall have the right to direct that the Manager not furnish to Tenant or the Premises any services for which an additional charge not included in Tenant's Operating Payment would be incurred unless such additional charge is paid for by Tenant in advance; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

                                   ARTICLE 16

                                     Access

                  16.01. Landlord reserves the right, and Tenant shall permit Landlord and persons authorized by Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises but only to the extent reasonably necessary to comply with Landlord's obligations under this Lease or to remedy any default by Tenant in the performance of its obligations under this Lease (it being acknowledged and agreed that except as otherwise expressly provided in this Lease, Landlord shall not have the right to make alterations or improvements of a voluntary or optional nature to the Premises during the term of this Lease); provided that (a) such installations shall be at Landlord's cost and expense (but subject to inclusion as Operating Expenses if and to the extent permitted under Article 3 hereof) and, to the extent practicable, shall be located in boxed enclosures and appropriately furred, and (b) in performing such installation work, Landlord shall use reasonable efforts not to interfere with Tenant's use of the Premises without any obligation to employ overtime services, unless the performance of such work during Tenant's regular business hours or unless the delay in performing such work would materially adversely affect the conduct of Tenant's business in the Premises or access to and from the Building, in either of which cases Landlord shall use overtime or premium-pay labor to the extent the use of same is practicable under the circumstances. Any damage to the Premises or Tenant's Property resulting from Landlord's exercise of the foregoing



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right shall be repaired promptly by Landlord, at Landlord's expense, and in the event Landlord fails to do so, the provisions of Section 13.06 shall apply with respect thereto.

                  16.02. Landlord and persons authorized by Landlord shall have the right, upon reasonable advance notice, except in cases of emergency (in which case Landlord shall give such prior notice, if any, as is reasonable under the circumstances), to enter the Premises at reasonable times provided Landlord shall use reasonable efforts to minimize any interference with Tenant's business operations (without obligation to make such visits during non-business hours, except that the repairs, alterations, additions and improvements referred to in subparagraph (b) hereof shall be made on an overtime or premium-pay basis to the extent Landlord is required to do so under the applicable provision of this Lease) and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available to Landlord, (a) to examine the Premises and to show them to actual and prospective Superior Lessors or Superior Mortgagees, or prospective purchasers or mortgagees of the Building,
(b) to make such repairs, alterations, additions and improvements in or to the Premises or its facilities and equipment as Landlord is required to make under the terms of this Lease, and (c) to read any utility meters located therein. Landlord and such authorized persons shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder; provided, however, that Landlord agrees that Landlord shall not store materials for any alterations or improvements being performed by Landlord beyond those required for the current day's work in any area of the Premises where such storage would materially adversely affect the conduct of Tenant's business.

                  16.03. If at any time any windows of the Premises are either temporarily or permanently darkened or obstructed if required by Legal Requirements, or covered by any translucent material for the purpose of energy conservation, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

                  16.04. During the period of eighteen (18) months prior to the expiration date of this Lease, Landlord and persons authorized by Landlord may exhibit the Premises to prospective tenants.

                  16.05. Any damage to the Premises resulting from the exercise by Landlord of its rights granted under this Article 16 shall be promptly repaired by Landlord at Landlord's expense, and in the event Landlord fails to do so, the provisions of Section 13.06 shall apply with respect thereto.



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                                   ARTICLE 17

                              Notice of Occurrences

                  17.01. Tenant shall give notice to Landlord, promptly after Tenant has actual knowledge of same, of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including, without limitation, the fixtures, equipment and appurtenances thereof, the repair of which Landlord might be responsible for, and/or (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof which is the obligation of Landlord under this Lease to maintain or repair, if and to the extent that Tenant shall have knowledge of any of the foregoing matters.

                                   ARTICLE 18

                        Non-Liability and Indemnification

                  18.01. Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (in any case whether disclosed or undisclosed), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Tenant or of others entrusted to employees of Landlord nor for loss of or damage to any such property by theft or otherwise except to the extent caused by or resulting from the negligence or wilful misconduct of Landlord, its agents, servants, employees in the operation or maintenance of the Premises or the Real Property. Further, neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, principal, shareholder, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee, shall be liable (a) to any such damage caused by other tenants or persons in, upon or about the Building or the Real Property, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant's Property therein by Tenant or any person claiming through or under Tenant.

                  18.02. Subject to the terms, conditions, restrictions and limitations elsewhere contained in this Lease, Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from



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or in connection with (a) the conduct of any business at the Premises, or any work or thing whatsoever done, or any condition created (other than by Landlord, its partners, directors, principals, shareholders, officers, agents, employees or contractors) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors in on or about the Premises or otherwise in connection with this Lease; (c) any accident, injury or damage whatever (except to the extent caused by Landlord's negligence or wilful misconduct or the negligence or wilful misconduct of Landlord's partners, directors, principals, shareholders, officers, agents, employees or contractors) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses, subject to the provisions of Section 18.03 hereof.

                  18.03. Wherever in this Lease either party is required to indemnify the other party in connection with a claim or suit by a third party, such obligation to indemnify shall be subject to the condition that: (i) the party seeking indemnification shall notify the indemnifying party of such claim, and that the indemnified part is seeking indemnification with respect to such claim, with reasonable promptness after the indemnified party learns of the claim for which indemnification is being sought, (ii) the indemnified party shall cooperate with the indemnifying party in connection with the defense of such claim, (iii) the indemnifying party shall defend such claim (and the indemnifying party covenants and agrees to defend such claim) on behalf of the indemnified party using counsel reasonably acceptable to the indemnified party (counsel selected by the indemnifying party's insurance company being deemed acceptable for this purpose provided no conflict exists which would preclude such counsel's representation of the indemnified party), (iv) the indemnifying party shall have the right to control the defense of such claim, provided, however, that the indemnifying party shall not settle such claim without the prior written consent of the indemnified party unless such settlement includes an unconditional release of all such claims against the indemnified party. From and after the date the indemnifying party has assumed in writing the defense of such claim and provided, and for so long as the indemnifying party is continuing to diligently defend same, the indemnifying party shall not be liable for any attorneys' fees or expenses incurred by the indemnified party in the defense of such claim.

                  18.04. Subject to the terms, conditions, restrictions and limitations elsewhere contained in this Lease (including, without limitation, the provisions of Section 35.03 hereof), Landlord shall indemnify Tenant and its partners, officers, directors, principals, shareholders and employees and save such parties harmless from and against any and all liability, claims, damages



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(excluding consequential damages), costs or expenses, including reasonable attorneys' fees, to third parties arising from the negligence or wilful misconduct of Landlord or its officers, contractors, agents or employees in or about the Premises or Landlord's breach of this Lease or Landlord's deferral of its obligation to comply with Legal Requirements pursuant to Section 8.01 hereof. This provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties to the extent caused by the negligence of Tenant or its partners, officers, directors, principals, shareholders, employees, contractors, licensees, agents, or invitees or any other matters for which Tenant is liable under this Lease.

                                   ARTICLE 19

                              Damage or Destruction

                  19.01. If the Building shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 19 hereinafter provided), then: (a) Landlord shall repair the damage to and restore and rebuild the Building (including, without limitation, the Building Work, but excluding leasehold improvements, Tenant's improvements and betterments and Tenant's Property) (herein collectively called "Landlord's Restoration Work") diligently and in a workmanlike manner after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage, and (b) Tenant shall repair the damage to and restore and repair the leasehold improvements, Tenant's improvements and betterments and Tenant's Property diligently and in a workmanlike manner after the substantial completion of Landlord's Restoration Work, provided that Tenant shall not have been notified by Landlord that this Lease has been terminated pursuant to the provisions of this Article 19, or Tenant shall not have elected to exercise its right of termination of this Lease pursuant to this Article 19, and provided further that Tenant may make changes to the leasehold improvements, Tenant's improvements and betterments and Tenant's Property which existed prior to such fire or casualty subject to the provisions of this Lease (including, without limitation, Article 11 to the extent applicable). Such repair work by Tenant shall be deemed to constitute Alterations for the purposes of Article 11 hereof. Copies of all plans and specifications for such work shall be furnished to Landlord for its review and approval in accordance with Article 11, but, provided Tenant previously obtained Landlord's approval if and to the extent required under Article 11 for the improvements being repaired or replaced by Tenant, Landlord's right to approve such new plans and specifications shall be limited to those matters set forth therein which would otherwise require Landlord's approval under Article 11 hereof and which constitute changes to such prior improvements. Provided that this Lease shall not be terminated by Landlord or Tenant, the proceeds of policies providing coverage for leasehold improvements and Tenant's improvements and betterments shall be paid to Tenant, to be used by Tenant to repair the damage to and restore and repair the leasehold improvements,



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Tenant's improvements and betterments and Tenant's Property. If this Lease shall be terminated by Landlord or Tenant pursuant to this Article 19, the proceeds of policies providing coverage for leasehold improvements and Tenant's improvements and betterments shall be paid: (i) to Landlord, in an amount equal to the then net unamortized or undepreciated portion (determined on a straight-line basis over the initial term of this Lease with simple interest at the Base Rate or prime rate referred to in Section 35.05 hereof in effect as of the date of the fire or casualty in question) of the Work Allowance and (ii) to Tenant, in an amount equal to the remainder of such proceeds after the payment to Landlord of the amount described in clause (i) of this sentence. Tenant shall be solely responsible for (i) the amount of any deductible under the policy insuring the leasehold improvements and Tenant's improvements and betterments and (ii) the amount, if any, by which the cost of repairing and restoring the leasehold improvements and Tenant's improvements and betterments exceeds the available insurance proceeds therefor.

                  19.02. If all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Fixed Rent and the Additional Charges under Article 3 hereof shall be abated (x) in the proportion that the untenantable area of the Office Premises bears to the total area of the Office Premises and (y) in the proportion that the untenantable area of the Retail Premises bears to the total area of the Retail Premises, for the period from the date of the damage or destruction to the date Landlord's Restoration Work shall be substantially completed by Landlord, provided, however, that if, based upon the estimate of Landlord's independent contractors, such repairs would have been substantially completed at an earlier date but for Tenant's having failed to reasonably cooperate with Landlord in effecting such repair, then Landlord's Restoration Work shall be deemed to have been repaired substantially on such earlier date and any reduction or abatement shall cease (and Tenant shall have the right to dispute such determination by notifying Landlord of such dispute within twenty
(20) days after reviewing notice of such determination, and any such dispute not resolved between the parties within ten (10) days after such notice of dispute is given shall be submitted for final resolution by Expedited Arbitration, but Landlord's contractor's determination shall control pending the resolution of such dispute); provided, however, should Tenant or any of its subtenants reoccupy a portion of the Premises for the conduct of business during the period the repair work is taking place and prior to the date that the Premises are substantially repaired or made tenantable, the Fixed Rent and the Additional Charges allocable to such reoccupied portion, based upon the proportion which (he area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

                  19.03. If (i) the Building shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires more than fifteen (15) months or the expenditure of more than fifty (50%) percent of the full insurable value of the Building immediately prior to the casualty (as



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estimated by a reputable contractor, registered architect or licensed professional engineer designated by Landlord, which estimate Tenant may dispute by giving written notice to Landlord of such dispute within twenty (20) days after Tenant's receipt thereof, with any such dispute not resolved between the parties within fifteen (15) days after Tenant's notice to be finally resolved by Expedited Arbitration), Landlord may terminate this Lease by giving Tenant notice to such effect (herein called "Landlord's Casualty Termination Notice") as soon as practicable under the circumstances and in any event within one hundred twenty (120) days after the date of the casualty. For the purpose of this Section only, "full insurable value" shall mean replacement cost less the cost of footings, foundations and other structures below the street and the first floor of the Building.

                  19.04. (a) In the case of any damage or destruction mentioned in this Article 19, Tenant may terminate this Lease by notice given to Landlord in accordance with the last sentence of this Section 19.04(a) if there has been substantial damage or destruction to the Building and Landlord shall not have completed Landlord's Restoration Work within fifteen (15) months from the date of such damage or destruction (herein called the "Restoration Completion Date"), or within such period after such date (not exceeding ninety
(90) days) as shall equal the aggregate period Landlord may have been delayed in doing so by reasons of Force Majeure Causes (as defined in Section 35.04 hereof). Except as expressly provided in this Section 19.04, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from the performance of Landlord's Restoration Work pursuant to this Article 19. Landlord shall use all reasonable efforts to make such repair or restoration diligently and in a workmanlike manner and in such manner as to not, to the extent practicable, unreasonably interfere with Tenant's use and occupancy of the Premises; provided, however, that: (i) Landlord shall not be required to do such repair or restoration work on an overtime basis except to the extent that the cost of such overtime work would be covered by Landlord's insurance or (ii) upon Tenant's written request and agreement to bear the incremental additional cost of same, Landlord shall perform Landlord's Restoration Work on an overtime basis. In the event that Tenant becomes entitled to terminate this Lease and the term and estate hereby granted pursuant to the provisions of the first sentence of this Section 19.04(a), Tenant may do so by giving a notice to such effect to Landlord within forty-five (45) days following the date on which Tenant received Landlord's notice given pursuant to Section 19.04(b), and upon the giving of such notice this Lease and the term and estate hereby granted shall terminate as of the date set forth in such notice, which shall not in any event be more than ninety (90) days after the giving of such notice, with the same force and effect as if such date were the Expiration Date specified herein.

                           (b) Within one hundred twenty (120) days after the
occurrence of any such damage or destruction, Landlord shall give Tenant notice of the date that, in Landlord's good faith judgment, it estimates it shall be able to substantially complete the required repairs



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and restorations (herein called the "Anticipated Completion Date") subject to delays for any Force Majeure Causes. If the Anticipated Completion Date shall be after the Restoration Completion Date, Tenant shall have the right, within forty-five (45) days after the notice of the Anticipated Completion Date is given, to terminate this Lease by giving forty five (45) days notice of such termination to Landlord, and on the date set forth in such notice, which shall not in any event be more than ninety (90) days after the giving of such notice, this Lease will terminate as if such date were the Expiration Date specified herein. If Tenant does not give such termination notice within said 45-day period, then the Restoration Completion Date provided for herein shall automatically be deemed extended to the date which is forty-five (45) days following the Anticipated Completion Date. In no event shall Landlord be liable to Tenant in the event the restoration is not completed on the Anticipated Completion Date (as extended for any of the causes described in Section 35.04 hereof) and Tenant's sole remedy shall be the termination right herein provided.

                  19.05. Landlord and Tenant shall fully cooperate with each other in connection with the collection of any insurance proceeds payable in respect of any casualty to the Building and shall comply with all reasonable requests made by each other in connection therewith, including, without limitation, the execution of any affidavits required by the applicable insurance companies.

                  19.06. Except to the extent expressly set forth in this
Article 19, Tenant shall not be entitled to terminate this Lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 19.

                  19.07. Landlord will not carry insurance of any kind on Tenant's Property or on Tenant's improvements and betterments, or leasehold improvements and shall not be obligated to repair any damage to or replace any of the foregoing and Tenant agrees to look solely to its insurance for recovery of any damage to or loss of any of the foregoing. In the event Tenant fails to carry any insurance which Tenant is required to maintain under this Lease, Landlord may notify Tenant of such fact and of Landlord's intention to obtain such insurance on Tenant's behalf unless Tenant obtains same within four (4) Business Days after Tenant's receipt of such notice. If Tenant fails to obtain such insurance within four (4) Business days after receipt of Landlord's notice, then Landlord may give Tenant a second notice of such fact and of Landlord's intention to obtain such insurance on Tenant's behalf within two (2) Business Days after receipt of Landlord's second notice, and if, within two (2) Business Days after receipt of Landlord's second notice, Tenant has failed to obtain such insurance, Landlord may (in its sole discretion and without any liability whatsoever if Landlord elects not to do so) obtain such insurance on Tenant's behalf, and the cost thereof shall be Additional Charges under this Lease and payable by Tenant to Landlord within twenty (20) days after demand therefor.



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                  19.08. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement; and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 20

                                 Eminent Domain

                  20.01. If the whole of the Building shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

                  20.02. If more than forty (40%) percent of the Building shall be so taken, this Lease shall be unaffected by such taking, except that either Landlord or Tenant may, at Landlord's or Tenant's option, terminate this Lease by giving the other party notice to that effect within ninety (90) days after the Date of the Taking. This Lease shall terminate on the date specified in such notice from Landlord or Tenant to the other, provided that such date shall be not more than ninety (90) days after the giving of such notice, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the Fixed Rent shall be reduced: (i) in the proportion that the area of the Office Premises taken bears to the total area of the Office Premises and (ii) in the proportion that the area of the Retail Premises taken bears to the total area of the Retail Premises.

                  20.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article 20. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment; provided, however, that Tenant shall have the right to make a separate claim for its moving expenses and to the extent the award otherwise payable to Landlord shall not be diminished thereby, for any of Tenant's Property taken.

                  20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive



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that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Charges have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Charges becoming due hereunder, and if Landlord fails to apply such funds against the Fixed Rent and Additional Charges becoming due hereunder and such failure continues for twenty (20) days after Tenant has notified Landlord and any Superior Mortgagee or Superior Lessor whose name and address shall have previously have been furnished to Tenant of such fact, then Tenant shall have the right to offset the amount of such funds against the Fixed Rent and Additional Charges thereafter becoming due hereunder.

                  20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this Lease, (a) Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building (other than Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and rentable Building and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair Tenant's Property to substantially its former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.



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                                   ARTICLE 21

                                    Surrender

                  21.01. On the Expiration Date or upon any earlier termination of this Lease, or upon any lawful reentry by Landlord upon the Premises pursuant to Article 23 hereof, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease and except, if this Lease is terminated by reason of fire or casualty or condemnation, any damage resulting from such fire or casualty as Tenant is obligated to repair under this Lease, and Tenant shall remove all of the Tenant's Property therefrom except as otherwise expressly provided in this Lease.

                  21.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and each Superior Lessor and Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent. In no event, however, shall the consent of, or the giving of any notice by Tenant to, any Superior Mortgagee or Superior Lessor be required with respect to a termination of this Lease as a result of a fire or casualty in accordance with
Article 19 hereof or as a result of a condemnation pursuant to Article 20 hereof.

                                   ARTICLE 22

                            Conditions of Limitation

                  22.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant's obligations under this Lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, or such guarantor, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, or of or for the property of Tenant, or such guarantor, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for ninety (90) days, or (b) in any other case at any time after the occurrence of



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any such event, may give Tenant a notice of intention to end the term of this
Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof. Landlord and Tenant acknowledge that as of the date of this Lease there is no guarantor of Tenant's obligations hereunder, and all references to such a guarantor in this Section 22.01 shall be applicable only in the event there is such a guarantor in the future.

                  22.02. This Lease and the term and estate hereby granted are subject to the further limitations that:

                           (a) if Tenant shall default in the payment of any
                  Fixed Rent or Additional Charges, and such default shall continue for ten (10) days after notice thereof has been given to Tenant (except that, with respect only to the first default of which notice is given pursuant to this Section 22.02(a) in any 12-month period, this Section 22.02(a) shall be deemed to read as follows: "if Tenant shall default in the payment of any Fixed Rent or Additional Charges, and (x) such default shall continue for ten (10) days after written notice thereof has been given to Tenant, (y) Landlord shall have given a second notice of such default to Tenant after the expiration of such ten (10) day period, and (z) such default shall have continued for five (5) day after such second notice has been given to Tenant"), or

                           (b) if Tenant shall, whether by action or inaction,
                  be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied as soon as practicable and in any event within thirty
                  (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor or any Superior Mortgagee to criminal prosecution or any fine or other charge (unless such fine or other charge is paid by Tenant within ten (10) days after demand by Landlord, or if Tenant is then contesting such fine or other charge the amount of such fine or other charge or a letter of credit in such amount in form reasonably satisfactory to Landlord is deposited with Landlord as security for Tenant's obligation to pay same if Tenant loses such contest), if Tenant shall not
                  (x) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps reasonably necessary to remedy such default, (y) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps reasonably necessary to remedy the default and

                  (z) complete such remedy within a reasonable time after the date of said notice of Landlord, or

                           (c) if any event shall occur or any contingency shall
                  arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 7 hereof, and such default is not cured within twenty (20) days after written notice to Tenant, then in any of said cases Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five
(5) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

         ANY NOTICE OF DEFAULT GIVEN TO TENANT PURSUANT TO SECTION 22.02(a) HEREOF SHALL CONTAIN THE STATEMENT "THIS NOTICE OF DEFAULT IS GIVEN PURSUANT TO
SECTION 22.02(a) HEREOF AND FAILURE TO CURE THE DEFAULT(S) REFERRED TO HEREIN MAY RESULT IN THE TERMINATION OF YOUR LEASE."

                  22.03. (a) If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease, other than the bankruptcy or insolvency of the prior tenant which gave rise to the termination of this Lease, to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection With respect to any prior period. If the lessee shall fail or refuse to



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

enter into the new lease within twenty (20) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

                           (b) If pursuant to the Bankruptcy Code Tenant is
permitted to assign this Lease in disregard of the restrictions contained in
Article 7 hereof (or if this Lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (a) of the source of payment of rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all Additional Charges payable under Article 3 for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, in an interest-bearing account which interest shall accrue as additional security, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Charges for the preceding calendar year as aforesaid and (b) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within 60 days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant's Property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. If Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate



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assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                                   ARTICLE 23

                               Reentry by Landlord

                  23.01. If Tenant shall default in the payment of any Fixed Rent or Additional Charges, and such default shall continue for ten (10) days after written notice thereof has been given to Tenant, or if this Lease shall terminate as provided in Article 22 hereof, Landlord or Landlord's agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and in connection with such summary dispossess proceedings or other action or proceeding, as the case may be, may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "reenter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24 hereof.

                  23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and



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Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         23.03. If this Lease shall terminate under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of this
Article 23, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Article 24 hereof or pursuant to law.


                                   ARTICLE 24

                                     Damages

         24.01. If this Lease is terminated under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of
Article 23 hereof, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:


                  (a) a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any (assuming a discount at a rate per annum equal to 2% per annum in excess of the interest rate then applicable to Federal Treasury Bonds having a maturity closest to the Expiration Date), of (i) the aggregate amount of the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 3 hereof to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, over (ii) the aggregate fair market rental value of the Premises for the same period, or


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










                  (b) sums equal to the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant, with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, reasonable legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

         24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 22 hereof, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant, of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant; provided, however, that Tenant shall not be liable for any consequential damages. Nothing herein contained shall be construed to limit or prejudice the

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










right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or reentry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01 hereof.

         24.03. In addition, if this Lease is terminated under the provisions of
Article 22 hereof, or if Landlord shall, reenter the Premises under the provisions of Article 23 hereof, Tenant agrees that:

                (a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

                (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alterations or for restoring or rebuilding the Premises or any part thereof; and

                (c) for the breach of any covenant of Tenant set forth above in this Section 24.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

         24.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 22, if any Fixed Rent, Additional Charges or damages payable hereunder by Tenant to Landlord are not paid within seven (7) days after the due date thereof, the same shall bear interest at the Interest Rate from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder. For the purposes of this Section 24.04, a rent bill sent by first class mail, to the address to which notices are to be given under this Lease, shall be deemed a proper demand for the payment of the amounts set forth therein.

                                   ARTICLE 25

                              Affirmative Waivers

         25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to

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
have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

         25.02. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation of request by Tenant as to the items which any such payments shall be credited.

         25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

         25.04. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (other than compulsory counterclaims).

         25.05 Except as otherwise expressly provided in this Lease, Tenant's exercise of any remedy under this Lease or otherwise shall not preclude the exercise by Tenant of any other remedy of Tenant under this Lease or otherwise.


                                   ARTICLE 26

                                   No Waivers

         26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The payment by Tenant or the receipt by Landlord of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by the other party of any obligation of this Lease shall not be deemed a waiver of such breach.

         26.02. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the

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
renewal hereof at the expiration of the term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the term shall not be considered an extension thereof or a vested right in Tenant to such further term so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the behalf of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the renewal or extended term in question (i.e., the First Extension Term or the Second Extension Term, as the case may be).


                                   ARTICLE 27

                            Curing Tenant's Defaults

         27.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency (provided that Landlord shall endeavor in emergency circumstances to provide such notice, if any, as is reasonable under the circumstances), and in any other case only if such default continues after the giving of notice and the expiration of the applicable grace period, if any. If Landlord effects such cure by bonding any lien which Tenant is required to bond, Tenant shall obtain and substitute a bond for Landlord's bond at its sole cost and expense and reimburse Landlord for the cost of Landlord's bond. Upon completion of any such cure of Tenant's default pursuant to this Section 27.01, Landlord shall give notice thereof to Tenant together with a copy of paid invoices setting forth the reasonable costs and expenses incurred by Landlord in effecting such cure. Tenant shall reimburse Landlord, as Additional Charges hereunder, within ten (10) days after receipt of such notice for such reasonable costs and expenses incurred by Landlord in effecting such cure. In the case of any default by Tenant under this Lease if Landlord shall elect to cure such default (without any obligation on the part of Landlord to commence or complete any such cure) and Tenant shall reimburse Landlord for the reasonable costs and expenses incurred by Landlord in effecting such cure as herein above provided in this Section 27.01, then, unless this Lease has been terminated pursuant to
Article 22 hereof or by operation of law or otherwise prior to such cure by Landlord and reimbursement by Tenant, upon such cure by Landlord and reimbursement by Tenant such default shall be deemed cured by Tenant, provided however that the foregoing shall not be deemed to preclude Landlord from terminating this Lease pursuant to Article 22 or otherwise exercising its rights and remedies against Tenant under this Lease or at law or in equity or otherwise prior to the completion of such cure by Landlord and reimbursement by Tenant.

         27.02. Bills for any expenses incurred by Landlord or any Superior Lessor or any Superior Mortgagee in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, without limitation, reasonable counsel fees, involved in collecting the Fixed Rent or Additional Charges or any part thereof (including, without limitation, all such costs, expenses and disbursements incurred in endeavoring to collect such items if Tenant is ultimately determined to have been in default of the payment of any such sums) or enforcing any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law (including, without limitation, all such costs, expenses and disbursements incurred in endeavoring to enforce such rights or obligations if Tenant is ultimately determined to be in default under this Lease), including, without limitation, any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord or such Superior Lessor or Superior Mortgagee under this Section 27.02 and/or Section 27.01 (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord or such Superior Lessor or Superior Mortgagee to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as Additional Charges in accordance with the terms of such bills.

         27.03. With respect to any legal proceedings or actions which shall be commenced by either Landlord or Tenant as a result of a breach by the other party of its covenants under this Lease, the party which shall prevail in any such proceeding or action shall be entitled to collect from the non-prevailing party, reasonable attorneys' fees and disbursements incurred by the prevailing party in any such action or proceeding.


                                   ARTICLE 28


                                     Broker

         28.01. Tenant covenants, warrants and represents that no broker except Julien J. Studley, Inc. and Williams Real Estate Co., Inc. (herein collectively called the "Broker") was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses (subject to the provisions of Section 18.03 hereof), arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses (subject to the provisions of Section
18.03 hereof), arising out of (i) Landlord's failure to pay the Broker a commission in connection with this Lease, or (ii) conversations or negotiations had by Landlord with any broker purporting to have dealt with Tenant and with whom Tenant shall have had no dealings.

                                   ARTICLE 29

                                     Notices

         29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this Lease or pursuant to any applicable law or requirement of public authority (collectively, "notices") shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, or by nationally recognized overnight courier service (e.g., Federal Express) for delivery the next business day, in either case, addressed to the other party as follows:

         If to Landlord:


                        Massachusetts Mutual Life Insurance Company
                        c/o Cornerstone Real Estate Advisers, Inc.
                        One Financial Plaza, Suite 1700
                        Hartford, Connecticut 06103-2604
                        Attn:  Northeast Managing Director


         with a copy to:

                        Massachusetts Mutual Life Insurance Company
                        c/o Cornerstone Real Estate Advisers, Inc.
                        One Financial Plaza, Suite 1700
                        Hartford, Connecticut 06103-2604
                        Attn: Northeast Regional Counsel
         with a copy to:

                        Massachusetts Mutual Life Insurance Company
                        c/o Cornerstone Real Estate Advisers, Inc.
                        One Financial Plaza, Suite 1700
                        Hartford, Connecticut 06103-2604
                        Attn: Northeast Asset Manager


         with a copy to:

                        Swidler Berlin Shereff Friedman, LLP
                        405 Lexington Avenue
                        New York, New York 10022
                        Attn: Martin D. Polevoy, Esq.


         and if to Tenant as follows:

                        SFX Real Estate Group
                        495 N. Commons Drive
                        Suite 200
                        Aurora, Illinois 60504
                        Attention:  Randall Young
                        Telecopier No.: 630-566-6166(2)


         with a copy to:

                        SFX Entertainment, Inc.
                        650 Madison Avenue
                        New York, New York 10022
                        Attention:   Chief Financial Officer
                        Telecopier No.: 212-486-4840(2)


----------
     (2) Telecopier numbers provided for purposes of Section 29.04 hereof only.

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
         with a copy to:

                        SFX Entertainment, Inc.
                        650 Madison Avenue
                        New York, New York 10022
                        Attention:  General Counsel
                        Telecopier No.: 212-486-4830(3)


         with a copy to:

                        Rosenman & Colin LLP
                        575 Madison Avenue
                        New York, New York 10022
                        Attention:  Lawrence D. Eisenberg, Esq.
                        Telecopier No.: 212-940-8776(3)


and shall be deemed to have been given, rendered or made: (i) if sent by registered or certified mail as aforesaid, then on the third business day following the day so mailed, and (ii) if sent by nationally recognized overnight courier service as aforesaid, then on the next business day after being so sent. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent, provided that the same notice is also sent in the manner set forth above.

         29.02. Notices hereunder from Landlord may be given by the Manager, if one exists, or by Landlord's attorney, and notices hereunder from Tenant may be given by Tenant's attorney, in each ease with the same force and effect as if given by the respective party.

         29.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in Section 29.01 or 29.02 hereof.

         29.04. At Landlord's option, the Substantial Completion Notice to be given pursuant to Section 1.05(b) hereof may be given by telecopier and, in such event, shall be


----------
  (3) Telecopier numbers provided for purposes of Section 29.04 hereof only.

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deemed given on the date telecopied to Tenant and the parties entitled to receive copies of notices to Tenant pursuant to Section 29.01 above at the telecopy numbers set forth in Section 29.01, provided a copy of such Substantial Completion Notice is sent to such parties, on the date such telecopied notice is given, by nationally recognized overnight courier service (e.g., Federal Express) for delivery the next business day.


                                   ARTICLE 30

                              Estoppel Certificates

         30.01 Each party agrees, at any time and from time to time, as requested by the other party with not less than fifteen (15) days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

         30.02. Any request by Tenant to Landlord for a statement pursuant to
Section 30.01 shall also constitute a Reminder Notice pursuant to Section 3.05 of this Lease (i.e., if Landlord fails to render a final Operating Statement or Tax bill concurrently with the delivery to Tenant of Landlord's statement pursuant to Section 30.01 as to any Tax Year or Operating Year whose Outside Billing Date occurred prior to the date of Tenant's request for such statement, then Landlord shall be deemed to have waived the payment of any then unpaid Additional Charges which would have been due pursuant to said Operating Statement or bill for Taxes, or which would have been due pursuant to any amended Operating Statement or bill for Taxes, for such Operating Year or Tax Year, as the case may be).






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                                   ARTICLE 31

                               Memorandum of Lease


         31.01. Tenant shall not record this Lease. Concurrently with the execution of this Lease, the parties have executed, acknowledged and delivered, and the parties shall record, a statutory form of memorandum of this Lease pursuant to the provisions of Section 291-C of the Real Property Law of the State of New York in the form annexed hereto as EXHIBIT O.


                                   ARTICLE 32


                         No Representations by Landlord

         32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the `parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.


                                   ARTICLE 33

                                   Roof Rights

         33.01. Landlord agrees that, subject to all laws, ordinances, statutes, rules and regulations of all governmental authorities having jurisdiction thereof, and if and to the extent that Landlord's entitlement to the tax credits described in Article 41 hereof for which Landlord has applied as of the date of this Lease,(herein called the "Historic Tax Credits") would not be reduced or otherwise adversely affected thereby (subject, however, to the provisions of Section 41.02 hereof), and further subject to the terms, conditions and limitations as are hereinafter set forth, during the term of this Lease, Tenant, at Tenant's sole cost and expense, may install on the rooftop (including, without limitation, any setbacks) of the Building (herein called the "Antenna Areas") and thereafter maintain, repair and operate one or more communications apparatus (herein called the "Antennas"), provided and on condition that:

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
                  (i) the required support structures and the method of attaching same to the Building, as well as any penetrations of the roof or facade of the Building required in connection with the installation of any Antennas, related equipment or Wiring (as such term is defined in this Section 33.01), shall be subject to Landlord's prior consent, such consent not to be unreasonably Withheld or delayed. Copies of plans and specifications for all Antennas, related equipment and Wiring shall be delivered to Landlord prior to commencement of installation thereof;

                  (ii) the installation and position of such Antennas and reasonably required support structures shall comply with Legal Requirements;

                  (iii) the installation of any electrical or communications lines (herein called "Wiring") and related equipment in connection with the installation and operation of the Antennas, as well as the manner and location (i.e., routing) of all Wiring and related equipment in connection therewith shall (a) be at Tenant's sole cost and expense, and (b) comply with Legal Requirements; and

                  (iv) the Antennas, reasonably required support structures, Wiring and related equipment shall be maintained and kept in repair by Tenant, at Tenant's sole cost and expense.

         33.02. For the purpose of installing, servicing or repairing the Antennas and related equipment, Tenant shall have access to the rooftop of the Building. All access by Tenant to the roof of the Building shall be subject to Landlord's reasonable safeguards for the security and protection of the Building and such Building equipment and installations as maybe located on the roof of the Building. Landlord shall have the right to assign a representative of Landlord or the Manager to be present during the duration of Tenant's access to the rooftop and Tenant shall pay any charge therefor under the Management Agreement in accordance with Article 15 hereof.

         33.03. Tenant, at Tenant's sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all duly constituted public authorities in any manner affecting or relating to Tenant's use of said roof as to the installation, repair, maintenance and operation of any support structures, Antennas and related equipment erected or installed by Tenant pursuant to the provisions of this Article 33. Tenant, at Tenant's sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the Antennas and any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article 33. including, without limitation, any approval, license or permit required from the Federal Communications Commission. In no event shall the maximum level of microwave

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
emissions from the Antennas exceed the amount allowable for the Building as determined by the governmental authorities having jurisdiction thereof.

         33.04. The Antennas, support structures and related equipment installed by Tenant pursuant to the provisions of this Article 33 shall be Tenant's personal property, and, upon the Expiration Date, or earlier termination of this Lease, shall be removed by Tenant at Tenant's sole cost and expense. All wiring and related electrical equipment installed by Tenant in connection with the installation and operation of the Antennas shall be Tenant's personal property. Upon the Expiration Date, or earlier termination of this Lease, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the electrical equipment (other than the Wiring, which need not be removed) as designated in such notice, at Tenant's sole cost and expense. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Antennas, support structures, Wiring and related equipment erected or installed by Tenant pursuant to the provisions of this Article 33 and restore said affected areas to their condition as existed prior to the installation of the Antennas and related equipment, subject to normal wear and tear and damage for which Tenant is not responsible hereunder. Notwithstanding anything to the contrary contained in the preceding sentence, in the event Tenant fails to perform such repair work after notice and expiration of the applicable cure period, Landlord shall have the option of performing any such repairs, at Tenant's sole cost and expense, to the extent that same are reasonable, which cost and expense shall be payable by Tenant to Landlord as an Additional Charge hereunder within thirty (30) days after Tenant shall have been billed therefor.

         33.05. Tenant covenants and agrees that all installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article 33 shall be at the sole risk of Tenant, and neither Landlord nor Landlord's agent or employees shall be liable for any damage or injury thereto caused in any manner, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees.

         33.06. Tenant will, and does hereby agree to, indemnify, defend and save harmless Landlord from and against: (i) any and all claims, reasonable counsel fees (subject to the provisions of Section 18.03 hereof), demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Antennas, support structures, Wiring and any related equipment installed by Tenant pursuant to the provisions of this Article 33; and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation. maintenance and operation and repair of the Antennas, support structures, Wiring

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

and related equipment installed by Tenant pursuant to the provisions of this
Article 33; except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees. If any installations referred to in this
Article 33 should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Landlord shall use reasonable efforts to give Tenant prior notice of the same (and, to the extent possible, shall endeavor to do so at the plan approval stage) and Landlord shall, in any event deliver a copy of such roof warranty or guaranty to Tenant promptly after Tenant's written request. therefor, and Tenant shall reimburse Landlord for any loss or damage sustained or reasonable costs or expenses incurred by Landlord as a result thereof.

         33.07. All plans and specifications of Tenant's work and installations to be done and made by Tenant pursuant to the provisions of this Article 33 shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld or delayed, and shall be further subject to inspection and reasonable supervision by Landlord, agreeing that it shall not be deemed to incur any liability by reason of the provisions of this Section 33.07.

         33.08. Tenant covenants and agrees that the Antennas, support structures, Wiring and related electrical equipment to be installed by Tenant shall not interfere with or adversely affect any equipment, installations, lines or machinery of the Building.

         33.09. Tenant shall have the right, upon prior notice to Landlord to sublet or license to third parties the roof or portions thereof for the purposes permitted under this Article 33 provided and on condition that any such sublease or license shall comply with the provisions of Section 7.09 hereof (other than subsection (d) thereof). Landlord shall not be obligated to enter into any non-disturbance agreement with respect to any such sublease or license covering the any portion of the-roof, and any such sublease or license shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, as more particularly provided in Section 7.09 hereof. Except as provided in this Section 33.09, Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article 33 unless Tenant assigns this Lease or subleases all or substantially all the Premises to the party to whom such rights are assigned or transferred -pursuant to Article 7 hereof; or unless Tenant subleases substantially all of the Premises pursuant to Article 7 hereof, in which case such subtenant shall have the rights of Tenant hereunder for so long as such sublease shall be in full force and effect.



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
                                   ARTICLE 34

                                    Holdover

         34.01. (a) In the event this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the higher of (i) an amount equal to the Holdover Percentage [as such term is defined in this Section 34.01(a)] of one-twelfth of the Fixed Rent payable by Tenant during the last year of the term of this Lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the Premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such market rental value. Tenant may dispute such market rental value for the Premises as estimated by Landlord by giving notice to Landlord within but in no event after twenty (20) days after the giving of Landlord's notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence). Enclosed with such notice, Tenant shall be required to furnish to Landlord the written opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan, for a period of not less than ten (10) years setting forth said broker's good faith opinion of the market rental value of the Premises. If Tenant and Landlord are unable to resolve any such dispute as to the market rental value for the Premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by the American Arbitration Association (or any successor thereto) to Tenant and Landlord (at the request of either Landlord or Tenant). If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing; then the first arbitrator so listed by the American Arbitration Association (or any successor thereto) shall be conclusively presumed to have been selected by both Landlord and Tenant and the decision of such arbitrator shall be conclusive and binding upon the parties as to the market rental value for the Premises. Pending the determination of the market rental value of the Premises upon the expiration of the term of this Lease, Tenant shall pay to Landlord as Fixed Rent an amount computed in accordance with clauses (i) or (ii) of this subsection 34.01(a) (as Landlord shall then elect), and upon determination of the market rental value of the Premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected. If as a result of such adjustments Landlord is required to reimburse same to Tenant, Landlord shall reimburse Tenant for same with interest at


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
         the Interest Rate from the date(s) paid by Tenant to the date reimbursed to Tenant, and if Landlord fails to so reimburse Tenant within ten (10) days after such determination is made, Tenant may notify Landlord of such fact and of Tenant's intention to offset such amounts against amounts thereafter payable by Tenant under this Lease, a copy of which notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant. If such failure continues for a further period of ten (10) days following the giving of such notice, Tenant may offset the amount due Tenant against the next payment(s) due under this Section 34.01 or any other charges payable under this Lease, together with interest at the Interest Rate from the date(s) originally paid by Tenant until the date(s) offset by Tenant. Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Premises during the holdover period, except to the extent same are required to furnish services required to be performed by Landlord under this Lease, provided, however, that Landlord shall not be obligated to provide services, other than during ordinary business hours (i.e., 8:00 AM to 6:00 PM) of Business Days, unless Tenant pays the incremental cost to Landlord of providing such services during any such additional hours in advance of the provision of such services, provided Landlord has furnished Tenant with an invoice setting forth such incremental charges so that Tenant has a reasonable opportunity to pay same in advance, it being understood that overtime services being requested on the same day as same are to be provided may be invoiced and, if invoiced, shall be paid, on such day). It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Premises as a holdover, the Fixed Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to such Fixed Rent, Tenant shall continue to pay Additional Charges during such holdover period in accordance with all of the terms and provisions of this Lease, including, without limitation, Additional Charges pursuant to Article 3 hereof. As used herein, the term "Holdover Percentage" shall mean, (i) for the first sixty (60) days of any such holdover period, one hundred fifty (150%) percent, and (ii) for the remainder of any such holdover period, two-hundred (200%) percent.

                         (b) Notwithstanding anything to the contrary contained in this Lease, the acceptance of any rent paid by Tenant pursuant to subsection 34.01(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding. The preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.



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                                   ARTICLE 35

                    Miscellaneous Provisions and Definitions


                  35.01. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

                  35.02. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 35 shall not be construed as modifying the conditions of limitation contained in Section 22.02(c).

                  35.03. Tenant shall look only to (i) Landlord's estate and property in the Land and the Building, (ii) any insurance proceeds and condemnation awards to the extent not applied to the repair and restoration of the Real Property, subject, however, to the rights of any Superior Lessor or Superior Mortgagee, (iii) the proceeds of a sale of the Real Property, provided that Tenant shall have given Landlord notice of any claim against such proceeds within ten (10) Business Days after Tenant's receipt of notice of such sale, which may include a request for delivery of an estoppel statement in connection with a pending sale of the Real Property, for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

                  35.04. (a) Except as expressly provided in Articles 19 and 20 hereof, the obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or



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         omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control (the foregoing circumstances described in this Section 35.04(a) being herein called "Force Majeure Causes").

                         (b) Notwithstanding anything to the contrary contained in this Lease, if for a period of twenty (20) consecutive days (or any thirty (30) days in any consecutive forty (40) day period) (i) as a result of causes other than any act or omission of Tenant or any subtenant or occupant of the Premises claiming under or through Tenant, or their respective agents, employees, visitors or licensees, there is a failure of services required to be provided to the Premises or Landlord shall fail to make the repairs required to be made hereunder by Landlord or Landlord shall fail to comply with any Legal Requirement which is the obligation of Landlord to comply with under the terms of this Lease (each of the foregoing failures being herein called a "Failure"), and (ii) as a result of such Failure, the Premises or any one or more full floors of the Premises shall be rendered untenantable for the normal conduct of business (or, in the case of the Failure by Landlord to comply with any Legal Requirement which is the obligation of Landlord to comply with under the terms of this Lease, such Failure results in the issuance of an order by a governmental authority to vacate the Premises or any one or more full floors of the Premises), and (iii) Tenant shall vacate the Premises or such floor or floors thereof, and (iv) Tenant shall have given notice to Landlord, and to any Superior Mortgagee or Superior Lessor whose name and address shall have previously have been furnished to Tenant, that the Premises or such full floor or floors thereof have been rendered untenantable (or ordered vacated as set forth above) by reason of such Failure, then in such event the Fixed Rent and Additional Charges payable by Tenant pursuant to Article 3 hereof (or such portion thereof as is allocable to the floor or floors thereof in question, such allocation to be made in accordance with Exhibit D annexed hereto), shall be abated for the period commencing on the day that all of the requirements set forth in clauses (i), (ii), (iii) and (iv) (herein collectively called the "Untenantability Conditions") are first met and ending on the date that the Premises or such full floor or floors thereof shall be rendered tenantable for the conduct of Tenant's business or such earlier date as Tenant or anyone acting under or through Tenant shall have resumed occupancy of the Premises or such floor or floors thereof The requirement that Tenant vacate all or a portion of the Premises as a condition to obtaining a rent abatement under this subsection 35.04(b) shall not be deemed to require Tenant to remove Tenant's Property from the Premises and shall not be deemed to preclude Tenant from having a skeleton staff in the Premises for the purpose of answering telephones, providing security and/or retrieving files or other personal property.

                         (c) In the event that all of the Untenantability Conditions exist for a period of fifteen (15) consecutive months (herein called the "Untenantability Termination Period"), and affect a substantial portion of the Premises (i.e., at least 30% of the floor areas of the Building have been rendered untenantable or have been ordered vacated as set forth above), then Tenant



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

         may terminate this Lease by written notice given to Landlord and any Superior Mortgagee or Superior Lessor whose name and address shall have previously have been furnished to Tenant not later than twenty (20) days after the end of the Untenantability Termination Period, and such termination shall be effective on the thirtieth (30th) day following the giving of such notice unless the Premises or applicable portion thereof are rendered tenantable prior to the end of such 30-day period. In addition, at any time following the occurrence and during the continuance of all of the Untenantability Conditions which affect a substantial portion of the Premises (i.e., at least 30% of the floor areas of the Building), Tenant may send a notice to Landlord (herein called an "Untenantability Termination Notice") that Tenant believes that the repairs, improvements, alterations or other work required to remedy the Failure in question (herein called the "Remedy Work") cannot reasonably be completed prior to the end of the Untenantability Termination Period (which Untenantability Termination Notice shall be accompanied by a letter from a licensed professional engineer having at least 15 years experience in the principal areas involved in the Remedy Work stating that, in his professional opinion, the Remedy Work cannot reasonably be completed prior to the end of the Untenantability Termination Period) and setting forth Tenant's intention to terminate the Lease and further stating that Landlord has a period of thirty (30) days following the giving of such Untenantability Termination Notice to dispute Tenant's claim that the Remedy Work cannot reasonably be completed prior to the end of the Untenantability Termination Period, a copy of which Untenantability Termination Notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant. In the event Tenant gives an Untenantability Termination Notice, then this Lease shall terminate on the sixtieth (60th) day following the giving of the Untenantability Termination Notice unless either (i) the Premises or applicable portion thereof are rendered tenantable prior to the end of such 60-day period, or (ii) within thirty (30) days following the giving of such Untenantability Termination Notice, Landlord notifies Tenant that Landlord disputes Tenant's claim that the Remedy Work cannot reasonably be completed prior to the end of the Untenantability Termination Period. In the event Landlord so notifies Tenant of such dispute and same cannot be resolved by the parties within ten (10) days thereafter, such dispute shall be finally resolved by Expedited Arbitration. If the final determination of such dispute is that the Remedy Work cannot reasonably be completed prior to the end of the Untenantability Termination Period, then this Lease shall terminate on the 30th day following the date such final determination is rendered. Except as provided in this Section 35.04(c), Tenant shall not be obligated to provide additional notices or additional cure periods to any Superior Mortgagor or Superior Lessor as a condition of the exercise of Tenant's right to terminate this Lease under this
         Section 35.04(c).

                  35.05. For the purposes of this Lease, the following terms have the meanings indicated:



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                         (a) The term "mortgage" shall include a mortgage and/or
         a deed of trust, and the term "holder of a mortgage" or "mortgagee" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

                         (b) The term "Legal Requirements" and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, and borough governments including, without limitation, The Americans with Disabilities Act of 1990, as amended, and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

                         (c) The term "requirements of insurance bodies" and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether how or hereafter in force.

                         (d) The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

                         (e) The term "Landlord" shall mean only the owner at the time in question of Landlord's interest in the Land and the Building or a lease of the Land and the Building so that in the event of any transfer or transfers of Landlord's interest in the Land and the Building or a lease thereof the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

                         (f) The terms "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular article or section. unless expressly so stated.



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                         (g) The term "and/or" when applied to one or more
         matters or things shall be construed to apply to any one a more or all thereof as the circumstances warrant at the time in question.

                         (h) The term "person" shall `mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

                         (i) The terms "Landlord shall have no liability to Tenant" or "the same shall be without liability to Landlord" or "without incurring any liability to Tenant therefor", or words of similar import $hall mean that except as provided in Section 35.04(b) and 35.04(c), Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

                         (j) The term "Interest Rate," when used in this Lease, shall mean an interest rate equal to two percent (2%) above the so-called annual "Base Rate" or "prime rare" of interest established and approved by The Chase Manhattan Bank, New York, New York, from time to time (or if The Chase Manhattan Bank shall cease to exist or cease to announce such rate, any similar rate which is publicly announced from time to time by any other bank designated by Landlord in the City of New York having combined capital and surplus in excess of $1,000,000,000), as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

                         (k) The term "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers ("CPI-AUC"), New York, New York-Northeastern New Jersey, All Items (1982-1984=100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that CPI-AUC ceases to use a 1982-84 base rate of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in CPI-AUC, then the CPI-AUC shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI-AUC in effect at the date of this Lease not been altered. If CPI-AUC is not available, the term Consumer Price Index shall mean (i) a successor or substitute index to CPI-AUC, appropriately adjusted; or (ii) if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication, selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld or delayed), evaluating the information theretofore used in determining CPI-AUC.



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                         (l) The term "Business Days" shall mean all days except
         Saturdays, Sundays, New Year's Day, Washington's Birthday, Memorial
         Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, and Christmas, and any other days which shall be observed by both the federal and the state governments as legal holidays.

                  35.06. Upon the expiration or other termination of this Lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Charges under Article 3) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

                  35.07. (a) If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in this Lease not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. The foregoing provisions of this Section 35.07(a) shall not be deemed to exculpate Landlord from liability for unreasonably withholding its consent in any case where (i) Landlord has expressly agreed in this Lease not to unreasonably withhold its consent, or where as a matter of law Landlord may not unreasonably withhold its consent, (ii) Landlord in fact withholds such consent, and (iii) Tenant obtains a final, non-appealable judgment against Landlord from a court of competent jurisdiction to the effect that Landlord acted in bad faith in doing so.

                         (b) If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent or approve any item as to which Landlord has specifically agreed that its consent or approval shall not be unreasonably withheld, Tenant shall have the right to have such dispute settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this subsection 35.07(b). Within ten (10) Business Days next following the giving of any notice by Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party (herein called the "Non-Notifying Party") shall fail to give such a notice designating its arbitrator within such ten (10) Business Day period, then the other party (herein called the "Notifying Party") may give a second notice to the Non-Notifying Party making specific reference to this Section 35.07(b) and stating that if the Non-Notifying Party fails to designate its arbitrator within a further period of seven (7) Business Days following



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         the giving of such second notice, then the dispute in question shall be determined by the single arbitrator designated by the Notifying Party. If the Non-Notifying Party shall fail to designate its arbitrator within the 7-Business Day Period following the giving of such second notice in accordance with the preceding sentence, then the dispute in question shall be determined by the single arbitrator designated by the Notifying Party. If two arbitrators are so designated and the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the American Arbitration Association in New York City for the designation of such arbitrator and if he is unable or refuses to act within ten (10) Business Days, then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators or single arbitrator designated in accordance with the procedures set forth in this Section 35.07(b) shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator. The concurrence of or, in the event no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant, provided, however, that in the event only a single arbitrator is designated pursuant to the provisions of this Section 35.07(b), then the determination of such single arbitrator shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this subsection 35.07(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel, witness and expert fees and expenses, if any, in connection with any arbitration under this subsection 35.07(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this subsection 35.07(b), and the parties shall share all other expenses and, fees of any such arbitration. The sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this
         Section 35.07 is an order compelling Landlord to consent to or approve the matter in dispute, and the arbitrators may not award damages or grant any monetary award or any other form of relief. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

                  35.08. If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) are of a ministerial nature or do not increase Tenant's obligations or decrease its right under this Lease.

                  35.09. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing



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         such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

                  35.10. Tenant shall not place a load upon any floor of the Premises which violates applicable law or the certificate of occupancy of the Building or which exceeds the floor load per square foot which such floor was designed to carry. Following the completion of the Building Work, Landlord represents and warrants that the permitted floor loads in the Building shall be as required by the applicable provisions of the New York City Building Code. All heavy material and/or equipment must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient to absorb and prevent vibration or to dampen same adequately. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated.

                  35.11. The submission by Landlord of this Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Neither such submission nor any response by Tenant shall have any binding force or effect nor shall same confer any rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

                  35.12. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of references and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, shall be deemed to include any other number and any other gender as the context may require.



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                  35.13. If under the terms of this Lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under this Lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within twenty (20) days after being billed.

                  35.14. Notwithstanding anything to the contrary contained in this Lease, during the continuance of any default by Tenant after the giving of notice and the expiration of any applicable grace periods hereunder, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease, subject to reinstatement of such rights or options or right to receive funds or proceeds if such default is cured prior to any termination of this Lease by reason of such default.

                  35.15. Each party represents and warrants that this Lease has been duly authorized, executed and delivered by such party.

                  35.16. Tenant acknowledges that, notwithstanding that the Premises leased to Tenant hereunder include the Land, Tenant has no rights to any development rights, "air rights" or comparable rights appurtenant to the Real Property, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, solely evidencing such acknowledgment and consent. The provisions of this Section 35.16 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Real Property. Notwithstanding anything to the contrary contained in the Lease, Tenant may not, without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord's sole and absolute discretion (i) change the zoning of the Premises, (ii) modify the "bulk" or "FAR" (as such quoted terms are defined in the New York Zoning Resolution) of the Premises, (iii) grant or permit any easement, right of way, restrictive covenant or other similar encumbrance against the Premises, or (iv) increase the square footage or usable area of the Building. During the term of this Lease, Landlord shall not (i) change the zoning of the Premises, (ii) modify the "bulk" or "FAR" (as such quoted terms are defined in the New York Zoning Resolution) of the Premises, (iii) grant or permit any easement, right of way, restrictive covenant or other similar encumbrance against the Premises, or (iv) increase the square footage or usable area of the Building, if the action referred to in clause (i), (ii), (iii) or (iv) of this sentence would adversely affect, except to an immaterial extent, Tenant's use or enjoyment of the Premises (including, without limitation, Tenant's rights to use the roof as permitted under this Lease) or Tenant's ability to make Alterations or would preclude Landlord under applicable Legal Requirements from restoring the Buildi1ig in the event of a fire or other casualty to substantially the same floor area as exists on the date of this Lease.



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                  35.17. If any sales or other tax is payable with respect to any cleaning or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

                  35.18. In connection with any examination by Tenant of Landlord's books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person, except (i) as may be required by applicable Legal Requirements or (ii) in a court of competent jurisdiction or by arbitration or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (iii) to Tenant's attorneys, accountants and either professionals in connection with any dispute between Landlord and Tenant or on an "as needed" basis to Tenant's lenders and underwriters; and Tenant will confirm or cause its agents and accountants to confirm such agreement in a separate written agreement if requested by Landlord.

                  35.19. (a) Tenant shall not cause or permit Hazardous Materials [as such term is defined in this Section 35.19(a)] to be used, transported, stored, released, handled, produced or installed in, on or from, the Premises, other than the reasonable amounts required in the normal operation and maintenance of Tenant's fixtures and equipment in the Premises and the cleaning, maintenance and operation of the Premises (provided same are maintained in accordance with all applicable Legal Requirements and insurance requirements). The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this
         Section 35.19, Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Premises in the manner prescribed for such removal by Legal Requirements. The provisions of this Section
         35.19 shall survive the termination of this Lease.

                         (b) In the event there exist any Hazardous Materials in the Premises on the date of this Lease which have not been introduced into the Premises by Tenant, or anyone acting under or through Tenant, and which are required under applicable Legal Requirements in effect and applicable to the Premises on the date of this Lease to be removed or abated, then, Landlord shall have no liability to Tenant and this Lease shall not be affected on account thereof, but,



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         unless the need for such removal or abatement arises from any structural Alterations made by Tenant or any Alterations made by Tenant to those portions of the Building Systems installed by Landlord, Landlord shall, promptly after written notice from Tenant, remove such Hazardous' Materials from the Premises in the manner prescribed for such removal by Legal Requirements.

                  (c) Landlord represents and warrants to Tenant that the existing 10,000 gallon heating oil storage tank at the Property was closed and abandoned in compliance with applicable Legal Requirements. Notwithstanding anything to the contrary contained herein, Landlord shall indemnify, defend and hold harmless Tenant and its partners, officers, directors, principals, shareholders and employees against and from any and all loss, liability, damages, costs and expenses (including without limitation reasonable attorneys' fees) resulting from any third-party claim arising out of the continued presence of such heating oil storage tank at the Property, any failure to have properly decommissioned such tank in compliance with all applicable Legal Requirements and any release that may have occurred or shall occur from such tank at any time.

                  35.20. Wherever in this Lease either party's consent or approval is required not to be unreasonably withheld, such consent or approval shall not be unreasonably delayed or conditioned, it being understood and agreed that any specific time periods or conditions set forth in this Lease for the giving of such consent or approval shall be deemed reasonable.


                                   ARTICLE 36

                               Partnership Tenant

                  36.01. If Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a partnership) (any such partnership and such persons are referred to in this section as "Partnership Tenant"), the following provisions of this Article 36 shall apply to such Partnership Tenant:
         (a) the liability of each of the parties comprising Partnership Tenant (other than limited partners of a limited partnership) shall be joint and several, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, but the foregoing shall not be deemed to render any limited partners of a limited partnership personally liable for any obligations of Tenant under this Lease, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant (other than limited partners of a limited partnership) shall be



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         deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, (d) if Partnership Tenant shall admit new partners (other than limited partners of a limited partnership), all of such new partners (other than limited partners of a limited partnership) shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any partner or partners (other than limited partners of a limited partnership), and within twenty (20) days after demand of Landlord, shall cause each such partner (other than limited partners of a limited partnership) to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner (other than limited partners of a limited partnership) shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this section) and (f) on each anniversary of the Commencement Date, Partnership Tenant shall deliver to Landlord a list of all partners (other than limited partners of a limited partnership) together with their current residential addresses.


                                   ARTICLE 37

                   Industrial and Commercial Incentive Program

                  37.01. For purposes of this Article 37, the term "Project" shall mean, collectively, the performance by Landlord of the Building Work (as such term is defined in Section 2.01 hereto). All other terms used herein, unless otherwise defined in this Lease, shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of
         Article 4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder (herein collectively called the "Industrial and Commercial Incentive Program" or the "ICIP Program").

                  37.02. Landlord hereby notifies Tenant that Landlord is seeking the benefits and entitlements provided by Section 489-bbbb, Subdivision 5 of the ICIP Program. Tenant agrees to cooperate with Landlord to the extent reasonably requested in connection with Landlord's application so that the Building will receive the benefits and entitlements provided by the ICIP Program (the "ICIP Benefits"). Landlord makes no representation or warranty to Tenant that the ICIP Benefits shall be received in whole or in part and, except as provided in Section 37.04, Landlord shall have no liability to Tenant in the event the ICIP Benefits are not available to the Building for any reason whatsoever.



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                  37.03. At Landlord's request, to the extent required to enable
         Landlord to file annual certificates of continuing use as required by the ICIP Program and/or to continue to receive the ICIP Benefits, Tenant shall (i) report to Landlord the use of the Premises, the number of workers permanently engaged in employment in the Premises, the nature of each worker's employment, the number of such workers who reside in New York City and the New York City residency of each worker, and (ii) provide access to the Premises by employees and agents of any governmental agency enforcing the ICIP Program (including, without limitation, the New York City Department of Finance ("DOF") at all reasonable times, upon reasonable notice when requested by Landlord. During each Tenant Tax Controlled Tax Year, Tenant shall prepare and timely file (or cause its real estate tax certiorari counsel to prepare and file) the annual certificate of continuing use as required by the ICIP Program to be filed with respect to such Tenant Tax Controlled
         Tax Year, and shall deliver to Landlord at least twenty (20) days prior to the deadline for filing such certificate, the completed certificate for Landlord's execution. Notwithstanding the foregoing provisions of this Section 37.03, if such certificate is sent to Landlord in the first instance Landlord shall promptly after receipt forward the same to Tenant to complete and return to Landlord for execution.
         Landlord shall execute and return such certificate to Tenant within five (5) Business Days after Landlord's receipt thereof, and Tenant shall file same with the appropriate governmental authority.

                  37.04. Annexed hereto as Exhibit S is a copy of the Certificate of Eligibility received by Landlord from the DOF in response to Landlord's preliminary application for ICIP Benefits (herein called "Landlord's Initial ICIP Application"). In accordance with the requirements of the ICIP Program, Landlord shall within the time periods required by the ICIP Program file with the DOF the required evidence of expenditures for Building Work expenses in an amount not less than the "minimum required expenditures" under the ICIP Program (herein called "ICIP Expenses"). Landlord currently anticipates that it shall file evidence of at least $27,000,000 in ICIP Expenses (herein called the "Minimum ICIP Expenses") and shall in any event file evidence for all ICIP Expenses incurred in connection with the Building Work. Landlord represents and agrees that (i) Landlord has complied and shall continue to comply and cause its contractor to comply with the reporting requirements of the ICIP Program, (ii) has timely filed and will continue to timely file interim construction reports in accordance with the requirements of the ICIP Program, and (iii) Landlord will timely file the certificate of completion and all required documents, affidavits and certificates required by the ICIP Program. Without limiting Tenant's rights under this Article 37, (i) Tenant shall not be required to pay any Taxes or charges which may become due because of the willful misconduct, negligence or fraud by Landlord in connection with the ICIP Program or otherwise relieve or indemnify Landlord from any personal liability which may arise under Section 11-265 of the Administrative Code of the City of New York, and (ii) Tenant shall not be required to pay any Taxes or charges which may become due because of the failure by Landlord or its contractors to comply with any requirements of the ICIP Program (unless such failure results from (x) Tenant's failure to comply



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         with its obligations set forth in Section 37.03 hereof, (y) Tenant's failure to timely pay Taxes in accordance with Article 3 hereof, or (z) the imposition of or failure to timely cure any violation of Legal Requirements which is the obligation of Tenant to cure under this Lease) if, as a result of such failure, Landlord fails to receive ICIP Benefits with respect to ICIP Expenses in an amount not less than the Minimum ICIP Expenses. In the event that Tenant believes that it is entitled to relief from the payment of Taxes pursuant to the provisions of this Article 37, Tenant shall notify Landlord in writing of such claim, Tenant shall notify Landlord in writing of such claim, setting forth in reasonable detail the grounds for such claim. If such claim cannot be resolved between Landlord and Tenant within 15 days after the delivery of such a notice, such dispute will be submitted by either party for resolution by binding arbitration in accordance with the provisions of Exhibit AA of this Lease. Each arbitrator in any such proceedings shall be a real estate tax certiorari attorney with not less than 10 years experience in ICIP benefits in New York City and shall not then he representing either Landlord or Tenant or their respective affiliates. In any such arbitration, Tenant shall be required to demonstrate that (i) Landlord has failed to receive ICIP Benefits as a result of the breach of its obligations under this
         Article 37, and (ii) as a result of the failure to receive such ICIP benefits referred to in clause (i) of this sentence, the real estate tax assessment for the Real Property is higher than the assessment would have been if such ICIP Benefits had been obtained. Pending the resolution of any such dispute, Tenant shall continue to make Tax Payments in accordance with Article 3 of this Lease. If the resolution of such dispute is that Tenant has made Tax Payments in excess of the amount Tenant is obligated to pay pursuant to this Section 37.04, Landlord shall reimburse Tenant for such overpayment, together with interest on same at the Interest Rate, within 20 days following such final resolution. If Landlord fails to reimburse Tenant within such 20-day period, Tenant may send to Landlord a second notice stating that if Landlord fails to reimburse Tenant for such overpayment within 5 Business Days following the giving of such second notice, Tenant shall offset such overpayment together with interest thereon at the Interest Rate against the next payment of Fixed Rent due hereunder. If Landlord fails to reimburse Tenant for such overpayment and interest as aforesaid within such 5 Business Day period, Tenant may offset such overpayment and interest as aforesaid against the next payment of Fixed Rent due hereunder.

                  37.05. Tenant hereby agrees that it shall indemnify and hold harmless, subject to Section 18.03 hereof, Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from the Building's failure to qualify for or the loss of the ICIP Benefits as a result of (x) Tenant's failure to comply with its obligations set forth in Section 37.03 hereof, (y) Tenant's failure to timely pay Taxes in accordance with Article 3 hereof, or (z) the imposition of or failure to timely cure any violation of Legal Requirements which is the obligation of Tenant to cure under this Lease.

                  37.06. In the event the ICIP Benefits are lost or reduced for any reason other than Landlord's willful misconduct, negligence or fraud, Landlord agrees to cooperate with Tenant, at



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         Tenant's expense, in pursuing any remedies available to Tenant against third parties by reason of such loss or reduction.


                                   ARTICLE 38

                                Layout and Finish

                         38.01. The provisions of this Article 38 shall apply with respect only to the Office Premises and nothing contained in this Lease shall be construed as requiring Landlord to make any contribution to the costs incurred by Tenant to prepare the Retail Premises for Tenant's occupancy thereof. Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the Office Premises set forth below.

                  Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are herein called the "final plan") which shall contain complete information and dimensions necessary for the construction and finishing of the Office Premises and for the engineering in connection therewith. The final plan shall be submitted by Tenant to Landlord for Landlord's written approval, which approval shall be governed by the provisions of Article 11 hereof, including without limitation, the time periods for responding to such final plans. If Landlord shall disapprove the final plan, Landlord shall set forth its reasons for such disapproval and itemize those portions of the final plan so disapproved. In the event that, following the approval by Landlord of Tenant's final plan, Tenant shall modify the final plan, then if such modification is of such scope that it would, standing alone constitute a Material Alteration, then such modification shall be subject to Landlord's written approval, which approval shall be governed by the provisions of
         Article 11 hereof. If such modification is of such scope that it would, standing alone, constitute a Non-Material Alteration, then such modification shall not require Landlord's approval, provided however, the plan (herein called "Modified Plan") reflecting such modifications to the final plan must be submitted to Landlord at least three (3) Business Days prior to the performance of the work shown on the Modified Plan. In the event Tenant disputes Landlord's disapproval of all or any portion of the final plan. Tenant shall notify Landlord of such dispute in writing not later than fifteen (15) days after receipt of Landlord's notice of disapproval. Any such dispute which is not resolved within ten (10) days after receipt of such notice shall be resolved by Expedited Arbitration. In the event that Landlord wrongfully withholds its approval of all or any portion of the final plan, then, if Tenant is actually delayed in occupying the Office Premises for the conduct of its business or using the Retail Premises for the purposes permitted hereunder (including subleasing to a user or use by a subtenant) as a result of such wrongful



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         disapproval, such wrongful disapproval shall be deemed a Landlord Delay within the meaning of Section 2.01(f) hereof.

                  In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the Office Premises the work and installations (herein called "Tenant's Work") specified in the final plan. Tenant agrees that Tenant's Work will be performed in accordance with the all of the terms, covenants and provisions of
         Article 11 hereof and the Construction/Alteration Rules annexed as Exhibit E hereto. Tenant agrees that Tenant will use reasonable efforts in performing Tenant's Work so as to minimize disturbance to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense, leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition upon completion of Tenant's Work. Subject to the provisions of Section 18.03 hereof, Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord at Landlord's sole cost shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the Office Premises provided, however, (i) that any such representative shall use reasonable efforts to minimize any interference with the performance of Tenant's Work and (ii) under no circumstances shall it be deemed or construed that Landlord shall have incurred any liabilities, obligations or responsibilities to Tenant or any third party by reason of the access, inspections or review of Tenant's plans provided in this
         Section 38.01, subject, however, to the provisions of Section 2.01(f) hereof. Landlord hereby approves Sciame Construction and Lehrer McGovern as contractors for Tenant's Work.

                         38.02. All Tenant's Work shall be performed by Tenant in accordance with Article 11 hereof and the Construction/Alteration Rules annexed hereto as Exhibit E.

                         38.03. Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the Premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any expense in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as Additional Charges hereunder.



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                  38.04. (a) Landlord shall allow Tenant an allowance in the amount, subject to the last sentence of this Section 38.04(a), of Seven Million Three Hundred Twenty-One Thousand Sixty-Three and 50/100 ($7,321,063.50) Dollars (herein called the "Work Allowance"), which Work Allowance shall be applied solely against the cost and expense of the actual construction work performed by Tenant in connection with Tenant's Work in the Office Premises, and reasonable architect's, engineer's and consultant's fees in connection therewith (herein collectively called the "Construction Costs"). In the event that the Construction Costs shall exceed the amount of the Work Allowance, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Work Allowance for Construction Costs, then the Work Allowance shall be reduced accordingly.

                         (b) The Work Allowance shall be payable by Landlord to Tenant from time to time within twenty (20) days after periodic requisitions (each being herein called "Tenant Requisition") submitted by Tenant to Landlord as Tenant's Work progress (and such Work Allowance may, at Tenant's option, be paid against the first Construction Costs incurred in connection with Tenant's Work even if the total estimated Construction Costs exceed the Work Allowance), but no more frequently than monthly. Prior to the payment of any portion of the Work Allowance, Tenant shall deliver to Landlord a Tenant's Requisition for disbursement signed by an officer of Tenant which shall be accompanied by (1) invoices for the Tenant's Work performed in connection therewith (which need not be paid invoices), (2) a certificate signed by Tenant's architect certifying that Tenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plan, and (3) partial conditional lien waivers from the general contractor and Major Subcontractors, in the form annexed hereto as Exhibit T, who shall have performed the work referenced in the Tenant Requisition submitted immediately prior to the subject Tenant Requisition. As used herein the term "Major Subcontractor" shall mean any subcontractor performing any portion or portions of Tenant's Work if the amounts paid to such subcontractor for such portion(s) of Tenant's Work are reasonably expected to exceed $100,000. Tenant shall, upon request, furnish to Landlord a copy of the subcontract or other evidence reasonably satisfactory to Landlord of the amounts expected to be paid to any subcontractor which Tenant claims is not a Major Subcontractor. Promptly after completion of Tenant's Work, Tenant shall deliver to Landlord final "as-built" drawings, and all sign-offs, inspection certificates and permits required to be issued by the New York City Building Department, Fire Department and by any other governmental entities having jurisdiction thereover.

                         (c) The Work Allowance is being given for the benefit of Tenant only. No third party shall be permitted to make any claims against Landlord with respect to any portion of the Work Allowance.



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

                  38.05. (a) In connection with the performance of Tenant's Work, Tenant shall perform the work listed on Exhibit U annexed hereto (herein called the "Additional Tenant Work") at Tenant's sole cost and expense and in accordance with all of the terms and provisions of this
         Article 38 (other than Section 38.04) and Article 11 and the Construction/Alteration Rules annexed as Exhibit E hereto. Landlord shall allow Tenant an allowance in the amount, subject to the last sentence of this Section 38.05(a), of Five Hundred Eighty Nine Thousand Six Hundred ($589,600.00) Dollars (herein called the "Additional
         Tenant Work Allowance"), which Additional Tenant Work Allowance shall be applied solely against the Construction Costs for the Additional Tenant Work. The Additional Tenant Work shall be completed by Tenant no later than five (5) years after the Commencement Date. In the event that the Construction Costs for the Additional Tenant Work shall exceed the amount of the Additional Tenant Work Allowance, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Additional Tenant Work Allowance for Construction Costs for the Additional Tenant Work, then the Additional Tenant Work Allowance shall be reduced accordingly.

                         (b) The Additional Tenant Work Allowance shall be payable by Landlord to Tenant from time to time within twenty (20) days after periodic Tenant Requisitions submitted by Tenant to Landlord as the Additional Tenant Work progresses signed by an officer of Tenant, but no more frequently than monthly. Prior to the payment of any portion of the Additional Tenant Work Allowance, Tenant shall deliver to Landlord a Tenant's Requisition for disbursement signed by an officer of Tenant which shall be accompanied be (1) invoices for the Additional Tenant Work performed in connection therewith (which need not be paid invoices), (2) a certificate signed by Tenant's architect certifying that the Additional Tenant Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plan, and (3) partial conditional lien waivers from the general contractor and Major Subcontractors, in the form annexed hereto as Exhibit T, who shall have performed the work referenced in the Tenant Requisition submitted immediately prior to the subject Tenant Requisition. Promptly after completion of the Additional Tenant Work, Tenant shall deliver to Landlord final "as-built" drawings, and all sign-offs, inspection certificates and permits required to be issued by the New York City Building Department, Fire Department and by any other governmental entities having jurisdiction thereover.

                         (c) The Additional Tenant Work Allowance is being given for the benefit of Tenant only. No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Additional Tenant Work Allowance.



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                                   ARTICLE 39

                             First Extension of Term

         39.01. Subject to the provisions of Section 39.09 hereof, Tenant shall have the right to extend the term of this Lease for an additional term often
(IO) years which shall commence on the day following the expiration of the initial term of this Lease (herein called the "First Extension Term Commencement Date") and ending on the day preceding the tenth (10th) anniversary of the. First Extension Term Commencement Date (such additional term is herein called the "First Extension Term" and such last day of such First Extension Term is herein called the "First Extension Expiration Dale"), provided that:

                        (i) Tenant shall give Landlord notice (herein called the
                "First Extension Notice") of its election to extend,the term of this Lease at least eighteen (18) months prior to the expiration of the initial term of this Lease,

                        (ii) Tenant is not, after notice and expiration of
                applicable grace periods, in default of any of Tenant's monetary or material non-monetary obligations under this Lease as of the time of the giving of the First Extension Notice and as of the First Extension Term Commencement Date (which condition Landlord may elect to waive in its sole discretion), and

                        (iii) As of the time of the giving of the First
                Extension Notice and as of the First Extension Term Commencement Date, Tenant and/or Tenant's Affiliates are in actual occupancy (other than vacancies not in preparation for subletting to a party that is not an Affiliate) of not less than twenty-five (25%);percent of the Office Premises (which condition Landlord may elect to waive in its sole discretion).

         39.02. The Fixed Rent per annum payable by Tenant to Landlord during the First Extension Term shall be at the rate of one hundred (100%) percent of the fair market rent for the Premises as determined by Landlord (subject to Tenant's right to dispute such determination as provided in Section 39.04 hereof), which determination shall be as of the date occurring six (6) months prior to the First Extension Term Commencement Date (herein called the "First Determination Date") and which determination shall be made by Landlord and given in writing to Tenant (the "First Rent Notice") within a reasonable period of time after the occurrence of the First Determination Date.

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



         39.03. During the First Extension Term. the provisions of Article 3 hereof shall be unmodified and remain in full force and effect (i.e., Tenant shall continue to make payments of the Tax Payment and the Operating Payment on a net basis, recognizing that there are no base years).

         39.04. In the event that Tenant disputes the amount of the fair market rent of the Premises For the First Extension Term ai determined by Landlord pursuant to Section 39.02 hereof- then at any time on or before the date occurring thirty (30) days after Tenant has received the First Rent Notice, Tenant may initial the arbitration process provided for herein by giving notice to that effect to Landlord, and if Tenant so initiates the arbitration process such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within twenty (20) days after Landlord's receipt of notice of the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. Neither Landlord nor Landlord's arbitrator shall be bound by nor shall any reference be made to the determination of the Fixed Rent of the Premises for the First Extension Term which was furnished by Landlord in the First Rent Notice. If Landlord fails to notify Tenant of the appointment of its arbitrator within such 20-day period, then Tenant shall provide an additional notice to Landlord requiring Landlord's appointment of an arbitrator within five (5) Business Days after Landlord's receipt thereof. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (IO) days after the second arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator's written determination of the fair market rent of the Premises during the First Extension Term. The fair market rent specified by Landlord's arbitrator shall herein be called "Landlord's Submitted Value" and the fair market rent specified by Tenant's arbitrator shall herein be called "Tenant's Submitted Value." Copies of such written determinations shall promptly be sent to both Landlord and Tenant. If the higher determination of fair market rent for the Premises is not more than one hundred five percent (105%) of the lower determination of the fair market rent, then the fair market rent for such space shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred five percent (105%) of the lower determination, then within five (5) days of the date the arbitrators submitted their respective fair market rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment,within said five (5) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any SUCCESSOR organization thereto) in accordance with its rules then prevailing or if the American

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Arbitration Association (or any successor organization thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. Within five (5) days after the appointment of such third arbitrator (herein called the "Section 39.04 Period"), Landlord's arbitrator shall submit Landlord's Submitted Value to such third arbitrator and Tenant's arbitrator shall submit Tenant's Submitted Value to such third arbitrator. Such third arbitrator shall, within ten (10) days after the end of such Section 39.04 Period, make his own determination of the fair market rent of the Premises during the First Extension Term and send a notice along with a copy of this determination promptly to both Landlord and Tenant and in such notice shall state whether Landlord's Submitted Value or Tenant's Submitted Value was closer to the determination by such third arbitrator of the fair market rent of the Premises during the First Extension Term. Whichever of Landlord's Submitted Value or Tenant's Submitted Value shall be closer to the determination by such third arbitrator shall conclusively be deemed to be the fair market rent for the Premises during the First Extension Term.

         39.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties, which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

         39.06. In making their determination of the fair market rent of the Premises, the arbitrators shall take into consideration all then relevant factors, including, without limitation, that the provisions of Article 3 hereof shall be unmodified and remain in full force and effect during the First Extension Term, and the fact that Tenant is not receiving any work allowance or work letter or free rent period, and that no brokerage commission is being paid, in connection with such lease extension. The arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing of office and retail space first class buildings containing both office and retail use in midtown Manhattan.

         39.07. In the event Tenant initiates the arbitration process pursuant to Section 39.04 hereof and as of the First Extension Term Commencement Date the amount of the fair market rent has not been determined, Tenant shall pay Landlord's Submitted Value as rent for the First Extension Term, and Tenant shall continue to make payments of the Tax Payment and the Operating Payment in accordance with the provisions of Article 3 hereof, and when such determination has been made, an appropriate retroactive adjustment shall be made as of the First Extension Term Commencement Date, and if an overpayment has been made, Landlord shall


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promptly refund to Tenant the amount of such overpayment, together with interest on such overpayment at the Interest Rate from the date(s) paid by Tenant to the date fully refunded; provided, however, if Landlord and Tenant have exchanged Landlord's Submitted Value and Tenant's Submitted Value, then pending such determination of the fair market rent, Tenant shall pay the average of Landlord's Submitted Value and Tenant's Submitted Value. If Landlord fails to refund such overpayment by Tenant and interest within fifteen (15) days after such final determination and such failure continues for a further period of five
(5) Business Days following the giving of a second notice from Tenant which second notice shall set forth the amount due to Tenant and Tenant's intention to offset such amounts from the next payments of Fixed Rent hereunder if same are not paid to Tenant within such five (5) Business Day Period, a copy of which second notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant, then Tenant may offset such amounts from the next payments of Fixed Rent hereunder if same are not paid to Tenant within such five (5) Business Day Period.

         39.08. Except as otherwise provided in this Article 39 or elsewhere in this Lease, Tenant's occupancy of the Premises during the First Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration or the initial term of this Lease; provided, however, that Tenant shall not be entitled to: (i) any abatement of Fixed Rent or Additional Charges as set forth in Article 1 hereof, (ii) any Work Allowance provided for in
Article 38 hereof or any other work allowance elsewhere provided for in this Lease, or (iii) any further right to extend the term of this Lease pursuant to this Article 39.

         39.09. If Tenant does not timely send the First Extension Notice pursuant to the provisions of Section 39.01 hereof, this Lease shall automatically terminate at the end of the term and Tenant shall have no further right to extend the term of this Lease. Time shall be of the essence with respect to the giving of the First Extension Notice. The termination of this Lease during the initial term hereof shall also terminate and render void any option or right on Tenant's part to extend the term of this Lease pursuant to this Article 39 whether or not such option or right shall have theretofore been exercised. The termination of this Lease during the First Extension Term shall also terminate and render void any option or right on Tenant's part to extend the term of this Lease for the Second Extension Term, whether or not such option shall have theretofore been exercised. Notwithstanding the foregoing, however, if Tenant shall have exercised any option to extend the term of this Lease prior to a termination by reason of Tenant's default hereunder, then damages shall be calculated pursuant to Article 24 hereof as if said option were validly effectuated. None of Tenant's options or elections set forth in this Article 39 may be severed from this Lease or separately sold, assigned or transferred.

         39.10. If this Lease is renewed for the First Extension Term, then Landlord or Tenant may request the other party hereto to execute an amendment of this Lease setting forth the



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exercise of Tenant's right to extend the term of this Lease, the Fixed Rent for the First Extension Term and the last day of the First Extension Term; provided however, the failure of either party hereto to so execute such instrument shall not in any way affect the Tenant's exercise of its right to extend the term of this Lease pursuant to this Article 39.

         39.11. If Tenant exercises its right to extend the term of this Lease for the First Extension Term pursuant to this Article 39, (i) the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the First Extension Term, and (ii) the term "Expiration Date" as used in this Lease shall be construed to mean the First Extension Expiration Date.



                                   ARTICLE 40

                            Second Extension of Term


         40.01. Subject to the provisions of Section 40.07 hereof and provided that Tenant shall have exercised its right to extend the term of this Lease for the First Extension Term pursuant to Article 39 hereof, Tenant shall have the right to extend the term of this Lease for an additional term of ten (10) years which shall commence on the day following the First Extension Expiration Date (herein called the "Second Extension Term Commencement Date") and ending on the day preceding the tenth (10th) anniversary of the Second Extension Term Commencement Date (such additional term is herein called the "Second Extension Term" and such last day of such Second Extension Term is herein called the "Second Extension Expiration Date"), provided that:

                        (i) Tenant shall give Landlord notice (herein called the
                "Second Extension Notice") of its election to extend the term of this Lease at least eighteen (18) months prior to the First Extension Expiration Date,

                        (ii) Tenant is not, after notice and expiration of
                applicable grace periods, in default of any of Tenant's monetary or material non-monetary obligations under this Lease as of the time of the giving of the Second Extension Notice and as of the Second Extension Term Commencement Date (which condition Landlord may elect to waive in its sole discretion), and

                        (iii) As of the time of the giving of the Second
                Extension Notice and as of the Second Extension Term Commencement Date, Tenant and/or Tenant's Affiliates are in actual occupancy (other than vacancies not in




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                preparation for subletting to a party that is not an Affiliate)
                of not less than twenty-five (25%) percent of the Office Premises (which condition Landlord may elect to waive in its sole discretion).


         40.02. The Fixed Rent per annum payable by Tenant to Landlord during the Second Extension Term shall be at the rate of one hundred (100%) percent of the fair market rent for the Premises as determined by Landlord (subject to Tenant's right to dispute such determination as provided in Section 40.04 hereof), which determination shall be as of the date occurring six (6) months prior to the Second Extension Term Commencement Date (herein called the "Second Determination Date") and which determination shall be made by Landlord and given in writing to Tenant (the "Second Rent Notice") within a reasonable period of time after the occurrence of the Second Determination Date.

         40.03. During the Second Extension Term, the provisions of Article 3 hereof shall be unmodified and remain in full force and effect (i.e., Tenant shall continue to make payments of the Tax Payment and the Operating Payment on a net basis, recognizing that there are no base years).

         40.04. In the event Tenant disputes the fair market rent of the Premises for the Second Extension Term as determined by Landlord pursuant to
Section 40.02 hereof, then at any time on or before the date occurring thirty
(30) days after Tenant has received the Second Rent Notice, Tenant may initiate the arbitration process provided for in Section 39.04 hereof, and such provisions and the provisions of Section 39.06 hereof shall apply to the determination of fair market rent for the Second Extension Term.

         40.05. In the event Tenant initiates the aforesaid arbitration process and as of the Second Extension Term Commencement Date the amount of the fair market rent has not been determined. Tenant shall pay Landlord's Submitted Value as rent for the Second Extension Term, and Tenant shall continue to make payments of the Tax Payment and the Operating Payment in accordance with the provisions of Article 3 hereof, and when such determination has been made, an appropriate retroactive adjustment shall be made as of such Second Extension Term Commencement Date, and if an overpayment has been made, Landlord shall promptly refund to Tenant the amount of such overpayment together with interest on such overpayment at the Interest Rate from the date(s) paid by Tenant to the date fully refunded; provided, however, if Landlord and Tenant have exchanged Landlord's Submitted Value and Tenant's Submitted Value, then pending such determination of the fair marker rent, Tenant shall pay the average of Landlord's Submitted Value and Tenant's Submitted Value. If landlord fails to refund such overpayment by Tenant and interest within fifteen (15) days after such final determination and such failure continues for a further period of five
(5) Business Days following the giving of a second notice from Tenant which second notice shall set forth the amount due to Tenant and



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



Tenant's intention to offset such amounts from the next payments of Fixed Rent hereunder if same are not paid to Tenant within such five (5) Business Day Period, a copy of which second notice shall be delivered simultaneously to any Superior Lessor or Superior Mortgagee whose name and address shall have previously have been furnished to Tenant, then Tenant may offset such amounts from the next payments of Fixed Rent hereunder if Same are not paid to Tenant within such five (5) Business Day Period.

         40.06. Except as otherwise provided in this Article 40 or elsewhere in this Lease, Tenant's occupancy of the Premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the First Extension Expiration Date; provided, however, that Tenant shall not be entitled to: (i) any abatement of Fixed Rent or Additional Charges as set forth in Article 1 hereof, (ii) any Work Allowance provided for in Article 38 hereof or any other work allowance elsewhere provided for in this Lease, or (iii) any further right to extend the term of this Lease pursuant to this Article 40.

         40.07. If Tenant does not timely send the Second Extension Notice pursuant to the provisions of Section 40.01 hereof, this Lease shall automatically terminate at the end of the First Extension Term and Tenant shall have no further right to extend the term of this Lease. Time shall be of the essence with respect to the giving of the Second Extension Notice. The termination of this Lease during the initial term hereof or the First Extension Term shall also terminate and render void any option or right on Tenant's part to extend the term of this Lease pursuant to this Article 40 whether or not such option or right shall have theretofore been exercised. The termination of this Lease during the Second Extension Term shall also terminate and render void any option or right on Tenant's part to extend the term of this Lease for the Second Extension Term, whether or not such option shall have theretofore been exercised. Notwithstanding the foregoing, however, if Tenant shall have exercised any option to extend the term of this Lease prior to a termination by reason of Tenant's default hereunder, then damages shall be calculated pursuant to Article 24 hereof as if said option were validly effectuated. None of Tenant's options or elections set forth in this Article 40 may be severed from this Lease or separately sold, assigned or transferred

         40.08. If this Lease is renewed for the Second Extension Term, then Landlord or Tenant may request the other party hereto to execute an amendment of this Lease setting forth the exercise of Tenant's right to extend the term of this Lease, the Fixed Rent for the Second Extension Term and the last day of the Second Extension Term; provided however, the failure of either party hereto to so execute such instrument shall not in any way affect the Tenant's exercise of its right to extend the term of this Lease pursuant to this Article 40.

         40.09 If Tenant exercises its right to extend the term of this Lease for the Second Extension Term pursuant to this Article 40, (i) the phrases "the term of this Lease" or "the term



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hereof" as used in this Lease, shall be construed to include, when practicable, the Second Extension Term, and (ii) the term "Expiration Date" as used in this Lease shall be construed to mean the Second Extension Expiration Date.



                                   ARTICLE 41

                              Historic Tax Credits


         41.01. (a) Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Sections 41.01(b) and 41.02 hereof, Tenant shall not make any Alterations prior to the end of the five (5) year period (the "Recapture Period") beginning on the date the Building is "placed in service" within the meaning of IRS Regulation 1.46-3(d) which will result in the loss, reduction or recapture of any Historic Tax Credits to which Landlord would otherwise be entitled pursuant to Landlord's Historic Preservation Certification Application - Part 2 (filed October 12, 1998 and approved March 21, 1999). Except as otherwise provided in this Article 41, in the event any Alterations are made by Tenant during the Recapture Period which are objected to by the NPS (as such term is defined in Section 41.01(b) hereof) and are not removed or rectified by Tenant to the satisfaction of the NPS within the cure period, if any, permitted by the NPS and which thereby result in the loss, reduction or recapture of any such Historic Tax Credits, Tenant shall reimburse Landlord for the full value to Landlord amount of such loss, reduction or recapture including, without limitation, penalties and interest. If any amount recoverable by Landlord will be or has been subject to tax, Tenant shall pay to Landlord the amount (after taking into account any tax in respect of the amount) that will ensure that Landlord receives and retains a net sum equal to the sum it would have received had the payment from the Tenant not been subject to tax and which will compensate Landlord for any additional taxes, interest or penalty charges which have been or will be incurred by Landlord by reason of Tenant's Alterations made prior to the end of the Recapture Period. Such payment shall be made by Tenant within twenty (20) days after demand therefor (but in no event earlier than thirty (30) days prior to the date Landlord is required to pay the corresponding tax payment to the taxing authority) as Additional Charges, which demand shall be accompanied by a copy of any demand or invoice from the taxing authority setting forth the calculation of the amount payable by Landlord. Landlord agrees, within fifteen (15) days after written request from Tenant, to provide Tenant with such information relating to the Building Work within Landlord's (or its contractors' or consultants') possession as Tenant may reasonably request to determine the "placed in service" date.

         (b) (i) Landlord and Tenant acknowledge and agree that, except as hereinafter expressly provided, prior to the commencement of any Alterations, Landlord shall, at Tenant's sole cost and expense, file the plans and specifications therefor delivered to Landlord by




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Tenant with the National Park Service of the U.S. Department of the Interior
("NPS") together with a request for approval of same as an amendment to Landlord's Historic Preservation Certification Application - Part 2 (herein called an "NPS Amendment Filing"), and Tenant shall not commence such Alterations unless and until the written approval of the NPS to such NPS Amendment Filing is obtained.

         (ii) Prior to making an NPS Amendment Filing with respect to Alterations which are limited to the interior of the Building, Landlord shall submit Tenant's plans and specifications therefor to Landlord's tax consultant ("Landlord's Tax Credit Consultant") (currently William G. MacRostie of Ernst & Young and if William G. MacRostie is unable or unwilling to continue in that capacity, Landlord's Tax Credit Consultant shall be a member of a "Big 5" accounting firm with at least 10 years experience in the Historic Tax Credits) for the Historic Tax Credits and Landlord shall not make or require any NPS Amendment Filing with respect to any such interior Alterations unless Landlord's Tax Credit Consultant advises Landlord that such a filing is recommended. Landlord shall advise Tenant of such recommendation of Landlord's Tax Credit Consultant within the time periods Landlord is required to approve or disapprove Tenant's plans and specifications for Alterations pursuant to Section 11.01 hereof, and, if such recommendation is that an NPS Amendment Filing should be made, Landlord shall advise Tenant within such time period of the changes required by Landlord's Tax Credit Consultant in order for Landlord's Tax Credit Consultant, in his sole discretion, to recommend that an NPS Amendment Filing not be required. If Landlord's Tax Credit Consultant does not recommend an NPS Amendment Filing with respect to such interior Alterations, then Tenant may proceed with such Alterations subject to and in accordance with the provisions of this Lease (other than this Article 41) and Tenant shall not be responsible for any portion of the Historic Tax Credits which may be lost, reduced or recaptured by reason of the performance by Tenant of such interior Alterations. If Landlord's Tax Credit Consultant shall recommend an NPS Amendment Filing for any such interior Alterations, then Landlord shall notify Tenant of such fact and Landlord shall make such NPS Amendment Filing with the NPS unless, within ten (10) days after receipt of Landlord's notice Tenant requests Landlord in writing to refrain from making such filing. In the event Tenant so requests, Landlord shall not make an NPS Amendment Filing with respect to such interior Alterations and Tenant may proceed with such interior Alterations subject to and in accordance with the provisions of this Lease, but Tenant shall remain responsible for any portion of the Historic Tax Credits which may be lost, reduced or recaptured ("grossed up" as provided in Section 41.01(a) hereof) by reason of the performance by Tenant of such interior Alterations.

         (iii) If Tenant shall desire to make any Alterations without Landlord making an NPS Amendment Filing (or prior to obtaining a response to an NPS Amendment Filing), Tenant shall so request of Landlord in writing. Landlord shall permit such Alterations to be made (subject to the provisions or this Lease, including Article 11 hereof) without making an



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NPS Amendment Filing (or prior to obtaining a response to an NPS Amendment
Filing, as the case may be) provided and on condition that: (A) Tenant shall remain responsible for any portion of the Historic Tax Credits which may be lost, reduced or recaptured ("grossed up" as provided in Section 41.01(a) hereof) by reason of the performance by Tenant of such Alterations, and (B) at least ten (10) days prior to the commencement of such Alterations, Tenant shall deposit with Landlord's attorneys (which shall be a law firm having at least 100 attorneys which carries customary liability insurance), an amount equal to the full amount of any such potential loss, reduction or recapture, as reasonably determined by Landlord's Tax Consultant, "grossed-up" as provided in Section 41.01(a) hereof (collectively, the "Estimated Tax Credit Loss"). The amount of such Estimated Tax Credit Loss shall be held in escrow until the earlier to occur of (x) receipt of a determination by NPS approving such Alterations, in which event the Estimated Tax Credit Loss shall be returned to Tenant, (y) receipt of a determination by the NPS disapproving such Alterations, in which event the Landlord's Estimated Tax Credit Loss shall be held by Escrow Agent until the alterations are removed or rectified by Tenant to the satisfaction of NPS (whereupon same will be released to Tenant) or until such earlier date as Landlord is required to pay Landlord's Estimated Tax Credit Loss to the taxing authority (whereupon same shall be released to Landlord for such purpose, subject to Landlord's reimbursement obligations under Section 41.02 hereof in the event of a subsequent reduction in Landlord's Estimated Tax Credit Loss), or
(z) the last day of the Recapture Period, in which event the Estimated Tax Credit Loss shall be returned to Tenant. The Estimated Tax Credit Loss shall be held and disbursed by the escrow agent in accordance an escrow agreement which conforms to this Section 41.01(b)(iii) and is otherwise in form and substance reasonably satisfactory to Landlord, Tenant and the escrow agent, and which provides for the escrow funds to deposited in an interest bearing account with Citibank, N.A. or another major commercial bank having a branch in New York City, or, if available as an investment vehicle to the escrow agent, such escrow funds shall be invested in US Treasury securities.

         (iv) The provisions of clause (B) of the second sentence of Section 41.01(b)(iii) shall not apply (but the provisions of clause (A) of the second sentence of Section 41.01(b)(iii) shall apply) with respect to Alterations proposed to be made by Tenant without an NPS Amendment Filing (or prior to receiving a response to an NPS Amendment Filing) which, in the reasonable judgment of Landlord's Tax Consultant on the basis of his review of Tenant's plans and specifications therefor, are limited to the placement of signage on portions of the facade of the Building previously approved by NPS for signage in accordance with such approvals.

         (c) All NPS Amendment Filings shall be made by Landlord promptly after receipt of Tenant's plans and specifications therefor (and, in the case of the plans and specifications for Tenant's Work, such filing shall be made on the basis of the schematic design drawings for the Building exterior, if any, submitted by Tenant pursuant to Section 11.01 hereof)




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
and thereafter prosecuted with reasonable diligence. If requested by Tenant, in the event of an unfavorable decision by the NPS regarding any filing made pursuant to Section 41.01(b) hereof, Landlord shall, at Tenant's sole cost and expense, pursue administrative or other appeals from such ruling which are reasonably available to Landlord. Landlord and Tenant shall cooperate with one another in connection with any such filing, including promptly furnishing any additional information required by the NPS in connection with any such filing. Landlord shall furnish Tenant with copies of all filings made by Landlord pursuant to Section 41.01(b) hereof.

         41.02. In the event of an unfavorable ruling by NPS to any proposed Alterations proposed by Tenant, Tenant shall not be precluded from making such alteration by reason of such fact if Tenant pays to Landlord the Estimated Tax Credit Loss prior to commencing any such Alteration or taking such action as the case may be. In the event that, as a result of an audit or settlement with the Internal Revenue Service, the amount of Estimated Tax Credit Loss paid by Tenant is determined to have been less than the actual amount of Landlord's Historic Tax Credits lost by reason of Tenant's Alterations, Tenant shall reimburse Landlord for such additional lost Landlord's Historic Tax Credits as Additional Charges within twenty (20) days after delivery of an invoice therefor which shall be accompanied by copies of the results of such audit or settlement or other documents setting forth the final amount of the Historic Tax Credits. In the event that, as a result of an audit or settlement with the Internal Revenue Service or by reason of the fact that the time period for auditing or challenging Landlord's Historic Tax Credits shall have passed without such an audit or challenge having been raised, the amount of Estimated Tax Credit Loss paid by Tenant is more than the actual amount of Landlord's Historic Tax Credits lost by reason of Tenant's Alterations, then Landlord shall reimburse Tenant within fifteen (15) days after such determination is made or such time period has expired, as applicable, for the excess Estimated Tax Credit Loss paid by Tenant, together with interest thereon from the date originally paid by Tenant to the date reimbursement is made at the Interest Rate, and if Landlord fails to do so and such failure continues for an additional period of five (5) Business Days following delivery of a notice from Tenant setting forth Tenant's intention to offset such amounts against the Fixed Rent payable hereunder, Tenant shall have the right to offset any unpaid excess Estimated Tax Credit Loss paid by Tenant, together with interest thereon from the date originally paid by Tenant to the date offset by Tenant at the Interest Rate, against the next installment(s) of Fixed Rent payable under this Lease.

         41.03. In the event that an NPS Amendment Filing for any Alterations proposed by Tenant is delayed or rejected by reason of Landlord's failure to perform the Building Work in accordance with the requirements of the NPS relating to the Historic Tax Credits (including, without limitation, the use of non-complying materials) or Landlord's failure to comply with the administrative or filing requirements related thereto (a "Landlord Tax Credit Fault"), and, as a result thereof, either:


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         (i)   Tenant is delayed in completing Tenant's Work and occupying all or any portion of the Premises beyond the date Tenant would have taken occupancy in the absence of such Landlord Tax Credit Fault (a "Tenant Occupancy Delay"), and/or

         (ii) Tenant has entered into a sublease of all or a portion of the Retail Premises (which may also include the right to place Signs on the Facade), the subtenant is delayed in taking occupancy of the Retail Premises (or potion thereof), including, without limitation, by reason of being unable to install its Signs or alter the storefront, beyond the date such subtenant would have taken occupancy in the absence of such Landlord Tax Credit Fault (a "Retail Sublease Delay") and Tenant thereby suffers a loss of rent under the terms of such sublease, and/or

         (iii) Tenant has entered into a Sign Agreement for the placement of a Sign or Signs on the Facade, and the Sign User is delayed in completing the installation of such Sign or Signs beyond the date such Sign or Signs would have been completed in the absence of such Landlord Tax Credit Fault (a "Signage Delay") and Tenant thereby suffers a loss of license fees (or similar income) under the terms of such Sign Agreement, then, in any such event, unless Landlord,(at Landlords sole election) permits Tenant to perform the Alterations in question without obtaining approval of the NPS Amendment Filing (and releases Tenant from responsibility for any loss, reduction or recapture of Historic Tax Credits resulting therefrom), Tenant shall be entitled to an abatement of the Fixed Rent and Additional Charges pursuant to Article 3 hereof in an amount equal to the Article 41 Abatement Amount (as such term is defined in this Section 41.03). If a Landlord Tax Credit Fault occurs, Landlord shall either, at Landlord's election, (i) take such steps as are necessary to cure such Landlord Tax Credit Fault with reasonable promptness after Landlord has notice of same, or (ii) permit Tenant to perform the Alterations in question without obtaining approval of the NPS Amendment Filing (and release Tenant from responsibility for any loss, reduction or recapture of Historic Tax Credits resulting therefrom).

         As used herein the term "Article 41 Abatement Amount" shall mean:

     (A) in the case of a Tenant Occupancy Delay, the Fixed Rent or Additional Rent pursuant to Article 3 hereof allocable to the portion of the Premises (which may constitute the entire Premises) which Tenant is so delayed in occupying for each day of such delay;

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     (B) in the case of a Retail Sublease Delay, the Minimum SNDA Rent allocable to the portion of the Retail Premises (which may constitute the entire Retail Premises) which such subtenant is so delayed in occupying for each day of such delay; and

     (C) in the case of a Signage Delay, the amount of license fees (or similar income) allocable to the period of time the Sign User is so delayed in completing installation of its Signs (the "Signage Delay Period") which otherwise would have been paid to Tenant under the terms of the Sign Agreement in question and which are abated as a result of the Signage Delay; provided, however, that the aggregate Article 41 Abatement Amount with respect to any Signage Delay(s) shall not exceed an amount equal to the Minimum SNDA Rents allocable to Retail Premises for such Signage Delay Period, minus the sum of (x) total rents payable to Tenant for such Signage Delay Period under the terms of all Retail Subleases in effect during the Signage Delay Period (without giving effect to any free or reduced rent periods then in effect thereunder if and to the extent same exceed commercially reasonable amounts), plus
         (y) the amount of any abatement received by Tenant pursuant to clause
         (B) of this sentence with respect to the Signage Delay Period.

         Landlord shall not be responsible for any delays (and same shall not give rise to the abatement provided for in this Section 41.03) if and to the extent any period of delay in obtaining approval of an NPS Amendment Filing results both from Landlord's failure to perform the Building Work in accordance with any NPS requirements and from the non-conformance of Tenant's proposed Alterations with any NPS requirements. Landlord's liability to Tenant for a Landlord Tax Credit Default shall be limited to the abatements provided for in this Section 41.03, and in no event shall Landlord be responsible for any consequential damages to Tenant resulting therefrom.

         41.04 For purposes of this Article 41, the term Alterations shall include, without limitation the installation of Signs (as such term is defined in Article 42 hereof) and/or Antennae (as such term is defined in Article 33 hereof).

                                   ARTICLE 42

                Building Surface Signage and Advertising Rights

         42.01. Landlord agrees that, subject to all laws, ordinances statutes, rules and regulations of all governmental authorities having jurisdiction thereof, including, without limitation, any restrictions or requirements imposed by the NPS in connection with the Historic


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Tax Credits, and if and to the extent that same will not make Landlord ineligible for or reduce or otherwise adversely affect Landlord's eligibility for Landlord's Historic Tax Credits, subject to the provisions of Section 41.02 hereof, and further subject to the terms, conditions and limitations as are hereinafter set forth, during the term of this Lease, Tenant, at Tenant's sole cost and expense, shall have the exclusive right to install, or to grant licenses to (or enter into similar agreements with) third parties to install, on any and all portions of the facade, rooftop and setbacks of the Building (herein collectively called the "Facade") and thereafter maintain, repair, and operate one or more signs (herein called the "Signs") for the purpose of identifying Tenant or the Building, or for advertising purposes, provided and on condition that:

                  (i) the content and design of such signs shall not relate to obscene or pornographic activity;

                  (ii) Tenant shall immediately remove or cause to be removed any Sign which, in Landlord's reasonable judgment violates the requirement set forth in clause(i) above (any dispute between Landlord and Tenant with respect to this Section 42.01(ii) which is not resolved between the parties within ten
(10) days after notice of such dispute from either party to the other shall be finally resolved by Expedited Arbitration);

                  (iii) subject to Section 18.03 hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all fines, loss, liability, damages, costs and expenses (including, but not limited to, reasonable counsel fees) incurred by Landlord in connection with the installation and/or operation or maintenance of the Signs;

                  (iv) except as provided in any Subtenant SNDA entered into with a Sign User pursuant to Section 7.12(g) hereof, the granting by Tenant to any third party (herein called a "Sign User") of a right, whether denominated as a license or other agreement, to install one or more Signs on the Facade (herein collectively called a "Sign Agreement") shall not create a tenancy or any other interest in the Premises except a license revocable at will which shall cease and expire in any event automatically without notice upon the expiration or termination of this Lease and all acts, omissions and operations of such Sign Users shall be deemed acts, omissions and operations of the Tenant;

                  (v) no Sign Agreement shall be for a term (including any renewal or extension options contained in the Sign Agreement) ending later than one day prior to the expiration date of the term of this Lease (including, without limitation, the First Extension Term, if the First Extension Option is exercised pursuant to Article 39 hereof, and the Second Extension Term, if the Second Extension Option is exercised pursuant to Article 40 hereof), and a copy of each executed Sign Agreement (and all ancillary documents executed in connection


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with, with respect to or modifying such Sign Agreement) shall be delivered to
Landlord prior to the commencement of installation of such Sign;

                  (vi) Landlord shall not be obligated to enter into any non-disturbance agreement with respect to any such Sign Agreement, and each Sign Agreement shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate; provided, however, that (A) a Subtenant SNDA given with respect to any subtenant of all or a portion of the Retail Premises shall cover any Signs which such subtenant has the right to install; but, except as provided in clause (B) of this sentence, only on the portion of the exterior of the Building immediately adjacent to the Retail Premises subleased to such subtenant (e.g., a subtenant of the second and third floors of the Building which is otherwise entitled to a Subtenant SNDA shall be entitled to non-disturbance protection for its Signs but only such Signs as are limited to the exterior of the Building at the second and third floors), and (B) a Subtenant SNDA given with respect to any retail sublease covering at least the entire first, second and third floors of the Building (herein called a "3-Floor Retail Sublease") shall cover any Signs which such subtenant has the right to install on the portion of the exterior of the Building immediately adjacent to the first through fifth floors of the Building. For purposes of the preceding sentence, a sublease shall be deemed to be a 3-Floor Retail Sublease even if a portion of the premises demised thereunder is sub-sublet back to Tenant or an Affiliate of Tenant (herein called a "Sublease Back"), provided that at least two (2) full floors demised under such sublease are not sub-sublet back to Tenant or any Affiliate of Tenant;

                  (vii) nothing contained herein shall be deemed to prevent Landlord from installing,a sign in the Building Lobby and a sign at each entrance to the Building to identify Landlord and/or the Manager, which signs shall be subject to Tenant's approval, which approval Tenant shall not unreasonably withhold, or delay (Tenant hereby approving the signs shown on the plans annexed hereto as Exhibit V);


                  (viii) the installation and position of the Signs shall comply with Legal Requirements;

                  (ix) the installation of any electrical lines (herein called "Signage Lines") and related equipment in connection with the installation and operation of the Signs, as well as the manner and location (i.e., routing) of all Signage Lines and related equipment in connection therewith shall be at Tenant's sole cost and expense and shall comply with Legal Requirements, and the method of affixing any Signs to the Building and any penetrations the Building facade or roof required for the installation of the Signs and/or Signage Lines shall be subject to Landlord's prior consent, such consent not to be unreasonably withheld or delayed; and

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                  (x) the Signs, reasonably required support structures,
Signage Lines and related equipment shall be maintained and kept in repair by Tenant, at Tenant's sole cost and expense.

         42.02. For the purpose of installing, servicing or repairing the Signs and related equipment, Tenant shall have access to the Facade. All access by Tenant to the Facade shall be subject to the supervision of Landlord and to Landlord's reasonable safeguards for the security and protection of the Facade and the Building including, without limitation, the erection of scaffolding and/or sidewalk bridges to the extent required by applicable Legal Requirements or to the extent same would otherwise generally be erected by a prudent owner of a comparable Building in the Times Square section of Manhattan. Landlord shall have the right to assign a Building representative to be present during the duration of Tenant's access to the Facade and Tenant shall pay Landlord's reasonable; customary charges therefor as Additional Charges.

         42.03. Tenant, at Tenant's sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all Legal Requirements in any manner affecting or relating to Tenant's use of the Facade as to the installation, repair, maintenance and operation of any support structures, Signs and related equipment erected or installed by Tenant pursuant to the provisions of this Article 42, provided however that Tenant may contest the applicability of any such Legal Requirements subject to and in accordance with the provisions of Section 8.02 hereof. Tenant, at Tenant's sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the Signs and any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article 42.

         42.04. Tenant agrees that Tenant will pay for all electrical service required for Tenant's use of the Signs and related equipment erected or installed by Tenant pursuant to the provisions of this Article 42 in accordance with Article 14.

         42.05. The Signs, support structures and related equipment installed by Tenant pursuant to the provisions of this Article 42 shall be Tenant's personal property, and, upon the Expiration Date, or earlier termination of this Lease, shall be removed by Tenant at Tenant's sole cost and expense, unless Landlord notifies Tenant not later than 180 days prior to the Expiration Date (or within twenty (20) days following the earlier termination of this Lease) that Landlord elects, in Landlord's sole discretion, to retain any such Signs, support structures and related equipment (collectively, "Retained Signs"), in which event Tenant shall assign to Landlord or Landlord's designee, effective from and after the day immediately following the Expiration Date or earlier termination of this Lease, all right, title and interest of Tenant in and to the Retained Signs and the income derived therefrom accruing from and after the Expiration Date or earlier termination of this Lease, as the case may be. All electrical equipment installed by Tenant in connection with the installation and operation of the Signs shall be Tenant's personal property.



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
Upon the Expiration Date, or earlier termination of this Lease, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove such electrical equipment as designated in such notice, at Tenant's sole cost and expense; provided however that Tenant shall not be obligated to remove any Signage Lines at the end of the term of this Lease. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the Facade and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Signs, support structures, Signage Lines and related equipment erected or installed by Tenant pursuant to the provisions of this Article 42 and restore said affected areas to their condition as existed prior to the installation of the Signs and related equipment, subject to normal wear and tear. Notwithstanding anything to the contrary contained in the preceding sentence, in the event Tenant fails to perform such repair work after notice and expiration of the applicable cure period, Landlord shall have the option of performing any such repairs, in which event Tenant shall reimburse Landlord for the actual out-of-pocket expenses incurred by Landlord as an Additional Charge hereunder within thirty (30) days after Tenant shall have been billed therefor, which bill shall be accompanied by copies of the invoices for such out-of-pocket expenses

         42.06. Tenant agrees that Landlord shall not be required to provide any services whatsoever in connection with the Signs.

         42.07. Tenant covenants and agrees that all installations made by Tenant on the Facade or in any other part of the Building pursuant to the provisions of this Article 42 shall be at the sole risk of Tenant, and neither Landlord nor Landlord's agent or employees shall be liable for any damage or injury thereto caused in any manner, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees.

         42.08. Subject to and in accordance with the provisions of
Section 18.03 hereof, Tenant will, and does hereby agree to, indemnify, defend and save harmless Landlord from and against: (i) any and all claims, demands, damages, expenses or losses by reason of any orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Signs, support structures, Signage Lines and any related equipment installed by Tenant pursuant to the provisions of this Article 42; and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance and operation and repair of the Signs, support structures, Signage Lines and related equipment installed by Tenant pursuant to the provisions of this Article 42; except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees. If any installations referred to in this Article 42 should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Landlord shall use reasonable efforts to


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give Tenant prior notice of the same (and, to the extent possible, shall endeavor to do so at the plan approval stage) and Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof. Landlord shall deliver to Tenant a copy of any such roof warranty or guaranty upon written notice from Tenant to Landlord requesting same.

         42.09. All plans and specifications of Tenant's work and installations to be done and made by Tenant pursuant to the provisions of this Article 42 shall be subject to the prior approval of Landlord, which such approval shall not be unreasonably withheld or delayed and shall be governed by the provisions and procedures for plan approvals set forth in Article 11 hereof, and shall be further subject to inspection and reasonable supervision by Landlord, agreeing that it shall not be deemed to incur any liability by reason of the provisions of this Section.


                                   ARTICLE 43

                                 Building Name

         43.01. Tenant shall have, the right during the term of this Lease to select the name of the Building, provided and on condition that such name shall comply all laws, ordinances, statutes, rules and regulations of all governmental authorities having jurisdiction thereof, including, without limitation, any restrictions or requirements imposed by the NPS in connection with any Historic Tax Credits, and provided further that Landlord's entitlement to such tax credits would not be reduced or otherwise adversely affected thereby (unless Tenant pays to Landlord the full amount, discounted to present value, of any such reduction, as determined by Landlord, prior to naming the Building). The installation of any signage on the exterior of the Building bearing such name shall be governed by the provisions of Article 42 hereof.

                                   ARTICLE 44

          Right of First Offer on Certain Dispositions of Real Property


         44.01. A. If at any time prior to the tenth (10th) anniversary of the Commencement Date, Landlord shall desire to either (i) sell the Real Property (herein called an "Outright Sale"), (ii) enter into a long-term ground lease (i.e., a master lease having a term, including renewal options, in excess of forty-eight (48) years) (herein called a "Ground Lease"), or (iii) if Landlord is at any time an entity having the Real Property as its sole asset (or as to which the Real Property represents at least 95% of its assets), sell a controlling interest in such


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entity (i.e., fifty (50%) percent or more of the equity and voting interests in such entity) (herein called an"Entity Sale"), pursuant to a bona fide third party offer (herein called an "Offer") which is evidenced by a term sheet or letter of intent signed by the prospective purchaser or lessee (herein called the "Offeror") or a broker or agent representing such Offeror, or by a signed contract of sale or Ground Lease, then, provided Tenant is not then in default hereunder beyond any applicable notice and grace periods with regard to any monetary default or any other material default, prior to entering into such transaction with the Offeror, Landlord shall offer (herein called "Landlord's Offer") to enter into the transaction contemplated by the Offer with Tenant upon the same terms and conditions as that of the Offer (except as otherwise specifically provided herein). Notwithstanding the foregoing provisions of this
Section 44.01, Landlord shall not be obligated to make Landlord's Offer in the case of (i) any sale or ground lease of the Real Property to either Cornerstone (for so long as Cornerstone remains Landlord's investment adviser) or an Affiliate of Landlord or, for so long as Cornerstone remains Landlord's investment adviser, an Affiliate of Cornerstone, or (ii) a foreclosure or deed-in-lieu of foreclosure, or (iii) the sale or sales of interests in the Real Property or Landlord to investors or investment groups sponsored by either Landlord or, for so long as Cornerstone remains Landlord's investment adviser, Cornerstone wherein Landlord (or, for so long as Cornerstone remains Landlord's investment adviser, Cornerstone) retains management control of the Real Property (which shall be deemed to mean retention of ownership of not less than ten (10%) percent of the total equity interests in the entity which owns the Real Property and remaining as adviser to the investors with respect to the Property) following such sale or sales, provided that the provisions of this Article 44.01 shall continue with regard to any Offer(s) received by Landlord from time to time following any of the transactions referred to in clauses (i), (ii), or
(iii) of this sentence. Tenant shall not be entitled to assign this Lease following the exercise of its right of first offer pursuant to this Article 44 until either the closing occurs under the executed Contract of Sale between Landlord and Tenant or such Contract of Sale otherwise terminates in accordance with its terms. Landlord's Offer shall be in the form of (x) the contract of sale annexed hereto as Exhibit L (the "Contract of Sale") but containing the same purchase price and closing date as those set forth in the Offer, in the case of an Outright Sale, and permitting assignment of the purchaser's interest thereunder prior to the closing thereunder, provided that the assignee assumes all of the obligations of the assignor thereunder and that such assignment shall not relieve the assignor from liability under such Contract of Sale, (y) a Ground Lease upon all of the terms contained in the Offer and otherwise on then-customary terms for similar ground lease transactions involving buildings containing both office and retail use in midtown Manhattan, in the case of a Ground Lease, and (z) an agreement for the sale of the entity interests upon all of the terms contained in the Offer and otherwise incorporating the applicable provisions of the Contract of Sale with appropriate adjustments to reflect the nature of the transaction as a sale of interests in an owner rather than the sale of real property.


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

         B. It is expressly agreed that Tenant's rights under this Article shall also terminate if Tenant and/or Tenant's Affiliates is no longer in actual occupancy of at least twenty-five (25%) percent of the Office Premises (which condition Landlord may elect to waive in its sole discretion).

         44.02. In the event an Offer is made, then Landlord shall be free to sell the Offered Property to any other individual or entity free of any rights of Tenant hereunder unless within twenty (20) days after the giving of Landlord's Offer, Tenant shall exercise its right to purchase the Offered Property by executing and tendering to Landlord two (2) execution originals of the Contract of Sale, Ground Lease or agreement tendered with Landlord's Offer pursuant to Section 44.01, together with the downpayment required by such Contract of Sale or agreement, if any, or any security deposit or other payment due on signing of the Ground Lease, if any. Time shall be of the essence as to Tenant's right to tender to Landlord the document and payments required pursuant to the preceding sentence (the "Acceptance Deliveries") within such twenty (20) day period. In the event Tenant neither accepts nor rejects Landlord's Offer within such twenty (20) day period, it shall be deemed that Tenant has rejected Landlord's Offer. If Tenant exercises its right to purchase the Real Property or a controlling interest in Landlord in accordance with this Article 44 or to enter into a Ground Lease, such transaction shall close in accordance with such Contract of Sale or other agreement executed between Landlord and Tenant pursuant to this Section 44.02. In the event that Tenant shall not accept Landlord's Offer by tendering the Acceptance Deliveries within such twenty (20) day period, then Tenant shall have no further rights in the Real Property pursuant to such Landlord's Offer, all of which shall be deemed waived by Tenant, and Landlord shall be free to enter into the transaction which was the subject of such Landlord's Offer with the Offeror or any other party on such terms and conditions set forth in the Contract of Sale, Ground Lease or other agreement, as the case may be, and Tenant covenants and agrees that it shall be precluded from taking any action to block such transaction (including, without limitation, filing for injunctive relief or a lis pendens). Notwithstanding the foregoing, (i) in the event Landlord fails to close the transaction which was the subject of the Offer within nine (9) months after the date Tenant rejects or is deemed to have rejected Landlord's Offer, Landlord shall again comply with the provisions of this Article 44 prior to closing such transaction (and shall not close such transaction if Tenant shall exercise its rights pursuant to this
Article 44 with respect thereto), or, if such transaction has been terminated, the provisions of this Article 44 shall again apply with respect to the next bona-tide offer for an Outright Sale, Ground Lease, or Entity Sale, and (ii) in the event that, within nine (9) months following the rejection or deemed rejection by Tenant of a Landlord's Offer, Landlord enters into a contract for an Outright Sale or Entity Sale or a Ground Lease (or amends such a contract or lease) and the net economic value to Landlord of the terms of such contract or lease (as amended, if applicable), is less than 25% of the net economic value of the original terms of such Offer, then, prior to consummating such transaction on such revised terms, Landlord shall modify Landlord's Offer to Tenant to reflect such revised terms, and Tenant shall have a period


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


of ten (10) days following the receipt of such revised Landlord's Offer to accept same in the manner set forth in this Section 44.02. All responses by Tenant to a Landlord's Offer shall be made by certified mail, return receipt requested. Tenant, recognizing the confidential nature of Landlord's decision to offer the Real Property for sale or other disposition as herein provided and any information furnished to Tenant in connection therewith, shall not disclose to any third party the fact of Landlord's Offer or any of the information or materials furnished to it in connection with Landlord's Offer other than in connection with seeking debt or equity financing in connection with Tenant's acceptance of Landlord's Offer or as may be required by applicable Legal Requirements or in connection with any litigation or arbitration between Landlord and Tenant; provided, however, that Tenant may disclose such information to its attorneys, accountants, financial advisors, underwriters and potential lenders. Time shall be of the essence with respect to all time periods for Tenant to respond to a Landlord's Offer hereunder.

         44.03. If Tenant shall accept any Landlord's Offer for an Outright Sale or Entity Sale and if Tenant shall default in its obligations to close such Outright Sale or Entity Sale as purchaser under the Landlord's Offer, then, Tenant shall forfeit its downpayment or other payment and in addition to any other rights and remedies available to Landlord as a result thereof, Tenant's rights under this Article 44 shall be terminated and this Article 44 shall be of no further force and effect.

         44.04. Notwithstanding anything to the contrary contained in this
Article 44, (i) Tenant shall not be entitled to exercise the Landlord's Offer unless at the time of exercise thereof this Lease shall not have been terminated, and (ii) Landlord shall not be obligated to convey the Real Property or close the Ground Lease or Entity Sale to Tenant unless on the date fixed for delivery of the deed or closing (a) the conditions specified in subdivision (i) of this sentence shall continue to be satisfied, and (b) Tenant shall have paid to Landlord all Fixed Rent and Additional Charges and other sums and charges due and/or accrued hereunder and billed to Tenant through such delivery or closing date.

         44.05. Notwithstanding anything to the contrary contained herein but subject to Tenant's rights under Section 44.02 hereof, in no event shall Tenant be entitled to more than one (1) opportunity to purchase the Real Property pursuant to a Landlord's Offer under this Article. Accordingly, upon any sale of the Real Property to a purchaser or the consummation of a Ground Lease or Entity Sale with a party that, in any case, is not an Affiliate of Landlord or, for so long as Cornerstone remains Landlord's investment adviser, Cornerstone, the rights of Tenant under this Article shall terminate so that no Landlord other than Massachusetts Mutual Life Insurance Company or, for so long as Cornerstone remains Landlord's investment adviser, Cornerstone, and their respective Affiliates shall be bound hereby; provided that with respect to such sale, Ground Lease or Entity Sale, as the case may be, (i) Landlord shall have complied with its obligations under Section 44.01 to deliver to Tenant a Landlord's Offer, (ii) Landlord shall have complied



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

with its obligations under Section 44.02 to deliver to Tenant a revised Landlord's Offer, if applicable, and (iii) Tenant shall have rejected or is deemed to have rejected such Landlord's Offer and, if applicable, such revised Landlord's Offer.

          44.06. For purposes of this Lease, the term "Affiliate" shall mean, with respect to Landlord or Cornerstone, as the case may be, a (i) corporation into or with which Landlord or Cornerstone is merged or consolidated, (ii) corporation or partnership or LLC to which substantially all of Landlord's (or Cornerstone's) assets are transferred or (iii) corporation or partnership or LLC which controls, is controlled by or is under common control with Landlord (or Cornerstone). For purposes hereof, the term "control" shall mean, in the case of a corporation, ownership, directly or indirectly, of at least fifty (50%) percent of all the voting stock, and in case of a joint venture or partnership or LLC or other entity, ownership, directly or indirectly, of at least fifty (50%) percent of all the interests therein.

         44.07. In the event the Landlord's Offer is waived or deemed waived as above provided, Tenant shall within five (5) Business Days after request therefor, deliver an instrument in the form annexed hereto as Exhibit
W confirming such waiver, but no such instrument shall be necessary to make the provisions hereof effective.

         44.08. No option or election of or by Tenant set forth in this
Article 44 may be severed from this Lease or separately sold, transferred or assigned (i.e., other than to a permitted assignee in connection with a permitted assignment of this Lease) or transferred.

         44.09. Notwithstanding anything to the contrary contained in this Lease, until the tenth (10th) anniversary of the Commencement
Date or such earlier date as Tenant's rights under this Article 44 shall terminate, Landlord shall not (i) enter into any agreement providing for the leasing or occupancy of any portion of the Premises unless such agreement automatically terminates upon the exercise by Tenant of its right of first offer under this Article 44, or (ii) grant an option to a third party to purchase the Premises unless such option, whether or not the same has been exercised by the optionee, automatically terminates upon the exercise by Tenant of its right of first offer under this Article 44.

                                   ARTICLE 45

                               Leasehold Financing

         45.01 (a) Tenant shall have the right from time to time during the term of this Lease, to mortgage the leasehold estate created hereby and, subject to the provisions of Section 7.10 hereof, to collaterally assign all subrents, income and profits derived by Tenant


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from the leasehold estate created hereby to an Institutional Lender [as such term is defined in this Section 45.01(a)] without Landlord's consent, and to collaterally assign this Lease as security for such Leasehold Mortgage (as such term is hereinafter defined); provided that no Leasehold Mortgage shall extend to, affect, or be a lien or encumbrance upon the estate and interest of Landlord in the Premises or any part thereof or any rents or other sums payable by Tenant under this Lease or any other rents, income or profits derived by Landlord from the Real Property, and provided further that at any time during the term of this Lease, there shall be no more than one such Leasehold Mortgage which shall be a lien on Tenant's leasehold estate in this Lease. For purposes of this Article 45, the following terms shall apply:

         (x) "Leasehold Mortgage" shall mean a mortgage or a deed of trust that constitutes a lien on Tenant's interest in this Lease and the leasehold estate created hereby;

         (y) "Leasehold Mortgagee" shall mean a holder of a Leasehold Mortgage in respect to which notice of the execution of such Leasehold Mortgage has been given to Landlord; and

         (z) "Institutional Lender" shall mean a commercial bank, savings bank, trust company, insurance company, savings and loan association, pension or retirement fund, or real estate investment trust; provided and on condition that each of the foregoing entities shall qualify as an institutional Lender only if it shall (A) be subject (or agree to be subject) to the jurisdiction of the courts of the State of New York in any action with respect to the rights hereunder as a Leasehold Mortgagee, and (B) have net assets of not less than $500,000,000.

              (b) In no event shall any Leasehold Mortgagee have the rights or benefits specified herein, nor shall the provisions of this Section 45.01 be binding on Landlord with respect to any Leasehold Mortgage or any assignment thereof, as the case may be, unless and until (i) an executed counterpart of such Leasehold Mortgage or of such assignment, as the case may be, shall have been delivered to Landlord, and (ii) the Leasehold Mortgagee shall have executed and delivered to Landlord an Intercreditor Agreement (which Landlord agrees to execute and deliver to such Leasehold Mortgagee within ten (10) days after receipt of a counterpart thereof executed by such Leasehold Mortgagee), substantially in the form annexed hereto as Exhibit R-2 (except that the foregoing requirement contained in this clause (ii) shall not apply in the case of a Leasehold Mortgage in favor of The Bank of New York, as agent (or its successors and/or assigns), which has entered into an Intercreditor Agreement with Landlord simultaneously with the execution of this Lease in the form annexed hereto as Exhibit R-3).


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
         45.02 If Tenant shall mortgage Tenant's interest in the leasehold estate created hereby in compliance with the provisions of Section 45.01 hereof, then so long as such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

                  (a) Landlord, upon serving Tenant with any notice of default pursuant to the provisions of Article 16 hereof, shall also concurrently serve a copy of such notice upon any Leasehold Mortgagee at the address designated by such Leasehold Mortgagee in a written notice given to Landlord, and such notice of default shall be sent by Landlord in the same manner as set forth in Article 33 hereof, and no such notice of default by Landlord shall be deemed to have been duly given unless and until a copy thereof has been so served upon the Leasehold Mortgagee.

                  (b) If Tenant defaults in fulfilling any of its obligations under this Lease, the Leasehold Mortgagee shall have the right to cure such defaults within the applicable time prescribed therefor in this Lease, and shall have the additional time periods provided for in subparagraph 45.02 (e) below prior to any termination of this Lease on account of such default, and Landlord shall accept such performance by the Leasehold Mortgagee as if such default had been cured by Tenant.

                  (c) No surrender, cancellation, modification or amendment of this Lease shall bind the Leasehold Mortgagee if done without its prior written consent.

                  (d) Except as expressly provided in this Article 45, the execution and delivery of a Leasehold Mortgage shall not give a Leasehold Mortgagee any greater rights against Landlord than those granted to Tenant under this Lease.

                  (e) Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this Lease, Landlord shall, in accordance with Section 45.02(a) hereof, notify any Leasehold Mortgagee whose name and address shall have been previously furnished to Landlord in accordance with Section 45.02(a) hereof, and Landlord shall not have the right to terminate this Lease on account of any such default which is not cured by Tenant following the giving of notice and the expiration of the applicable cure period hereunder, provided and for so long as:

                           (i) within ten (10) Business Days after its receipt
of Landlord's notice of default, such Leasehold Mortgagee shall notify Landlord of such Leasehold Mortgagee's agreement to cure such default, and



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                           (ii) if such default is a default in the payment of
Fixed Rent or Additional Charges, then, within the time period permitted for the cure of such default by Tenant under this Lease plus an additional period of ten
(10) Business Days, such Leasehold Mortgagee shall pay or cause to be paid all Fixed Rent and Additional Charges then due and in arrears as specified in Landlord's default notice (other than any damages in the nature of accelerated rent for future periods on account of Tenant's default), and

                           (iii) in the case of any default other than a default
in the payment of Fixed Rent or Additional Charges ("Non-Monetary Defaults"), within the time period permitted for the cure of such default by Tenant under this Lease plus an additional period of thirty (30) days, such Leasehold Mortgagee shall have cured or cause the cure of all Non-Monetary Defaults of Tenant hereunder; provided, however, that if such Leasehold Mortgagee reasonably requires possession of the Premises to cure such Non-Monetary Default, then, provided and for so long as the Leasehold Mortgagee has instituted foreclosure proceedings promptly after receipt of Landlord's notice of default and thereafter diligently prosecutes same to completion, the time period for Leasehold Mortgagee to cure such default shall be extended for so long as is reasonably required for such Leasehold Mortgagee to obtain possession of the Premises; provided, further, that with respect to any default in any material covenant of Tenant under the Lease, in no event shall the Leasehold Mortgagee be entitled to an extension of more than one hundred twenty (120) days beyond the cure period provided for Tenant to cure such Non-Monetary Default under this Lease.

         If following the giving of a notice by a Leasehold Mortgagee of its agreement to cure a default of Tenant hereunder, such Leasehold Mortgagee shall notify Landlord that such Leasehold Mortgagee has relinquished and surrendered possession of the Premises or has discontinued (or will not commence, as the case may be) foreclosure proceedings to obtain possession of the Premises (a "Rescission Notice"), then such Leasehold Mortgagee shall have no further right or obligation to continue to cure the default in question, and Landlord shall be under no further obligation to such Leasehold Mortgagee pursuant to this Article 45 with respect to such default and Landlord shall not be permitted to make any claim against Leasehold Mortgagee on account of the Leasehold Mortgagee's agreement to cure a default hereunder or its rescission of such agreement (but the foregoing shall not limit Tenant's liability with respect to any such default).

         45.03 (a) In the event of the termination of this Lease prior to the expiration of the term of this Lease, whether by summary proceedings to dispossess, service of notice to terminate, or otherwise, due to any default by Tenant or condition referred to in Article 16 hereof, unless such termination occurs as a result of a default as to which Leasehold Mortgagee has given notice to Landlord pursuant to Section 45.02(e)(i) hereof of its agreement to cure and has thereafter failed to cure same within the cure periods provided for in
Section 45.02(e)(ii) or


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45.02(e)(iii) hereof (unless Leasehold Mortgagee elects not to pursue such cure, delivers to Landlord a Rescission Notice in connection therewith, has timely cured all defaults referred to in Section 45.02(e)(ii) and thereafter pays (or causes to be paid) to Landlord all Fixed Rent and Additional Charges as same become due and payable under the Lease, other than damages in the nature of an acceleration of rent for future periods), Landlord shall deliver written notice of such termination to the Leasehold Mortgagee concurrently with the giving of such notice to Tenant (herein called the "Termination Notice") and in the same manner as required under Article 33 hereof, together with a statement of any and all sums of money which would then be due and payable under this Lease but for such termination, and of any other defaults, if any, under this Lease then known to Landlord. The Leasehold Mortgagee shall thereupon have the option of entering into a new lease with Landlord for the Premises on the terms described in subparagraph (c) below (herein called the "New Lease"), effective upon termination of this Lease, and if the Leasehold Mortgagee shall so elect, the Leasehold Mortgagee shall make written request upon Landlord for such New Lease within ten (10) Business Days after the date of the giving of the Termination Notice pursuant to this Section 45.03.

         (b) In the event that the Leasehold Mortgagee shall commence a proceeding against Tenant to foreclose the Leasehold Mortgage and shall foreclose the same or shall take a similar action (e.g., exercise of power of sale), the Leasehold Mortgagee shall promptly notify Landlord of such mortgage foreclosure or action and shall, within ten (10) Business Days following the date of such mortgage foreclosure or otherwise obtaining possession of the Premises, enter into the New Lease with Landlord, effective upon termination of this Lease.

         (c) In the event of the termination of this Lease by Landlord pursuant to subsection 45.03(a) above, or the foreclosure of the Leasehold Mortgage by the Leasehold Mortgagee pursuant to subsection 45.03(b) above. Landlord agrees to enter into the New Lease with the Leasehold Mortgagee or its designee (provided that such designee shall satisfy all of the criteria for a proposed assignee as set forth in Article 7 hereof), upon the following terms and conditions:

                  (i) Such New Lease shall be for the remainder of the term of this Lease, effective as of the date of such termination, at the Fixed Rent and Additional Charges and upon all of the then executory agreements, terms, covenants and conditions of this Lease. Such New Lease shall require the Leasehold Mortgagee or to designee to remedy any existing defaults of Tenant hereunder, other than any default of a kind which is not reasonably susceptible of being remedied by a leasehold mortgagee and other than the payment of damages hereunder in the nature of accelerated rent for future periods.

                  (ii) Upon the execution of such New Lease, the Leasehold Mortgagee or its designee, as the case may be, shall pay to Landlord



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         simultaneously with the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all fees and expenses, including reasonable attorneys' fees and court costs, which Landlord shall have incurred in connection with such termination, recovery of possession and the preparation and execution of the New Lease.

                  (iii) The Leasehold Mortgagee or its designee shall have deposited with Landlord a sum of money which shall be sufficient to replenish the Security Deposit to the amount required to be maintained by Tenant hereunder pursuant to Article 5 hereof (if Landlord has drawn down on all or any portion of such Security Deposit).

                  (iv) As security for the obligations under the New Lease, the Leasehold Mortgagee or its designee shall have executed and delivered to Landlord a Collateral Assignment of Subleases and Subrents in the form annexed hereto as Exhibit R.

         45.04 Except as specifically set forth in this Article 45, nothing contained herein shall be construed as limiting Landlord's remedies under this Lease or applicable law in the event of a default by Tenant under this Lease, nor shall Tenant be released from its obligations or liabilities to Landlord hereunder. In the event that Landlord and the Leasehold Mortgagee shall enter into the New Lease pursuant to Section 45.03 hereof, Tenant shall nevertheless remain liable for all of the Leasehold Mortgagee's obligations under the New Lease. If the New Lease is terminated by reason of a default of the tenant thereunder, Landlord shall retain all rights and remedies available to Landlord against Tenant.

         45.05 A standard mortgagee clause naming a Leasehold Mortgagee may be added to any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease and the Leasehold Mortgage shall so provide.

         45.06 So long as any Leasehold Mortgage is in existence, unless the Leasehold Mortgagee shall otherwise expressly consent in writing, the fee title to the Premises and the leasehold estate shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and the leasehold estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

         45.07 If any Leasehold Mortgagee or its designee has entered into the New Lease with Landlord in accordance with Section 45.03 hereof, such Leasehold Mortgagee or its designee shall succeed to the rights of Tenant, if any, in and to the security deposit paid by Tenant to Landlord pursuant to Article 5 of this Lease. In any such event, Tenant shall no longer have any rights to such security deposit, and Landlord shall hold such security deposit for and on behalf of such Leasehold Mortgagee or its designee.

         45.08 With respect to Tenant's Property, Tenant hereby agrees that Tenant shall be permitted to grant security interests therein only on condition that the secured party shall remove of at all from the Premises, and repair any damage to the Premises and/or the Building caused by such removal, those items constituting Tenant's Property in which such secured party has an interest within thirty (30) days after the giving of notice by certified mail, return receipt requested, of the termination of this Lease or the dispossession of Tenant from the Premises, and that if such secured party shall fail to remove same from the Premises within such thirty (30) day period, same shall be deemed abandoned and Landlord shall have the right, without liability to such secured party, to dispose of same in any manner whatsoever but the secured party shall have no obligation or liability to Landlord on account of its failure to remove such Tenant's Property.

         45.09 Landlord shall, without charge, at any time and from time to time hereafter, but not more frequently than twice in any one-year period, within ten
(10) days after written request of Tenant to do so, certify by written instrument duly executed and acknowledged to any Leasehold Mortgagee, or proposed Leasehold Mortgagee: (A) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;
(B) as to the validity and force and effect of this Lease, in accordance with its tenor; (C) as to the existence of any default hereunder; (D) as to the existence of any offsets, counterclaims or defenses hereto on the part of Tenant; (E) as to the commencement and expiration dates of the term of this Lease; and (F) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by Tenant and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on Landlord.



                                   ARTICLE 46

                Collateral Assignment of Subleases And Subrents


         46.01 In order to secure the prompt and complete payment and performance when due of all of Tenant's obligations under this Lease, Tenant shall execute and deliver to Landlord a Collateral Assignment of Subleases and Subrents in the form annexed hereto as Exhibit R-l, whereby Tenant assigns to Landlord a lien and interest in all of the subleases and subrents in respect of the Building, including both the Office Space and the Retail Space, whether now or hereafter existing. Landlord is hereby authorized, at any time after the date of this Lease, to (i) complete the blank in Paragraph 14 of the Collateral Assignment of Subleases and Subrents with such amount as Landlord may determine in its sole discretion, and (ii) record the Collateral Assignment of Subleases and Subrents. Tenant hereby represents and warrants that it has not executed any prior assignment of the Subleases and Subrents, nor has it performed any act or executed any instrument which might prevent Tenant from fulfilling any of the terms of the Collateral Assignment or which might prevent Landlord from enforcing its rights or remedies thereunder.

         46.02 Tenant shall not grant or execute any other assignment of subleases and subrents in respect of the Building, except that Tenant may execute and deliver to a Leasehold Mortgagee an assignment, provided that the Leasehold Mortgagee has complied fully with all the requirements of Article 45 of this Lease, including the execution of the Intercreditor Agreement in the form of Exhibit R-2 or R-3, as the case may be.

         46.03. Landlord shall be responsible for all mortgage recording taxes and other costs to record or otherwise perfect the Collateral Assignment of Subleases and Subrents and any related documents.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY, Landlord

                                        By: Cornerstone Real Estate Advisers,
                                            Inc., its agent

                                        By:   /s/ Thomas G. Dudeck
                                              ----------------------------------
                                              Name:  Thomas G. Dudeck
                                              Title: Managing Director





                                        SFX ENTERTAINMENT, INC., Tenant



                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                        Tenant's Federal Identification Number:



                                        ----------------------------------------

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY, Landlord

                                        By: Cornerstone Real Estate Advisers,
                                            Inc., its agent

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:





                                        SFX ENTERTAINMENT, INC., Tenant



                                        By:   /s/ Robert F.X. Sillerman
                                              ----------------------------------
                                              Name:  Robert F.X. Sillerman
                                              Title: Executive Chairman


                                        Tenant's Federal Identification Number:


                                                      13-3977880
                                        ----------------------------------------

                                    LANDLORD

State of Connecticut   )
                                ):ss
County of Hartford     )


On the 25th day of February in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared Thomas G. Dudeck personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                        /s/ Lynn D. Avery
                                        ----------------------------------------
                                                Notary Public

                                                     LYNN D. AVERY
                                                My Commission Expires:
                                                  September 30, 2001


                                CORPORATE TENANT
State of New York      )
                                ):ss
County of New York     )

On the ___ day of _______ in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



                                        ----------------------------------------
                                                Notary Public

                                    LANDLORD

State of Connecticut   )
                                ):ss
County of Hartford     )

On the ___ day of _______ in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                        ----------------------------------------
                                                Notary Public



                                CORPORATE TENANT
State of New York      )
                                ):ss
County of New York     )

On the 1st day of March in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared Robert F.X. Sillerman personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                        /s/ May Hung Lee
                                        ----------------------------------------
                                                Notary Public

                                                       MAY HUNG LEE
                                            Notary Public - State of New York
                                                      NO. 01LE6029297
                                               Qualified in New York County
                                           My Commission Expires Aug. 9, 2001

                                 LEASE AMENDMENT


         LEASE AMENDMENT (herein called this "Amendment"), dated October 22, 2002, between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, having an office at c/o Cornerstone Real Estate Advisers, Inc., One Financial Plaza, Suite 1700, Hartford, Connecticut 06103-2604 (herein called "Landlord") and SFX ENTERTAINMENT, INC. (d/b/a Clear Channel Entertainment), a Delaware corporation, having an office at 220 West 42nd Street, New York, New York 10036 (herein called "Tenant").




                             W I T N E S S E T H :
WHEREAS:

         A. Landlord and Tenant have entered into that certain Lease dated as of March 13, 2000, as amended by letter agreement dated as of April 14, 2000 (said Lease, as the same has been and may hereafter be amended, the "Lease"), covering the land and building (known as the Candler Building) located at 220 West 42nd Street, New York, New York, as more particularly described in the Lease.

         B. Landlord and Tenant desire to amend the Lease for the purpose of permitting Tenant to change the use of the third (3rd) floor of the Building from retail to office use and as otherwise set forth herein.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

         1. The first sentence of Section 2.02(e) of the Lease is hereby deleted in its entirety and the following inserted in lieu thereof:

                  "(e) Tenant shall have the right, at Tenant's sole cost and expense, to change the use of any of the fifth (5th) floor of the Building, both the fourth (4th) and fifth (5th) floors of the Building; or all of the third (3rd), fourth (4th) and fifth (5th) floors of the Building from the use(s) permitted under this Lease for the Retail Premises to the uses permitted under this Lease for Office Premises; provided, at Tenant's option, upon not less than ten (10) days prior written notice to Landlord and further provided that Tenant otherwise complies with the other provisions of this Section 2.02(e) and the other applicable provisions of this Lease, including, without limitation the provisions of Article 11 and the provisions of Section 12.01 of the Lease with respect to "Non-Standard Items", Tenant may subsequently convert back the use of the third (3rd) floor to a use or uses permitted under this Lease for Retail Premises."

         2. The fourth sentence of Section 1.02 of the Lease is hereby deleted in its entirety and the following inserted in lieu thereof:

                  "In the event Tenant converts the use of (x) the fifth (5th) floor, (y) both the fourth (4th) and fifth (5th) floors, or
                  (z) all of the third (3rd), fourth (4th) and fifth (5th) floors of the Building from retail use to office use pursuant to Section 2.02(e) hereof, from and after any such conversion the floor(s) so converted shall be deemed "Office Floor(s)" and part of the "Office Premises" for purposes of this Lease; provided, however, in the event that Tenant shall subsequently convert back the use of the third (3rd) floor to a use or uses permitted under this Lease for Retail Premises in accordance with the last phrase of the first sentence of section 2.02(e), from and after such subsequent conversion, the third (3rd) floor shall be deemed "Retail Floor" and part of the "Retail Premises" for purposes of this Lease."

         3. All cross-references in the Lease to Section 2.02(d) of the Lease are hereby corrected to refer to Section 2.02(e) of the Lease. The cross-reference in Section 7.12(a)(ii)(E) of the Lease to Section 2.02(c) of the Lease is hereby corrected to refer to Section 2.02(d) of the Lease.

         4. In addition to and not in limitation to any other reimbursement obligations owed by Landlord to Tenant under the terms and provisions of the Lease, upon receipt of reasonable proof of payment which may include (but are not limited to) receipted contractor, subcontractor and/or architect or engineer's invoices or invoices coupled with cancelled checks, Landlord covenants to pay Tenant (or, at Tenant's direction, directly to Tenant's subtenant, McDonald's Corporation) the sum of $32,000 for certain work with respect to asbestos abatement, relocation of a gas vent, and installation of double-door entrance completed within the Retail Premises.

         5. Except as modified by this Amendment, the Lease and all of the covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. Nothing contained in this Amendment nor the execution and delivery of this document by the parties hereto shall be deemed a waiver of the respective rights and remedies of the parties hereto; and shall not be deemed a release of the respective duties and obligations of the parties hereto under the terms and provisions of the Lease, at law and/or in equity, all of which are expressly reserved and maintained without abrogation.

         6. This Amendment may not be changed orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, modification or discharge is sought.

         7. The covenants; agreements, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.

         8. This Amendment may be executed in one or more counterparts, which when taken together shall constitute one original with the same force and effect as if all the parties hereto had executed and delivered one counterpart original.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.



                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY, Landlord

                                        By: Cornerstone Real Estate Advisers,
                                            Inc., its agent

                                        By:   /s/ Paul C. Bacon
                                              ----------------------------------
                                              Name:  Paul C. Bacon
                                              Title: Vice President


                                        SFX ENTERTAINMENT, INC., (d/b/a Clear
                                        Channel Entertainment), Tenant


                                        By:   /s/ Peter A. Strauss
                                              ----------------------------------
                                              Name:  Peter A. Strauss
                                              Title: Senior Vice President


The undersigned, CLEAR CHANNEL COMMUNICATIONS, INC., has executed this Amendment for the purpose of acknowledging and confirming that its Guaranty of Lease dated September 15, 2000, continues to apply to the Lease as modified by this Amendment.


                                        CLEAR CHANNEL COMMUNICATIONS, INC.


                                        By:   /s/ Kenneth Wyker
                                              ----------------------------------
                                              Name:  Kenneth Wyker
                                              Title: Senior Vice President